     As filed with the Securities and Exchange Commission on December __, 2000
                                                           Registration No. 333-
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                   ________
                                   Form S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                  ___________

     Hovnanian Enterprises, Inc.                K. Hovnanian Enterprises, Inc
    (Exact name of Registrant as                 (Exact name of Registrant as
      specified in its charter)                    specified in its charter)
              Delaware                                    New Jersey
                     (State or other jurisdiction of incorporation)
             22-1851059                                   22-2423583
                          (I.R.S. Employer Identification No.)
           10 Highway 35                                  10 Highway 35
            P.O. Box 500                                  P.O. Box 500
       Red Bank, New Jersey 07701                     Red Bank, New Jersey 07701
          (732) 747-7800                                   (732) 747-7800

                              __________________
                                 10 Highway 35
                                 P.O. Box 500
                          Red Bank, New Jersey 07701
                                (732) 747-7800
  (Address, including Zip Code, and Telephone Number, including Area Code, of
                   Registrant's principal executive offices)

                      SEE TABLE OF ADDITIONAL REGISTRANTS
                              __________________
                                J. Larry Sorsby
                          Hovnanian Enterprises, Inc.
                                 10 Highway 35
                                 P.O. Box 500
                          Red Bank, New Jersey 07701
                                (732) 747-7800
(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)
                                    _______
                                  Copies to:

     Peter S. Reinhart, Esq.             Vincent Pagano, Jr., Esq.
     Hovnanian Enterprises, Inc.         Simpson Thacher & Bartlett
     10 Highway 35                       425 Lexington avenue
     P.O. Box 500                        New York, New York 10017
     Red Bank, New Jersey                (212) 455-2000
     (732) 747-7800

                              __________________
Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this Registration Statement.

                              __________________
  If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
                              __________________
                        CALCULATION OF REGISTRATION FEE

========================================================================================================================
                                                                   Proposed         Proposed
              Title of                                              Maximum         Maximum              Amount of
           Securities to                          Amount to      Offering Price     Aggregate         Registration Fee
           be Registered                        be Registered     Per Unit (1)    Offering Price (1)         (2)
------------------------------------------------------------------------------------------------------------------------
10 1/2 % Senior Notes due 2007................   $150,000,000        100%          $150,000,000       $ 37,500
------------------------------------------------------------------------------------------------------------------------
Guarantees of 10 1/2 % Senior Notes due 2007..        (3)            (3)                 (3)                None
========================================================================================================================
       Total..................................   $150,000,000        100%          $150,000,000       $ 37,500
========================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee under Rule 457 of the Securities Act of 1933.
(2) The registration fee for the securities offered hereby has been calculated under Rule 457(f)(2) of the Securities Act.
(3) No consideration will be received for the guarantees.

   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

                        TABLE OF ADDITIONAL REGISTRANTS

                                                                      Address Including Zip Code,
                               State Or Other                            And Telephone Number
Exact Name Of Registrant      Jurisdiction Of     I.R.S. Employer      Including Area Code, Of
  As Specified In Its         Incorporation Or     Identification       Registrant's Principal
        Charter                 Organization           Number              Executive Offices
------------------------      ----------------    ---------------     ---------------------------------
K. Hovnanian at Hopewell      New Jersey          22-1732674          10 Highway 35, P.O. Box 500, Red
Ill, Inc.                                                             Bank, NJ 07701
                                                                      (732) 747-7800
Recreational Development      New Jersey          22-1757811          10 Highway 35, P.O. Box 500, Red
Corp., Inc.                                                           Bank, NJ 07701
                                                                      (732) 747-7800
Pine Brook Company, Inc.      New Jersey          22-1762833          10 Highway 35, P.O. Box 500, Red
                                                                      Bank, NJ 07701
                                                                      (732) 747-7800
K. Hovnanian at Bedminster,   New Jersey          22-1945452          10 Highway 35, P.O. Box 500, Red
Inc.                                                                  Bank, NJ 07701
                                                                      (732) 747-7800
K. Hovnanian at The Bluff,    New Jersey          22-1841019          10 Highway 35, P.O. Box 500, Red
Inc.                                                                  Bank, NJ 07701
                                                                      (732) 747-7800
K. Hovnanian at Atlantic      New Jersey          22-1945458          10 Highway 35, P.O. Box 500, Red
City, Inc.                                                            Bank, NJ 07701
                                                                      (732) 747-7800
Hovnanian Properties of       New Jersey          22-1945461          10 Highway 35, P.O. Box 500, Red
Atlantic County, Inc.                                                 Bank, NJ 07701
                                                                      (732) 747-7800
Montego Bay I Acquisition     Florida             22-1945488          10 Highway 35, P.O. Box 500, Red
Corp., Inc.                                                           Bank, NJ 07701
                                                                      (732) 747-7800
Pike Utilities, Inc.          Florida             59-1321247          10 Highway 35, P.O. Box 500, Red
                                                                      Bank, NJ 07701
                                                                      (732) 747-7800
Arrow Properties, Inc.        New Jersey          22-1945442          10 Highway 35, P.O. Box 500, Red
                                                                      Bank, NJ 07701
                                                                      (732) 747-7800
K. Hovnanian Real Estate      New Jersey          22-1945444          10 Highway 35, P.O. Box 500, Red
Investment, Inc.                                                      Bank, NJ 07701
                                                                      (732) 747-7800
Hovnanian Texas, Inc.         Texas               22-1945449          10 Highway 35, P.O. Box 500, Red
                                                                      Bank, NJ 07701
                                                                      (732) 747-7800
Landarama, Inc.               New Jersey          22-1978612          10 Highway 35, P.O. Box 500, Red
                                                                      Bank, NJ 07701
                                                                      (732) 747-7800
Tropical Service Builders,    Florida             59-1426699          10 Highway 35, P.O. Box 500, Red
Inc.                                                                  Bank, NJ 07701
                                                                      (732) 747-7800
Hovnanian Pennsylvania,       Pennsylvania        22-1097670          10 Highway 35, P.O. Box 500, Red
Inc.                                                                  Bank, NJ 07701
                                                                      (732) 747-7800
K. Hovnanian Properties of    New Jersey          22-2057909          10 Highway 35, P.O. Box 500, Red
North Brunswick V, Inc.                                               Bank, NJ 07701
                                                                      (732) 747-7800

                                                                      Address Including Zip Code,
                               State Or Other                            And Telephone Number
Exact Name Of Registrant      Jurisdiction Of     I.R.S. Employer      Including Area Code, Of
  As Specified In Its         Incorporation Or     Identification       Registrant's Principal
        Charter                 Organization           Number              Executive Offices
------------------------      ----------------    ---------------     ---------------------------------
K. Hovnanian at Mahwah        New Jersey          22-2246316          10 Highway 35, P.O. Box 500, Red
VIII, Inc.                                                            Bank, NJ 07701
                                                                      (732) 747-7800
K. Hovnanian at Wall          New Jersey          22-2262938          10 Highway 35, P.O. Box 500, Red
Township IV, Inc.                                                     Bank, NJ 07701
                                                                      (732) 747-7800
K. Hovnanian at               New Jersey          22-2343552          10 Highway 35, P.O. Box 500, Red
Montville, Inc.                                                       Bank, NJ 07701
                                                                      (732) 747-7800
Hovnanian of Palm Beach,      Florida             59-1973196          10 Highway 35, P.O. Box 500, Red
Inc.                                                                  Bank, NJ 07701
                                                                      (732) 747-7800
K. Hovnanian Companies of     Florida             22-2349530          10 Highway 35, P.O. Box 500, Red
Florida, Inc.                                                         Bank, NJ 07701
                                                                      (732) 747-7800
K. Hovnanian at Freehold      New Jersey          22-2348977          10 Highway 35, P.O. Box 500, Red
Township, Inc.                                                        Bank, NJ 07701
                                                                      (732) 747-7800
Hovnanian Properties of       Florida             22-2360970          10 Highway 35, P.O. Box 500, Red
Lake Worth, Inc.                                                      Bank, NJ 07701
                                                                      (732) 747-7800
K. Hovnanian Companies of     Pennsylvania        22-2390174          10 Highway 35, P.O. Box 500, Red
Pennsylvania, Inc.                                                    Bank, NJ 07701
                                                                      (732) 747-7800
K. Hovnanian Properties of    New Jersey          22-2380821          10 Highway 35, P.O. Box 500, Red
Hamilton, Inc.                                                        Bank, NJ 07701
                                                                      (732) 747-7800
K. Hovnanian at Scotch        New Jersey          22-2380821          10 Highway 35, P.O. Box 500, Red
Plains, Inc.                                                          Bank, NJ 07701
                                                                      (732) 747-7800
K. Hovnanian at Wayne IV,     New Jersey          22-2406468          10 Highway 35, P.O. Box 500, Red
Inc.                                                                  Bank, NJ 07701
                                                                      (732) 747-7800
Hovnanian Developments of     Florida             22-24166224         10 Highway 35, P.O. Box 500, Red
Florida, Inc.                                                         Bank, NJ 07701
                                                                      (732) 747-7800
Montego Bay II Acquisition    Florida             22-2416620          10 Highway 35, P.O. Box 500, Red
Corp., Inc.                                                           Bank, NJ 07701
                                                                      (732) 747-7800
Hovnanian of Palm Beach       Florida             22-2525727          10 Highway 35, P.O. Box 500, Red
VII, Inc.                                                             Bank, NJ 07701
                                                                      (732) 747-7800
K. Hovnanian at Wall          New Jersey          22-2422378          10 Highway 35, P.O. Box 500, Red
Township II, Inc.                                                     Bank, NJ 07701
                                                                      (732) 747-7800
Hovnanian of Palm Beach       Florida             22-2428059          10 Highway 35, P.O. Box 500, Red
IX, Inc.                                                              Bank, NJ 07701
                                                                      (732) 747-7800
Hovnanian at Tarpon Lakes     Florida             22-2436504          10 Highway 35, P.O. Box 500, Red
I, Inc.                                                               Bank, NJ 07701
                                                                      (732) 747-7800

                                                                      Address Including Zip Code,
                               State Or Other                            And Telephone Number
Exact Name Of Registrant      Jurisdiction Of     I.R.S. Employer      Including Area Code, Of
  As Specified In Its         Incorporation Or     Identification       Registrant's Principal
        Charter                 Organization           Number              Executive Offices
------------------------      ----------------    ---------------     ---------------------------------
K. Hovnanian Companies        New Jersey          22-2445216          10 Highway 35, P.O. Box 500, Red
Northeast, Inc.                                                       Bank, NJ 07701
                                                                      (732) 747-7800
Kings Grant Evesham Corp.     New Jersey          22-2445215          10 Highway 35, P.O. Box 500, Red
                                                                      Bank, NJ 07701
                                                                      (732) 747-7800
K. Hovnanian at Manalapan,    New Jersey          22-2442998          10 Highway 35, P.O. Box 500, Red
Inc.                                                                  Bank, NJ 07701
                                                                      (732) 747-7800
K. Hovnanian at Wall          New Jersey          22-2442914          10 Highway 35, P.O. Box 500, Red
Township, Inc.                                                        Bank, NJ 07701
                                                                      (732) 747-7800
K. Hovnanian at East          New Jersey          22-2459186          10 Highway 35, P.O. Box 500, Red
Brunswick VII, Inc.                                                   Bank, NJ 07701
                                                                      (732) 747-7800
K. Hovnanian Companies        New Jersey          22-2459186          10 Highway 35, P.O. Box 500, Red
of Central Jersey, Inc.                                               Bank, NJ 07701
                                                                      (732) 747-7800
Hovnanian of Palm Beach XI,   Florida             22-2457945          10 Highway 35, P.O. Box 500, Red
Inc.                                                                  Bank, NJ 07701
                                                                      (732) 747-7800
K. Hovnanian at South         New Jersey          22-2458485          10 Highway 35, P.O. Box 500, Red
Brunswick II, Inc.                                                    Bank, NJ 07701
                                                                      (732) 747-7800
K. Hovnanian at Lawrence      New Jersey          22-2571403          10 Highway 35, P.O. Box 500, Red
Square, Inc.                                                          Bank, NJ 07701
                                                                      (732) 747-7800
K. Hovnanian at Tarpon        Florida             22-2510592          10 Highway 35, P.O. Box 500, Red
Lakes III, Inc.                                                       Bank, NJ 07701
                                                                      (732) 747-7800
K. Hovnanian at Horizon       New Jersey          22-2500651          10 Highway 35, P.O. Box 500, Red
Heights, Inc.                                                         Bank, NJ 07701
                                                                      (732) 747-7800
K. Hovnanian at Reservoir     New Jersey          22-2510587          10 Highway 35, P.O. Box 500, Red
Ridge, Inc.                                                           Bank, NJ 07701
                                                                      (732) 747-7800
K. Hovnanian at Jersey City   New Jersey          22-2562961          10 Highway 35, P.O. Box 500, Red
I, Inc.                                                               Bank, NJ 07701
                                                                      (732) 747-7800
K. Hovnanian Investment       New Jersey          22-2541361          10 Highway 35, P.O. Box 500, Red
Properties of New                                                     Bank, NJ 07701
Jersey, Inc.                                                          (732) 747-7800

K. Hovnanian at Ft. Myers     Florida             22-2652958          10 Highway 35, P.O. Box 500, Red
I, Inc.                                                               Bank, NJ 07701
                                                                      (732) 747-7800
K. Hovnanian at Howell        New Jersey          22-2562956          10 Highway 35, P.O. Box 500, Red
Township II, Inc.                                                     Bank, NJ 07701
                                                                      (732) 747-7800
K. Hovnanian at Klockner      New Jersey          22-2572443          10 Highway 35, P.O. Box 500, Red
Farms, Inc.                                                           Bank, NJ 07701
                                                                      (732) 747-7800

                                                                                 Address Including Zip Code,
                                   State Or Other                                    And Telephone Number
 Exact Name Of Registrant         Jurisdiction Of       I.R.S. Employer            Including Area Code, Of
  As Specified In Its            Incorporation Or       Identification              Registrant's Principal
        Charter                    Organization             Number                    Executive Offices
----------------------------     ----------------      --------------        --------------------------------
K. Hovnanian at Jensen Beach,    Florida               22-2572443            10 Highway 35, P.O. Box 500, Red
Inc.                                                                         Bank, NJ 07701
                                                                             (732) 747-7800
Molly Pitcher Construction       New Jersey            22-2577062            10 Highway 35, P.O. Box 500, Red
Co., Inc.                                                                    Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian at Mahwah VII,      New Jersey            22-2592139            10 Highway 35, P.O. Box 500, Red
Inc.                                                                         Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian at Wayne III, Inc.  New Jersey            22-2607669            10 Highway 35, P.O. Box 500, Red
                                                                             Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian Properties of       New Jersey            22-2577062            10 Highway 35, P.O. Box 500, Red
East Brunswick II, Inc.                                                      Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian at Kings Grant I,   New Jersey            22-2601064            10 Highway 35, P.O. Box 500, Red
Inc.                                                                         Bank, NJ 07701
                                                                             (732) 747-7800
The New Fortis Corporation       North Carolina        56-1458833            10 Highway 35, P.O. Box 500, Red
                                                                             Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian at Clarkstown,      New York              22-2618176            10 Highway 35, P.O. Box 500, Red
Inc.                                                                         Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian Companies of New    New York              22-2618171            10 Highway 35, P.O. Box 500, Red
York, Inc.                                                                   Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian Developments of     New York              22-2626492            10 Highway 35, P.O. Box 500, Red
New York, Inc.                                                               Bank, NJ 07701
                                                                             (732) 747-7800
Dryer Associates, Inc.           New Jersey            22-2626494            10 Highway 35, P.O. Box 500, Red
                                                                             Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian at Pasco I, Inc.    Florida               22-2636392            10 Highway 35, P.O. Box 500, Red
                                                                             Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian at Lakewood, Inc.   New Jersey            22-2618178            10 Highway 35, P.O. Box 500, Red
                                                                             Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian at Martin Downs     Florida               22-2593811            10 Highway 35, P.O. Box 500, Red
II, Inc.                                                                     Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian Aviation, Inc.      Delaware              22-2627859            10 Highway 35, P.O. Box 500, Red
                                                                             Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian Investment          New Jersey            22-2627866            10 Highway 35, P.O. Box 500, Red
Properties, Inc.                                                             Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian at Ft. Myers II,    Florida               22-2636393            10 Highway 35, P.O. Box 500, Red
Inc.                                                                         Bank, NJ 07701
                                                                             (732) 747-7800

                                                                                 Address Including Zip Code,
                                   State Or Other                                    And Telephone Number
 Exact Name Of Registrant         Jurisdiction Of       I.R.S. Employer            Including Area Code, Of
  As Specified In Its            Incorporation Or       Identification              Registrant's Principal
        Charter                    Organization             Number                    Executive Offices
----------------------------     ----------------      --------------        --------------------------------
K. Hovnanian at Bernards II,     New Jersey            22-2643596            10 Highway 35, P.O. Box 500, Red
Inc.                                                                         Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian at South            New Jersey            22-2652530            10 Highway 35, P.O. Box 500, Red
Brunswick III, Inc.                                                          Bank, NJ 07701
                                                                             (732) 747-7800
Minerva Group, Inc.              New Jersey            22-2652839            10 Highway 35, P.O. Box 500, Red
                                                                             Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian Developments of     New Jersey            22-2664563            10 Highway 35, P.O. Box 500, Red
New Jersey, Inc.                                                             Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian at Bridgewater V,   New Jersey            22-2713924            10 Highway 35, P.O. Box 500, Red
Inc.                                                                         Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian at North            New Jersey            22-2788417            10 Highway 35, P.O. Box 500, Red
Brunswick II, Inc.                                                           Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian at                  New York              22-2717887            10 Highway 35, P.O. Box 500, Red
Washingtonville, Inc.                                                        Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian at Peekskill, Inc.  New York              22-2718071            10 Highway 35, P.O. Box 500, Red
                                                                             Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian at Newark I, Inc.   New Jersey            22-2722766            10 Highway 35, P.O. Box 500, Red
                                                                             Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian at Carmel, Inc.     New York              22-2749185            10 Highway 35, P.O. Box 500, Red
                                                                             Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian at East Windsor     New Jersey            22-2741139            10 Highway 35, P.O. Box 500, Red
I, Inc.                                                                      Bank, NJ 07701
                                                                             (732) 747-7800
Parthenon Group, Inc.            New Jersey            22-2748658            10 Highway 35, P.O. Box 500, Red
                                                                             Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian at Marlboro         New Jersey            22-2748659            10 Highway 35, P.O. Box 500, Red
Township II, Inc.                                                            Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian at Somerset III,    New Jersey            22-2748659            10 Highway 35, P.O. Box 500, Red
Inc.                                                                         Bank, NJ 07701
                                                                             (732) 747-7800
R.C.K. Community Management      New York              22-2758195            10 Highway 35, P.O. Box 500, Red
Co., Inc.                                                                    Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian at Montclair, NJ,   New Jersey            22-2759221            10 Highway 35, P.O. Box 500, Red
Inc.                                                                         Bank, NJ 07701
                                                                             (732) 747-7800

                                                                                 Address Including Zip Code,
                                   State Or Other                                    And Telephone Number
 Exact Name Of Registrant         Jurisdiction Of       I.R.S. Employer            Including Area Code, Of
  As Specified In Its            Incorporation Or       Identification              Registrant's Principal
        Charter                    Organization             Number                    Executive Offices
----------------------------     ----------------      --------------        --------------------------------
K. Hovnanian at East Brunswick   New Jersey            22-2809056            10 Highway 35, P.O. Box 500, Red
VI, Inc.                                                                     Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian at Hackettstown,    New Jersey            22-2765936            10 Highway 35, P.O. Box 500, Red
Inc.                                                                         Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian Companies of        North Carolina        22-2765939            10 Highway 35, P.O. Box 500, Red
North Carolina, Inc.                                                         Bank, NJ 07701
                                                                         (732) 747-7800
K. Hovnanian at Montville II,    New Jersey            22-2765937            10 Highway 35, P.O. Box 500, Red
Inc.                                                                         Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian at Wall Township    New Jersey            22-3434644            10 Highway 35, P.O. Box 500, Red
VII, Inc.                                                                    Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian at Bridgewater      New Jersey            22-2765938            10 Highway 35, P.O. Box 500, Red
II, Inc.                                                                     Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian at Merrimack, Inc.  New Hampshire         22-2821914            10 Highway 35, P.O. Box 500, Red
                                                                             Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian at Bernards III,    New Jersey            22-2774853            10 Highway 35, P.O. Box 500, Red
Inc.                                                                         Bank, NJ 07701
                                                                             (732) 747-7800
Eastern National Title           Florida               22-2774781            10 Highway 35, P.O. Box 500, Red
Insurance Agency, Inc.                                                       Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian at Wayne V, Inc.    New Jersey            22-2790299            10 Highway 35, P.O. Box 500, Red
                                                                             Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian at Pasco II, Inc.   Florida               22-2790300            10 Highway 35, P.O. Box 500, Red
                                                                             Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian at Delray Beach     Florida               22-2837106            10 Highway 35, P.O. Box 500, Red
II, Inc.                                                                     Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian at Branchburg I,    New Jersey            22-2790298            10 Highway 35, P.O. Box 500, Red
Inc.                                                                         Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian at Plainsboro II,   New Jersey            22-2790297            10 Highway 35, P.O. Box 500, Red
Inc.                                                                         Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian at Northern         New York                22-2814372          10 Highway 35, P.O. Box 500, Red
Westchester, Inc.                                                            Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian at Marlboro         New Jersey            22-2847875            10 Highway 35, P.O. Box 500, Red
Township, Inc.                                                               Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian at West Orange,     New Jersey            22-2820279            10 Highway 35, P.O. Box 500, Red
Inc.                                                                         Bank, NJ 07701
                                                                             (732) 747-7800

                                    State Or Other                                    And Telephone Number
  Exact Name Of Registrant         Jurisdiction Of       I.R.S. Employer            Including Area Code, Of
   As Specified In Its             Incorporation Or       Identification            Registrant's Principal
        Charter                      Organization             Number                   Executive Offices
---------------------------    ------------------------  ------------------    ----------------------------------
Eastern Title Agency, Inc.            New Jersey            22-2822803            10 Highway 35, P.O. Box 500, Red
                                                                                  Bank, NJ 07701
                                                                                  (732) 747-7800
K. Hovnanian Properties of            New Jersey            22-2869319            10 Highway 35, P.O. Box 500, Red
Franklin, Inc.                                                                    Bank, NJ 07701
                                                                                  (732) 747-7800
K. Hovnanian at Mahwah II, Inc.       New Jersey            22-2859315            10 Highway 35, P.O. Box 500, Red
                                                                                  Bank, NJ 07701
                                                                                  (732) 747-7800
New England Community                 New Hampshire         22-2870386            10 Highway 35, P.O. Box 500, Red
Management Company, Inc.                                                          Bank, NJ 07701
                                                                                  (732) 747-7800
K. Hovnanian at Howell                New Jersey            22-2859308            10 Highway 35, P.O. Box 500, Red
Township, Inc.                                                                    Bank, NJ 07701
                                                                                  (732) 747-7800
K. Hovnanian at South                 New Jersey            22-2859309            10 Highway 35, P.O. Box 500, Red
Brunswick IV, Inc.                                                                Bank, NJ 07701
                                                                                  (732) 747-7800
K. Hovnanian at Wall Township         New Jersey            22-2859303            10 Highway 35, P.O. Box 500, Red
VI, Inc.                                                                          Bank, NJ 07701
                                                                                  (732) 747-7800
K. Hovnanian Properties of            New Jersey            22-2859305            10 Highway 35, P.O. Box 500, Red
Piscataway, Inc.                                                                  Bank, NJ 07701
                                                                                  (732) 747-7800
K. Hovnanian at Mahwah V, Inc.        New Jersey            22-28068663           10 Highway 35, P.O. Box 500, Red
                                                                                  Bank, NJ 07701
                                                                                  (732) 747-7800
K. Hovnanian at Merrimack II,         New Hampshire         22-3003600            10 Highway 35, P.O. Box 500, Red
Inc.                                                                              Bank, NJ 07701
                                                                                  (732) 747-7800
K. Hovnanian at Newark Urban          New Jersey            22-2885748            10 Highway 35, P.O. Box 500, Red
Renewal Corporation I                                                             Bank, NJ 07701
                                                                                  (732) 747-7800
K. Hovnanian at Lawrence              Florida               22-2870382            10 Highway 35, P.O. Box 500, Red
Grove, Inc.                                                                       Bank, NJ 07701
                                                                                  (732) 747-7800
K. Hovnanian at Cedar Grove I,        New Jersey            22-2892342            10 Highway 35, P.O. Box 500, Red
Inc.                                                                              Bank, NJ 07701
                                                                                  (732) 747-7800
K. Hovnanian at Cedar Grove           New Jersey            22-2892341            10 Highway 35, P.O. Box 500, Red
II, Inc.                                                                          Bank, NJ 07701
                                                                                  (732) 747-7800
K. Hovnanian at North                 New Jersey            22-2892493            10 Highway 35, P.O. Box 500, Red
Brunswick III, Inc.                                                               Bank, NJ 07701
                                                                                  (732) 747-7800
K. Hovnanian at Jersey City           New Jersey            22-2935352            10 Highway 35, P.O. Box 500, Red
II, Inc.                                                                          Bank, NJ 07701
                                                                                  (732) 747-7800
K. Hovnanian at Burlington,           New Jersey            22-2949611            10 Highway 35, P.O. Box 500, Red
Inc.                                                                              Bank, NJ 07701
                                                                                  (732) 747-7800

                                                                                  Address Including Zip Code,
                                    State Or Other                                    And Telephone Number
  Exact Name Of Registrant         Jurisdiction Of       I.R.S. Employer            Including Area Code, Of
   As Specified In Its             Incorporation Or       Identification            Registrant's Principal
        Charter                      Organization             Number                   Executive Offices
---------------------------   -------------------------  ------------------    ----------------------------------
K. Hovnanian at South                  New Jersey            22-2937570            10 Highway 35, P.O. Box 500, Red
Brunswick V., Inc.                                                                 Bank, NJ 07701
                                                                                   (732) 747-7800
K. Hovnanian at Half Moon Bay,         Florida               22-2915380            10 Highway 35, P.O. Box 500, Red
Inc.                                                                               Bank, NJ 07701
                                                                                   (732) 747-7800
K. Hovnanian at Jacksonville           Florida               22-2914590            10 Highway 35, P.O. Box 500, Red
II, Inc.                                                                           Bank, NJ 07701
                                                                                   (732) 747-7800
K. Hovnanian at Branchburg II,         New Jersey            22-2926245            10 Highway 35, P.O. Box 500, Red
Inc.                                                                               Bank, NJ 07701
                                                                                   (732) 747-7800
K. Hovnanian at Embassy Lakes,         Florida               22-2920201            10 Highway 35, P.O. Box 500, Red
Inc.                                                                               Bank, NJ 07701
                                                                                   (732) 747-7800
K. Hovnanian at The Reserve at         New Jersey            22-2934223            10 Highway 35, P.O. Box 500, Red
Medford, Inc.                                                                      Bank, NJ 07701
                                                                                   (732) 747-7800
K. Hovnanian at Branchburg             New Jersey            22-2961099            10 Highway 35, P.O. Box 500, Red
III, Inc.                                                                          Bank, NJ 07701
                                                                                   (732) 747-7800
K. Hovnanian at Lower Saucon,          Pennsylvania          22-2961090            10 Highway 35, P.O. Box 500, Red
Inc.                                                                               Bank, NJ 07701
                                                                                   (732) 747-7800
Jersey City Danforth CSO, Inc.         New Jersey            22-2976939            10 Highway 35, P.O. Box 500, Red
                                                                                   Bank, NJ 07701
                                                                                   (732) 747-7800
K. Hovnanian at East Windsor           New Jersey            22-2974415            10 Highway 35, P.O. Box 500, Red
II, Inc.                                                                           Bank, NJ 07701
                                                                                   (732) 747-7800
K. Hovnanian at Marlboro               New Jersey            22-3027961            10 Highway 35, P.O. Box 500, Red
Township III, Inc.                                                                 Bank, NJ 07701
                                                                                   (732) 747-7800
K. Hovnanian at Newark Urban           New Jersey            22-3027956            10 Highway 35, P.O. Box 500, Red
Renewal Corp. III, Inc.                                                            Bank, NJ 07701
                                                                                   (732) 747-7800
K. Hovnanian at Somerset VIII,         New Jersey            22-2998840            10 Highway 35, P.O. Box 500, Red
Inc.                                                                               Bank, NJ 07701
                                                                                   (732) 747-7800
K. Hovnanian at Readington,            New Jersey            22-3002434            10 Highway 35, P.O. Box 500, Red
Inc.                                                                               Bank, NJ 07701
                                                                                   (732) 747-7800
K. Hovnanian at Hopewell I,            New Jersey            22-3027962            10 Highway 35, P.O. Box 500, Red
Inc.                                                                               Bank, NJ 07701
                                                                                   (732) 747-7800
K. Hovnanian at Newark Urban           New Jersey            22-3027957            10 Highway 35, P.O. Box 500, Red
Renewal Corp. IV, Inc.                                                             Bank, NJ 07701
                                                                                   (732) 747-7800
K. Hovnanian at Newark Urban           New Jersey            22-3027960            10 Highway 35, P.O. Box 500, Red
Renewal Corp. V, Inc.                                                              Bank, NJ 07701
                                                                                   (732) 747-7800

                                                                                  Address Including Zip Code,
                                    State Or Other                                    And Telephone Number
  Exact Name Of Registrant         Jurisdiction Of       I.R.S. Employer            Including Area Code, Of
   As Specified In Its             Incorporation Or       Identification            Registrant's Principal
        Charter                      Organization             Number                   Executive Offices
---------------------------   -------------------------  ------------------    ----------------------------------
K. Hovnanian at Plainsboro              New Jersey            22-3027955            10 Highway 35, P.O. Box 500, Red
III, Inc.                                                                           Bank, NJ 07701
                                                                                    (732) 747-7800
K. Hovnanian at Mahwah IV, Inc.         New Jersey            22-3015286            10 Highway 35, P.O. Box 500, Red
                                                                                    Bank, NJ 07701
                                                                                    (732) 747-7800
K. Hovnanian at Pompano Beach,          Florida               22-3011835            10 Highway 35, P.O. Box 500, Red
Inc.                                                                                Bank, NJ 07701
                                                                                    (732) 747-7800
K. Hovnanian at Jersey City             New Jersey            22-3016528            10 Highway 35, P.O. Box 500, Red
III, Inc.                                                                           Bank, NJ 07701
                                                                                    (732) 747-7800
K. Hovnanian Properties of              New Jersey            22-3017267            10 Highway 35, P.O. Box 500, Red
Newark Urban Renewal                                                                Bank, NJ 07701
Corporation, Inc.                                                                   (732) 747-7800

K. Hovnanian at North                   New Jersey            22-3036037            10 Highway 35, P.O. Box 500, Red
Brunswick IV, Inc.                                                                  Bank, NJ 07701
                                                                                    (732) 747-7800
K. Hovnanian at Bridgewater             New Jersey            22-4049666            10 Highway 35, P.O. Box 500, Red
IV, Inc.                                                                            Bank, NJ 07701
                                                                                    (732) 747-7800
K. Hovnanian at South                   New Jersey            22-3039668            10 Highway 35, P.O. Box 500, Red
Brunswick, Inc.                                                                     Bank, NJ 07701
                                                                                    (732) 747-7800
K. Hovnanian at Perkiomen I,            Pennsylvania          22-3094743            10 Highway 35, P.O. Box 500, Red
Inc.                                                                                Bank, NJ 07701
                                                                                    (732) 747-7800
K. Hovnanian at Valleybrook,            New Jersey            22-3057022            10 Highway 35, P.O. Box 500, Red
Inc.                                                                                Bank, NJ 07701
                                                                                    (732) 747-7800
K. Hovnanian at Ocean                   New Jersey            22-3094742            10 Highway 35, P.O. Box 500, Red
Township, Inc.                                                                      Bank, NJ 07701
                                                                                    (732) 747-7800
K. Hovnanian at Plainsboro I,           New Jersey            22-30645323           10 Highway 35, P.O. Box 500, Red
Inc.                                                                                Bank, NJ 07701
                                                                                    (732) 747-7800
K. Hovnanian Real Estate of             Florida               65-0215569            10 Highway 35, P.O. Box 500, Red
Florida, Inc.                                                                       Bank, NJ 07701
                                                                                    (732) 747-7800
Western Financial Services,             Florida               65-0224445            10 Highway 35, P.O. Box 500, Red
Inc.                                                                                Bank, NJ 07701
                                                                                    (732) 747-7800
K. Hovnanian at Wayne, Inc.             New Jersey            22-3085521            10 Highway 35, P.O. Box 500, Red
                                                                                    Bank, NJ 07701
                                                                                    (732) 747-7800
K. Hovnanian Properties of Red          New Jersey            22-3092532            10 Highway 35, P.O. Box 500, Red
Bank, Inc.                                                                          Bank, NJ 07701
                                                                                    (732) 747-7800
K. Hovnanian at Hanover, Inc.           New Jersey            22-3133218            10 Highway 35, P.O. Box 500, Red
                                                                                    Bank, NJ 07701
                                                                                    (732) 747-7800

                                                                               Address Including Zip Code,
 Exact Name Of Registrant      State Or Other                                     And Telephone Number
            As                 Jurisdiction Of       I.R.S. Employer             Including Area Code, Of
     Specified In Its         Incorporation Or        Identification             Registrant's Principal
         Charter                Organization              Number                    Executive Offices
-------------------------  --------------------  ----------------------- -------------------------------------
K. Hovnanian at Lake             Florida               22-3133152            10 Highway 35, P.O. Box 500, Red
Charleston, Inc.                                                             Bank, NJ 07701
                                                                             (732) 747-7800
New K. Hovnanian Developments    Florida               58-2003324            10 Highway 35, P.O. Box 500, Red
of Florida, Inc.                                                             Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian Companies of        Virginia              22-3169584            10 Highway 35, P.O. Box 500, Red
Metro Washington, Inc.                                                       Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian at Montgomery I,    Pennsylvania          22-3165601            10 Highway 35, P.O. Box 500, Red
Inc.                                                                         Bank, NJ 07701
                                                                             (732) 747-7800
EXC, Inc.                        Delaware              22-3178077            10 Highway 35, P.O. Box 500, Red
                                                                             Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian Developments of     Virginia              22-3188615            10 Highway 35, P.O. Box 500, Red
Metro Washington, Inc.                                                       Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian at Ashburn          Virginia              22-3178078            10 Highway 35, P.O. Box 500, Red
Village, Inc.                                                                Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian at Woodmont, Inc.   Virginia              52-1785667            10 Highway 35, P.O. Box 500, Red
                                                                             Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian at Fairway Views,   Florida               22-3188598            10 Highway 35, P.O. Box 500, Red
Inc.                                                                         Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian at Carolina         Florida               22-3188607            10 Highway 35, P.O. Box 500, Red
Country Club I, Inc.                                                         Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian at Chapel Trail,    Florida               22-3188602            10 Highway 35, P.O. Box 500, Red
Inc.                                                                         Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian Treasure Coast,     Florida               22-3188616            10 Highway 35, P.O. Box 500, Red
Inc.                                                                         Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian at Upper Merion,    Pennsylvania          22-3188608            10 Highway 35, P.O. Box 500, Red
Inc.                                                                         Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian at Mahwah VI, Inc.  New Jersey            22-3188612            10 Highway 35, P.O. Box 500, Red
                                                                             Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian at Medford I, Inc.  New Jersey            22-3188613            10 Highway 35, P.O. Box 500, Red
                                                                             Bank, NJ 07701
                                                                             (732) 747-7800
K. Hov International, Inc.       New Jersey            22-3188610            10 Highway 35, P.O. Box 500, Red
                                                                             Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian at Montclair, Inc.  Virginia              22-3188614            10 Highway 35, P.O. Box 500, Red
                                                                             Bank, NJ 07701
                                                                             (732) 747-7800

                                                                               Address Including Zip Code,
 Exact Name Of Registrant      State Or Other                                     And Telephone Number
            As                 Jurisdiction Of       I.R.S. Employer             Including Area Code, Of
     Specified In Its         Incorporation Or        Identification             Registrant's Principal
         Charter                Organization              Number                    Executive Offices
-------------------------  --------------------  ----------------------- -------------------------------------
K. Hovnanian at Bull Run, Inc.   Virginia              22-3192910            10 Highway 35, P.O. Box 500, Red
                                                                             Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian at Sully Station,   Virginia              22-3188746            10 Highway 35, P.O. Box 500, Red
Inc.                                                                         Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian at Spring Ridge,    New Jersey            22-3192909            10 Highway 35, P.O. Box 500, Red
Inc.                                                                         Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian Marine, Inc.        New Jersey            22-3196910            10 Highway 35, P.O. Box 500, Red
                                                                             Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian at River Oaks,      Virginia              22-3199603            10 Highway 35, P.O. Box 500, Red
Inc.                                                                         Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian at Holly Crest,     Virginia              22-3214275            10 Highway 35, P.O. Box 500, Red
Inc.                                                                         Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian Properties of       New Jersey            22-3219172            10 Highway 35, P.O. Box 500, Red
Route 35, Inc.                                                               Bank, NJ 07701
                                                                             (732) 747-7800
Stonebrook Homes, Inc.           California            33-0553884            10 Highway 35, P.O. Box 500, Red
                                                                             Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian at Winston          Florida               22-3219184            10 Highway 35, P.O. Box 500, Red
Trails, Inc.                                                                 Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian at Lakes of Boca    Florida               22-3230729            10 Highway 35, P.O. Box 500, Red
Raton, Inc.                                                                  Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian at Lake             Florida               22-3240225            10 Highway 35, P.O. Box 500, Red
Charleston II, Inc.                                                          Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian at Lake             Florida               22-3240226            10 Highway 35, P.O. Box 500, Red
Charleston III, Inc.                                                         Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian at Bridgewater      New Jersey            22-3243298            10 Highway 35, P.O. Box 500, Red
VI, Inc.                                                                     Bank, NJ 07701
                                                                             (732) 747-7800
KHIPE, Inc.                      New Jersey            22-3244134            10 Highway 35, P.O. Box 500, Red
                                                                             Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian at Fair Lakes,      Virginia              22-3249049            10 Highway 35, P.O. Box 500, Red
Inc.                                                                         Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian at Carolina         Florida               22-3247085            10 Highway 35, P.O. Box 500, Red
Country Club II, Inc.                                                        Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian at Valleybrook      New Jersey            22-3252533            10 Highway 35, P.O. Box 500, Red
II, Inc.                                                                     Bank, NJ 07701
                                                                             (732) 747-7800

                                                                               Address Including Zip Code,
 Exact Name Of Registrant      State Or Other                                     And Telephone Number
            As                 Jurisdiction Of       I.R.S. Employer             Including Area Code, Of
     Specified In Its         Incorporation Or        Identification             Registrant's Principal
         Charter                Organization              Number                    Executive Offices
-------------------------  --------------------  ----------------------- -------------------------------------
K. Hovnanian at Park Ridge,      Virginia              22-3253530            10 Highway 35, P.O. Box 500, Red
Inc.                                                                         Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian at Belmont, Inc.    Virginia              22-3253529            10 Highway 35, P.O. Box 500, Red
                                                                             Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian at Winston Trails   Florida               22-3263586            10 Highway 35, P.O. Box 500, Red
II, Inc.                                                                     Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian Fair Lakes Glen,    Virginia              22-3261224            10 Highway 35, P.O. Box 500, Red
Inc.                                                                         Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian at Pembroke         Florida               22-3273708            10 Highway 35, P.O. Box 500, Red
Shores, Inc.                                                                 Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian at Carolina         Florida               22-3273706            10 Highway 35, P.O. Box 500, Red
Country Club III, Inc.                                                       Bank, NJ 07701
                                                                             (732) 747-7800
Governor's Abstract Co., Inc.    Pennsylvania          22-3278556            10 Highway 35, P.O. Box 500, Red
                                                                             Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian at Coconut Creek,   Florida               22-3275859            10 Highway 35, P.O. Box 500, Red
Inc.                                                                         Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian at Polo Trace,      Florida               22-3284165            10 Highway 35, P.O. Box 500, Red
Inc.                                                                         Bank, NJ 07701
                                                                             (732) 747-7800
Founders Title Agency, Inc.      Virginia              22-3293533            10 Highway 35, P.O. Box 500, Red
                                                                             Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian at Bernards IV,     New Jersey            22-3292171            10 Highway 35, P.O. Box 500, Red
Inc.                                                                         Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian at Perkiomen II,    Pennsylvania          22-3301197            10 Highway 35, P.O. Box 500, Red
Inc.                                                                         Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian at Wayne II, Inc.   New Jersey            22-3301196            10 Highway 35, P.O. Box 500, Red
                                                                             Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian at Upper            Pennsylvania          22-3302321            10 Highway 35, P.O. Box 500, Red
Makefield I, Inc.                                                            Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian Companies of        California            22-3301757            10 Highway 35, P.O. Box 500, Red
California, Inc.                                                             Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian at Terraza, Inc.    California            22-3303807            10 Highway 35, P.O. Box 500, Red
                                                                             Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian Developments of     California            22-3303806            10 Highway 35, P.O. Box 500, Red
California, Inc.                                                             Bank, NJ 07701
                                                                             (732) 747-7800

                                                                            Address Including Zip Code,
                                  State Or Other                                And Telephone Number
Exact Name Of Registrant         Jurisdiction Of      I.R.S. Employer         Including Area Code, Of
  As Specified In Its            Incorporation Or     Identification          Registrant's Principal
        Charter                    Organization           Number                 Executive Offices
------------------------------   ----------------     ---------------     ----------------------------------
KHC Acquisition, Inc.             California            22-3303802        10 Highway 35, P.O. Box 500, Red
                                                                          Bank, NJ 07701
                                                                          (732) 747-7800
K. Hovnanian at Stuart Road,      Virginia              22-3312918        10 Highway 35, P.O. Box 500, Red
Inc.                                                                      Bank, NJ 07701
                                                                          (732) 747-7800
K. Hovnanian at Highland          California            22-3309241        10 Highway 35, P.O. Box 500, Red
Vineyards, Inc.                                                           Bank, NJ 07701
                                                                          (732) 747-7800
K. Hovnanian at Ballantrae,       Florida               22-3309139        10 Highway 35, P.O. Box 500, Red
Inc.                                                                      Bank, NJ 07701
                                                                          (732) 747-7800
Ballantrae Home Sales, Inc.       Florida               22-3312524        10 Highway 35, P.O. Box 500, Red
                                                                          Bank, NJ 07701
                                                                          (732) 747-7800
K. Hovnanian Companies at         California            22-3312525        10 Highway 35, P.O. Box 500, Red
Wildrose, Inc.                                                            Bank, NJ 07701
                                                                          (732) 747-7800
K. Hovnanian at Greenbrook,       New Jersey            22-3415873        10 Highway 35, P.O. Box 500, Red
Inc.                                                                      Bank, NJ 07701
                                                                          (732) 747-7800
K. Hovnanian at Hunter            Virginia              22-3321100        10 Highway 35, P.O. Box 500, Red
Estates, Inc.                                                             Bank, NJ 07701
                                                                          (732) 747-7800
K. Hovnanian at Carmel Del        California            22-3320550        10 Highway 35, P.O. Box 500, Red
mar, Inc.                                                                 Bank, NJ 07701
                                                                          (732) 747-7800
K. Hovnanian at Vail Ranch,       California            22-3320537        10 Highway 35, P.O. Box 500, Red
Inc.                                                                      Bank, NJ 07701
                                                                          (732) 747-7800
K. Hovnanian at Princeton, Inc.   New Jersey            22-3322125        10 Highway 35, P.O. Box 500, Red
                                                                          Bank, NJ 07701
                                                                          (732) 747-7800
K. Hovnanian at Raritan I, Inc.   New Jersey            22-3326386        10 Highway 35, P.O. Box 500, Red
                                                                          Bank, NJ 07701
                                                                          (732) 747-7800
K. Hovnanian at Calabria, Inc.    California            22-3324654        10 Highway 35, P.O. Box 500, Red
                                                                          Bank, NJ 07701
                                                                          (732) 747-7800
K. Hovnanian at Seneca            Maryland              22-3331047        10 Highway 35, P.O. Box 500, Red
Crossing, Inc.                                                            Bank, NJ 07701
                                                                          (732) 747-7800
K. Hovnanian Companies of         Maryland              22-3331050        10 Highway 35, P.O. Box 500, Red
Maryland, Inc.                                                            Bank, NJ 07701
                                                                          (732) 747-7800
K. Hovnanian Developments of      Maryland              22-3331045        10 Highway 35, P.O. Box 500, Red
Maryland, Inc.                                                            Bank, NJ 07701
                                                                          (732) 747-7800
K. Hovnanian at Exeter Hills,     Virginia              22-3331043        10 Highway 35, P.O. Box 500, Red
Inc.                                                                      Bank, NJ 07701
                                                                          (732) 747-7800

                                                                            Address Including Zip Code,
                                 State Or Other                                And Telephone Number
Exact Name Of Registrant        Jurisdiction Of      I.R.S. Employer         Including Area Code, Of
  As Specified In Its           Incorporation Or     Identification          Registrant's Principal
        Charter                   Organization           Number                 Executive Offices
------------------------------  ----------------     ---------------     ----------------------------------
K. Hovnanian Florida Region,     Florida               22-3331674        10 Highway 35, P.O. Box 500, Red
Inc.                                                                     Bank, NJ 07701
                                                                         (732) 747-7800
K. Hovnanian Southeast           Florida               22-3331675        10 Highway 35, P.O. Box 500, Red
Florida, Inc.                                                            Bank, NJ 07701
                                                                         (732) 747-7800
K. Hovnanian at Berlin, Inc.     New Jersey            22-3330582        10 Highway 35, P.O. Box 500, Red
                                                                         Bank, NJ 07701
                                                                         (732) 747-7800
K. Hovnanian at East Brunswick   New Jersey            22-3330584        10 Highway 35, P.O. Box 500, Red
VI, Inc.                                                                 Bank, NJ 07701
                                                                         (732) 747-7800
K. Hovnanian at Bedminster II,   New Hampshire         22-3331038        10 Highway 35, P.O. Box 500, Red
Inc.                                                                     Bank, NJ 07701
                                                                         (732) 747-7800
K. Hovnanian at Inverrary I,     Florida               22-3332195        10 Highway 35, P.O. Box 500, Red
Inc.                                                                     Bank, NJ 07701
                                                                         (732) 747-7800
K. Hovnanian at Mahwah IX, Inc.  New Jersey            22-3337896        10 Highway 35, P.O. Box 500, Red
                                                                         Bank, NJ 07701
                                                                         (732) 747-7800
K. Hovnanian at Northlake, Inc.  California            22-3336696        10 Highway 35, P.O. Box 500, Red
                                                                         Bank, NJ 07701
                                                                         (732) 747-7800
K. Hovnanian at Hopewell IV,     New Jersey            22-3345622        10 Highway 35, P.O. Box 500, Red
Inc.                                                                     Bank, NJ 07701
                                                                         (732) 747-7800
K. Hovnanian at Locust Grove     New Jersey            22-3359254        10 Highway 35, P.O. Box 500, Red
I, Inc.                                                                  Bank, NJ 07701
                                                                         (732) 747-7800
K. Hovnanian at Castile, Inc.    California            22-3356308        10 Highway 35, P.O. Box 500, Red
                                                                         Bank, NJ 07701
                                                                         (732) 747-7800
K. Hovnanian at Tierrasanta,     California            22-3351875        10 Highway 35, P.O. Box 500, Red
Inc.                                                                     Bank, NJ 07701
                                                                         (732) 747-7800
K. Hovnanian at Preston, Inc.    Maryland              22-3367625        10 Highway 35, P.O. Box 500, Red
                                                                         Bank, NJ 07701
                                                                         (732) 747-7800
K. Hovnanian at Bernards III,    New Jersey            22-3356307        10 Highway 35, P.O. Box 500, Red
Inc.                                                                     Bank, NJ 07701
                                                                         (732) 747-7800
K. Hovnanian at Wayne VI, Inc.   New Jersey            22-3367624        10 Highway 35, P.O. Box 500, Red
                                                                         Bank, NJ 07701
                                                                         (732) 747-7800
K. Hovnanian Properties of       New Jersey            22-3360859        10 Highway 35, P.O. Box 500, Red
North Center Drive, Inc.                                                 Bank, NJ 07701
                                                                         (732) 747-7800
Ballantrae Development Corp.     Florida               22-3366681        10 Highway 35, P.O. Box 500, Red
                                                                         Bank, NJ 07701
                                                                         (732) 747-7800

                                                                           Address Including Zip Code,
                                 State Or Other                               And Telephone Number
Exact Name Of Registrant        Jurisdiction Of      I.R.S. Employer        Including Area Code, Of
  As Specified In Its           Incorporation Or     Identification         Registrant's Principal
        Charter                   Organization           Number                Executive Offices
------------------------------  ----------------     ---------------    ----------------------------------
K. Hovnanian at La Trovata,      California            22-3369099       10 Highway 35, P.O. Box 500, Red
Inc.                                                                    Bank, NJ 07701
                                                                        (732) 747-7800
K. Hovnanian at Rancho           California            22-3369102       10 Highway 35, P.O. Box 500, Red
Cristianitos, Inc.                                                      Bank, NJ 07701
                                                                        (732) 747-7800
K. Hovnanian at Tannery Hill,    New Jersey            22-3396608       10 Highway 35, P.O. Box 500, Red
Inc.                                                                    Bank, NJ 07701
                                                                        (732) 747-7800
K. Hovnanian Properties of       New Jersey            22-3406661       10 Highway 35, P.O. Box 500, Red
N.B. Theatre, Inc.                                                      Bank, NJ 07701
                                                                        (732) 747-7800
K. Hovnanian at Crystal          New Jersey            22-3406656       10 Highway 35, P.O. Box 500, Red
Springs, Inc.                                                           Bank, NJ 07701
                                                                        (732) 747-7800
K. Hovnanian at The Cedars,      New Jersey            22-3406664       10 Highway 35, P.O. Box 500, Red
Inc.                                                                    Bank, NJ 07701
                                                                        (732) 747-7800
K. Hovnanian Construction        New Jersey            22-3406668       10 Highway 35, P.O. Box 500, Red
Management, Inc.                                                        Bank, NJ 07701
                                                                        (732) 747-7800
K. Hovnanian Acquisitions, Inc.  New Jersey            22-3406671       10 Highway 35, P.O. Box 500, Red
                                                                        Bank, NJ 07701
                                                                        (732) 747-7800
K. Hovnanian at Burlington II,   New Jersey            22-3407458       10 Highway 35, P.O. Box 500, Red
Inc.                                                                    Bank, NJ 07701
                                                                        (732) 747-7800
K. Hovnanian at Burlington       New Jersey            22-3412130       10 Highway 35, P.O. Box 500, Red
III, Inc.                                                               Bank, NJ 07701
                                                                        (732) 747-7800
K. Hovnanian at Ballantrae       Florida               22-309425        10 Highway 35, P.O. Box 500, Red
Estates, Inc.                                                           Bank, NJ 07701
                                                                        (732) 747-7800
K. Hovnanian at Smithville,      New Jersey            22-3418731       10 Highway 35, P.O. Box 500, Red
Inc.                                                                    Bank, NJ 07701
                                                                        (732) 747-7800
K. Hovnanian at Jefferson, Inc.  New Jersey            22-3427233       10 Highway 35, P.O. Box 500, Red
                                                                        Bank, NJ 07701
                                                                        (732) 747-7800
K. Hovnanian at Upper Freehold   New Jersey            22-3421542       10 Highway 35, P.O. Box 500, Red
Township I, Inc.                                                        Bank, NJ 07701
                                                                        (732) 747-7800
K. Hovnanian at Hershey's        Pennsylvania          22-3445102       10 Highway 35, P.O. Box 500, Red
Mill, Inc.                                                              Bank, NJ 07701
                                                                        (732) 747-7800
K. Hovnanian at Dominion         Virginia              22-3433318       10 Highway 35, P.O. Box 500, Red
Ridge, Inc.                                                             Bank, NJ 07701
                                                                        (732) 747-7800
K. Hovnanian at Port Imperial    New Jersey            22-3450185       10 Highway 35, P.O. Box 500, Red
North, Inc.                                                             Bank, NJ 07701
                                                                        (732) 747-7800

                                                                                 Address Including Zip Code,
                                 State Or Other                                     And Telephone Number
Exact Name Of Registrant         Jurisdiction Of      I.R.S Employer             Including Area Code, Of
  As Specified In Its            Incorporation Or     Identification               Registrant's Principal
        Charter                    Organization           Number                     Executive Offices
------------------------------   ----------------    ----------------      -----------------------------------
K. Hovnanian at Union Township   New Jersey            22-3464497            10 Highway 35, P.O. Box 500, Red
I, Inc.                                                                      Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian at East Brunswick   New Jersey            22-2776654            10 Highway 35, P.O. Box 500, Red
VIII, Inc.                                                                   Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian at Manalapan II,    New Jersey            22-2765935            10 Highway 35, P.O. Box 500, Red
Inc.                                                                         Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian at Hopewell V,      New Jersey            22-3464499            10 Highway 35, P.O. Box 500, Red
Inc.                                                                         Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian at Hopewell VI,     New Jersey            22-3465709            10 Highway 35, P.O. Box 500, Red
Inc.                                                                         Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian at Cameron Chase,   Virginia              22-3459993            10 Highway 35, P.O. Box 500, Red
Inc.                                                                         Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian at Thornbury, Inc.  Pennsylvania          22-3462983            10 Highway 35, P.O. Box 500, Red
                                                                             Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian at Wayne VII, Inc.  New Jersey            22-3464498            10 Highway 35, P.O. Box 500, Red
                                                                             Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian Scotch Plains II,   New Jersey            22-3464496            10 Highway 35, P.O. Box 500, Red
Inc.                                                                         Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian at Marlboro         New Jersey            22-3467252            10 Highway 35, P.O. Box 500, Red
Township IV, Inc.                                                            Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian Port Imperial       New Jersey            22-3471929            10 Highway 35, P.O. Box 500, Red
Urban Renewal, Inc.                                                          Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian at East Whiteland   Pennsylvania          22-3483220            10 Highway 35, P.O. Box 500, Red
I, Inc.                                                                      Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian at Stonegate, Inc.  Virginia              22-3481223            10 Highway 35, P.O. Box 500, Red
                                                                             Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian at Crestline, Inc.  California            22-3493450            10 Highway 35, P.O. Box 500, Red
                                                                             Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian at San Sevaine,     California            22-3493454            10 Highway 35, P.O. Box 500, Red
Inc.                                                                         Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian at Sycamore, Inc.   California            22-3493456            10 Highway 35, P.O. Box 500, Red
                                                                             Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian Companies of        California            22-3493449            10 Highway 35, P.O. Box 500, Red
Southern California, Inc.                                                    Bank, NJ 07701
                                                                             (732) 747-7800

                                                                                 Address Including Zip Code,
                                 State Or Other                                     And Telephone Number
Exact Name Of Registrant         Jurisdiction Of      I.R.S Employer             Including Area Code, Of
  As Specified In Its            Incorporation Or     Identification               Registrant's Principal
        Charter                    Organization           Number                     Executive Offices
------------------------------   ----------------    ----------------      -----------------------------------
K. Hovnanian at Smithville II,   New Jersey            22-2776387            10 Highway 35, P.O. Box 500, Red
Inc.                                                                         Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian at Stony Point,     New York              22-2758195            10 Highway 35, P.O. Box 500, Red
Inc.                                                                         Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian at Stone Canyon,    California            22-3512641            10 Highway 35, P.O. Box 500, Red
Inc.                                                                         Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian at Tuxedo, Inc.     New York              22-3516266            10 Highway 35, P.O. Box 500, Red
                                                                             Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian at Bridgeport,      California            22-3547807            10 Highway 35, P.O. Box 500, Red
Inc.                                                                         Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian at Saratoga, Inc.   California            22-3657806            10 Highway 35, P.O. Box 500, Red
                                                                             Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian at Chaparral, Inc.  California            22-3565730            10 Highway 35, P.O. Box 500, Red
                                                                             Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian at Ocean Walk,      California            22-3565732            10 Highway 35, P.O. Box 500, Red
Inc.                                                                         Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian at Lower Saugon     Pennsylvania          22-3602924            10 Highway 35, P.O. Box 500, Red
II, Inc.                                                                     Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian at Stonegate, Inc.  California            22-3582033            10 Highway 35, P.O. Box 500, Red
                                                                             Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian at Barrington,      Virginia              22-3583846            10 Highway 35, P.O. Box 500, Red
Inc.                                                                         Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian at Hampton Oaks,    Virginia              22-3583845            10 Highway 35, P.O. Box 500, Red
Inc.                                                                         Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian at P.C. Homes,      Virginia              22-3583847            10 Highway 35, P.O. Box 500, Red
Inc.                                                                         Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian at P.C.             Virginia              22-3583840            10 Highway 35, P.O. Box 500, Red
Properties, Inc.                                                             Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian at Summerwood,      Virginia              22-3583842            10 Highway 35, P.O. Box 500, Red
Inc.                                                                         Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian at The Glen         Virginia              22-3618411            10 Highway 35, P.O. Box 500, Red
                                                                             Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian's Four Seasons of   Florida               22-3618584            10 Highway 35, P.O. Box 500, Red
the Palm Beaches, Inc.                                                       Bank, NJ 07701
                                                                             (732) 747-7800

                                                                                 Address Including Zip Code,
                                 State Or Other                                     And Telephone Number
Exact Name Of Registrant         Jurisdiction Of      I.R.S Employer             Including Area Code, Of
  As Specified In Its            Incorporation Or     Identification               Registrant's Principal
        Charter                    Organization           Number                     Executive Offices
------------------------------   ----------------    ----------------      -----------------------------------
K. Hovnanian at Wall Township    New Jersey            22-3434643            10 Highway 35, P.O. Box 500, Red
VIII, Inc.                                                                   Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian at North Jersey     New Jersey            22-3556344            10 Highway 35, P.O. Box 500, Red
Acquisition, L.L.C.                                                          Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian Central             New Jersey            22-3556343            10 Highway 35, P.O. Box 500, Red
Acquisition, L.L.C                                                           Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian Shore               New Jersey            22-3556342            10 Highway 35, P.O. Box 500, Red
Acquisition, L.L.C                                                           Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian South Jersey        New Jersey            22-3556341            10 Highway 35, P.O. Box 500, Red
Acquisition, L.L.C.                                                          Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian at Mansfield I,     New Jersey            22-3556345            10 Highway 35, P.O. Box 500, Red
L.L.C                                                                        Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian at Mansfield II,    New Jersey            22-3556346            10 Highway 35, P.O. Box 500, Red
L.L.C                                                                        Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian North Central       New Jersey            22-3554986            10 Highway 35, P.O. Box 500, Red
Acquisition, L.L.C.                                                          Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian at Wayne VIII,      New Jersey            22-3618348            10 Highway 35, P.O. Box 500, Red
L.L.C                                                                        Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian at Bernards V,      New Jersey            22-3618587            10 Highway 35, P.O. Box 500, Red
L.L.C                                                                        Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian at Wanaque, L.L.C   New Jersey            22-3626037            10 Highway 35, P.O. Box 500, Red
                                                                             Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian at Chester I,       New Jersey            22-3618347            10 Highway 35, P.O. Box 500, Red
L.L.C                                                                        Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian at Winchester,      California            52-2147836            10 Highway 35, P.O. Box 500, Red
L.L.C                                                                        Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian at Middletown,      New Jersey            22-3630452            10 Highway 35, P.O. Box 500, Red
L.L.C                                                                        Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian's Four Seasons,     California            52-2147837            10 Highway 35, P.O. Box 500, Red
L.L.C                                                                        Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian at Menifee, L.L.C   California            52-2147832            10 Highway 35, P.O. Box 500, Red
                                                                             Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian at North            Delaware              22-3627814            10 Highway 35, P.O. Box 500, Red
Brunswick VI, L.L.C                                                          Bank, NJ 07701
                                                                             (732) 747-7800

                                                                               Address Including Zip Code,
                              State Or Other                                     And Telephone Number
Exact Name Of Registrant      Jurisdiction Of         I.R.S Employer            Including Area Code, Of
   As Specified In Its       Incorporation Or         Identification             Registrant's Principal
         Charter               Organization               Number                   Executive Offices
-------------------------   -------------------     -----------------       ---------------------------------
K. Hovnanian at Carmel           California            52-2147831            10 Highway 35, P.O. Box 500, Red
Village, L.L.C                                                               Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian at Lawrence,        New Jersey            22-3638073            10 Highway 35, P.O. Box 500, Red
L.L.C                                                                        Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian at Blue Heron       New Jersey            22-3630449            10 Highway 35, P.O. Box 500, Red
Pines, L.L.C                                                                 Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian at Jackson,         New Jersey            22-3630450            10 Highway 35, P.O. Box 500, Red
L.L.C                                                                        Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian at Roland           California            22-2147833            10 Highway 35, P.O. Box 500, Red
Heights, L.L.C                                                               Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian at Berkeley,        New Jersey            22-3644632            10 Highway 35, P.O. Box 500, Red
L.L.C                                                                        Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian at King Farm,       Virginia              22-3647924            10 Highway 35, P.O. Box 500, Red
L.L.C                                                                        Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian at South Bank,      Virginia              22-3655682            10 Highway 35, P.O. Box 500, Red
L.L.C                                                                        Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian at Prince           Virginia              22-3647925            10 Highway 35, P.O. Box 500, Red
William, L.L.C                                                               Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian at Lake Terrapin,   Virginia              22-3647920            10 Highway 35, P.O. Box 500, Red
L.L.C                                                                        Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian at Clifton, L.L.C.  New Jersey            22-3655976            10 Highway 35, P.O. Box 500, Red
                                                                             Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian at Upper Freehold   New Jersey            22-3655975            10 Highway 35, P.O. Box 500, Red
Township II, L.L.C.                                                          Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian at Jersey City      New Jersey            22-3655974            10 Highway 35, P.O. Box 500, Red
IV, L.L.C.                                                                   Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian at Rancho Santa     California            33-0890775            10 Highway 35, P.O. Box 500, Red
Margarita, L.L.C.                                                            Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian at Lafayette        New Jersey            22-3658926            10 Highway 35, P.O. Box 500, Red
Estates, L.L.C.                                                              Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian at Arbor Heights,   California            33-0890769            10 Highway 35, P.O. Box 500, Red
L.L.C.                                                                       Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian at South Amboy,     New Jersey            22-3663105            10 Highway 35, P.O. Box 500, Red
L.L.C.                                                                       Bank, NJ 07701
                                                                             (732) 747-7800

                                                                               Address Including Zip Code,
                              State Or Other                                     And Telephone Number
Exact Name Of Registrant      Jurisdiction Of         I.R.S Employer            Including Area Code, Of
   As Specified In Its       Incorporation Or         Identification             Registrant's Principal
         Charter               Organization               Number                   Executive Offices
-------------------------   -------------------     -----------------       ---------------------------------
K. Hovnanian at the Gables,      California            33-0890769            10 Highway 35, P.O. Box 500, Red
L.L.C.                                                                       Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian at Linwood,         New Jersey            22-3663731            10 Highway 35, P.O. Box 500, Red
L.L.C.                                                                       Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian at Riverbend,       California            33-0890777            10 Highway 35, P.O. Box 500, Red
L.L.C.                                                                       Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian at Kincaid,         Maryland              22-3664456            10 Highway 35, P.O. Box 500, Red
L.L.C.                                                                       Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian at Upper Freehold   New Jersey            22-3666680            10 Highway 35, P.O. Box 500, Red
Township III, L.L.C.                                                         Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian at Northfield,      New Jersey            22-3665826            10 Highway 35, P.O. Box 500, Red
L.L.C.                                                                       Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian at Kent Island,     Maryland              22-3668315            10 Highway 35, P.O. Box 500, Red
L.L.C.                                                                       Bank, NJ 07701
                                                                             (732) 747-7800
The Matzel & Mumford             New Jersey            22-3670677            10 Highway 35, P.O. Box 500, Red
Organization, Inc.                                                           Bank, NJ 07701
                                                                             (732) 747-7800
M & M Investments, LP            New Jersey            22-3685183            10 Highway 35, P.O. Box 500, Red
                                                                             Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian at Ashburn          Maryland              22-3681031            10 Highway 35, P.O. Box 500, Red
Village, L.L.C.                                                              Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian Co. Metro DC        Maryland              22-3683159            10 Highway 35, P.O. Box 500, Red
North, L.L.C.                                                                Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian at Mansfield        New Jersey            22-3683839            10 Highway 35, P.O. Box 500, Red
Ill., L.L.C.                                                                 Bank, NJ 07701
                                                                             (732) 747-7800
Goodman Family of Builders,      Texas                 75-2653675            10 Highway 35, P.O. Box 500, Red
LP                                                                           Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian Developments of     Texas                 22-3685786            10 Highway 35, P.O. Box 500, Red
Texas, Inc.                                                                  Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian at Brenbrooke,      Virginia              22-3683842            10 Highway 35, P.O. Box 500, Red
L.L.C.                                                                       Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian at Spring Hill      Maryland              22-3688868            10 Highway 35, P.O. Box 500, Red
Road, L.L.C.                                                                 Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian at St. Margarets,   Maryland              22-3688864            10 Highway 35, P.O. Box 500, Red
L.L.C.                                                                       Bank, NJ 07701
                                                                             (732) 747-7800

                                                                               Address Including Zip Code,
                              State Or Other                                     And Telephone Number
Exact Name Of Registrant      Jurisdiction Of         I.R.S Employer            Including Area Code, Of
   As Specified In Its       Incorporation Or         Identification             Registrant's Principal
         Charter               Organization               Number                   Executive Offices
-------------------------   -------------------     -----------------       ---------------------------------
Matzel & Mumford of Delaware,    Delaware              22-3686728            10 Highway 35, P.O. Box 500, Red
Inc.                                                                         Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian at Paramus,         New Jersey            22-3687884            10 Highway 35, P.O. Box 500, Red
L.L.C.                                                                       Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian at Blooms           Maryland              22-3688865            10 Highway 35, P.O. Box 500, Red
Crossing, L.L.C.                                                             Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian at Encinitas        California            33-0890770            10 Highway 35, P.O. Box 500, Red
Ranch, L.L.C.                                                                Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian Pacific Bluffs,     California            33-0890774            10 Highway 35, P.O. Box 500, Red
L.L.C.                                                                       Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian Sunsets, L.L.C.     California            33-0890768            10 Highway 35, P.O. Box 500, Red
                                                                             Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian at Willow Brook,    Maryland              22-3709105            10 Highway 35, P.O. Box 500, Red
L.L.C.                                                                       Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian at Park Lane,       California            33-0896285            10 Highway 35, P.O. Box 500, Red
L.L.C.                                                                       Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian West Milford,       New Jersey            22-3740951            10 Highway 35, P.O. Box 500, Red
L.L.C.                                                                       Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian at Washington,      New Jersey            22-3743403            10 Highway 35, P.O. Box 500, Red
L.L.C.                                                                       Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian at Roderuck,        Maryland              22-3756336            10 Highway 35, P.O. Box 500, Red
L.L.C.                                                                       Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian at Columbia Town    Maryland              22-3757772            10 Highway 35, P.O. Box 500, Red
Center, L.L.C.                                                               Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian's Private Home      New Jersey            22-3766856            10 Highway 35, P.O. Box 500, Red
Portfolio, L.L.C.                                                            Bank, NJ 07701
                                                                             (732) 747-7800
K. Hovnanian at North Haledon,   New Jersey            Waiting               10 Highway 35, P.O. Box 500, Red
L.L.C.                                                                       Bank, NJ 07701

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                Subject to Completion, dated December __, 2000
PROSPECTUS


                                 $150,000,000
                        K. Hovnanian Enterprises, Inc.
                       Offer to Exchange All Outstanding
                         10 1/2% Senior Notes Due 2007
                                      for
                         10 1/2% Senior Notes Due 2007
                       Which Have Been Registered Under
                          The Securities Act Of 1933

       The Exchange Offer Will Expire at 5:00 p.m., New York City Time,
            on                            , 2001, Unless Extended.

                              __________________


The Exchange Offer                                       The Exchange Notes

 .  We will exchange all outstanding notes that are       .  The exchange notes are being offered in order to
   validly tendered and not validly withdrawn for an        satisfy certain of our obligations under the
   equal principal amount of exchange notes that are        registration rights agreement entered into in connection
   freely tradeable.                                        with the placement of the outstanding notes.

 .  You may withdraw tenders of outstanding notes at      .  The terms of the exchange notes to be issued in the
   any time prior to the expiration date of the exchange    exchange offer are substantially identical to the
   offer.                                                   outstanding notes, except that the exchange notes will
                                                            be freely tradeable.
 .  The exchange offer expires at 5:00 p.m., New York
   City time, on _________, 2001, unless extended. We    Resales of Exchange Notes
   do not currently intend to extend the expiration
   date.                                                 .  The exchange notes may be sold in the over-the-counter
                                                            market, in negotiated transactions or through a
                                                            combination of such methods. The exchange notes will be
 .  The exchange of outstanding notes for exchange           eligible for trading in The Portal(SM) Market.
   notes in the exchange offer will not be a taxable
   event for U.S. federal income tax purposes.

 . We will not receive any proceeds from the exchange offer.



      You should consider carefully the risk factors beginning on page 8 of this prospectus before participating in the exchange offer.

     Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities.

     We have agreed that, for a period of one year after the consummation of the exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal defense.

                              __________________


       This Prospectus is dated                                   , 2000.

                               TABLE OF CONTENTS

Prospectus Summary................................   1
K. Hovnanian......................................   7
Use of Proceeds...................................   7
Recent Developments...............................   7
Ratio of Earnings to Fixed Charges................   7
Risk Factors......................................   8
Selected Historical Consolidated
 Financial Information............................  13
The Exchange Offer................................  15
Description of Exchange Notes.....................  25
Material United States Federal Tax
 Considerations...................................  61
Plan of Distribution..............................  61
Forward-Looking Statements........................  61
Legal Matters.....................................  62
Experts...........................................  62
Where You Can Find More Information...............  62


                              __________________


     You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with any information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate as of the date of this document.

                              __________________

                              PROSPECTUS SUMMARY

          This brief summary highlights selected information from the prospectus. It may not contain all of the information that is important to you.
K. Hovnanian urges you to carefully read and review the entire prospectus and the other documents to which it refers to fully understand the terms of the exchange securities and the exchange offer. As used in this offering memorandum, except as the context otherwise requires, references to "Hovnanian", "us", "we", "our" or "Company" means Hovnanian Enterprises, Inc., a Delaware corporation, together with its consolidated subsidiaries, including K. Hovnanian Enterprises, Inc. (the "Issuer" or "K. Hovnanian"), a New Jersey corporation.


                  Summary of the Terms of the Exchange Offer

General............................................  On October 2, 2000, K. Hovnanian completed a private offering of the outstanding notes, which consist of $150,000,000
                                                     aggregate principal amount of its 10 1/2% Senior Notes due
                                                     2007. In connection with the private offering, we entered
                                                     into a registration rights agreement in which we agreed,
                                                     among other things, to deliver this prospectus to you and to complete an exchange offer for the outstanding notes.

The Exchange Offer.................................  We are offering to exchange up to $150,000,000 aggregate principal amount of our 10 1/2% Senior Notes due 2007 which have been registered under the Securities Act for a like
                                                     aggregate principal amount of the outstanding notes.
                                                     Outstanding notes may be exchanged only in integral
                                                     multiples of $1,000.

                                                     The terms of the exchange notes are identical in all
                                                     material respects to the terms of the outstanding notes,
                                                     except that the registration rights and related liquidated damages provisions, and the transfer restrictions,
                                                     applicable to the outstanding notes are not applicable to
                                                     the exchange notes.

                                                     Subject to the satisfaction or waiver of specified
                                                     conditions, we will exchange the applicable exchange notes for all outstanding notes that are validly tendered and not withdrawn prior to the expiration of the exchange offer. We will cause the exchange to be effected promptly after the
                                                     expiration of the exchange offer.

                                                     Upon completion of the exchange offer, there may be no
                                                     market for the outstanding notes and you may have difficulty selling them.

Resales............................................  Based on interpretations by the staff of the Securities and
                                                     Exchange Commission set forth in no-action letters issued to third parties, we believe that exchange notes issued in the exchange offer may be offered for resale, resold, or
                                                     otherwise transferred by you, without compliance with the
                                                     registration and prospectus delivery requirements of the
                                                     Securities Act, if:

                                                     (1)  you acquire the exchange notes in the ordinary course of your business;

                                                     (2)  you are not engaging in and do not intend to engage in a distribution of the exchange notes;

                                                     (3)  do not have an arrangement or understanding with any
                                                          person to participate in a distribution of the exchange
                                                          notes; and

                                                     (4)  you are not an affiliate of K. Hovnanian within the
                                                          meaning of Rule 405 under Securities Act.

                                                     If you are an affiliate of K. Hovnanian, or are engaging in or intend to engage in, or have any arrangement or
                                                     understanding with any person to participate in, a
                                                     distribution of the exchange notes:

                                                     (1)  you cannot rely on the applicable interpretations of
                                                          the staff of the SEC; and

                                                     (2)  you must comply with the registration and prospectus
                                                          delivery requirements of the Securities Act in connection
                                                          with any resale transaction.

                                                     If you are a broker or dealer seeking to receive exchange
                                                     notes for your own account in exchange for outstanding notes that you acquired as a result of market-making or other
                                                     trading activities, you must acknowledge that you will
                                                     deliver this prospectus in connection with any offer to
                                                     resell, resale, or other transfer of the exchange notes that you receive in the exchange offer.

                                                     Any holder of outstanding notes who

                                                     .    is an affiliate of K. Hovnanian

                                                     .    does not acquire exchange notes in the ordinary course of
                                                          its business

                                                     .    tenders in the exchange offer with the intention to
                                                          participate, or for the purpose of participating, in a
                                                          distribution of exchange notes

                                                     cannot rely on the position of the staff of the SEC enunciated in Morgan
                                                     Stanley & Co. Incorporated, Exxon Capital Holdings Corporation, as interpreted in the SEC's letter to Shearman & Sterling dated July 2, 1993, or similar no-
                                                     action letters and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with the resale of the exchange notes.

Expiration Date....................................  The exchange offer will expire at 5:00 p.m., New York City
                                                     time, on        , 2001 unless extended by us. We do not
                                                     currently intend to extend the expiration date.

Withdrawal.........................................  You may withdraw the tender of your outstanding notes at any time prior to the expiration of the exchange offer. We will return to you any of your outstanding notes that are not
                                                     accepted for exchange for any reason, without expense to
                                                     you, promptly after the expiration or termination of the
                                                     exchange offer.

Interest on the Exchange
  Securities and the Outstanding
  Notes............................................  The exchange notes will bear interest at the applicable rate per annum set forth on the cover page of this prospectus
                                                     from the most recent date to which interest has been paid on the outstanding notes or, if no interest has been paid on
                                                     the outstanding notes, from               .  Such interest
                                                     will be payable semi-annually on each April 1 and October 1, commencing April 1, 2001.  No interest will be paid on
                                                     outstanding notes following their acceptance for exchange.

Conditions to the Exchange
  Offer............................................  The exchange offer is subject to customary conditions, which we may assert or waive. See "The Exchange Offer --
                                                     Conditions to the Exchange Offer."

Exchange Agent.....................................  First Union National Bank is serving as exchange agent for the exchange offer.

Procedures for Tendering
  Outstanding Notes................................  If you wish to accept the exchange offer, you must complete, sign and date the accompanying letter of transmittal, or a facsimile of the letter of transmittal, according to the
                                                     instructions contained in this prospectus and the letter of transmittal. You must also mail or otherwise deliver the
                                                     letter of transmittal, or a facsimile of the letter of
                                                     transmittal, together with the outstanding notes and any
                                                     other required documents, to the exchange agent at the
                                                     address set forth on the cover page of the letter of
                                                     transmittal. If you hold outstanding notes through The
                                                     Depository Trust Company and wish to participate in the
                                                     exchange offer, you must comply with the Automated Tender
                                                     Offer Program procedures of DTC, by which you will agree to be bound by the letter of transmittal. By signing, or
                                                     agreeing to be bound by, the letter of transmittal, you will represent to us that, among other things:

                                                     .   any exchange notes that you receive will be acquired in the ordinary course of your business

                                                     .   you have no arrangement or understanding with any person or entity to participate in a distribution of the exchange notes

                                                     .   if you are a broker-dealer that will receive exchange notes for your own account in exchange for outstanding securities that were acquired as a result of market-making activities, you will deliver a prospectus, as required by law, in
                                                         connection with any resale of such exchange notes

                                                     .   you are not an "affiliate," as defined in Rule 405 of the
                                                         Securities Act, of K. Hovnanian or, if you are an affiliate, you will comply with any applicable registration and
                                                         prospectus delivery requirements of the Securities Act

Special Procedures for Beneficial
   Owners..........................................  If you are a beneficial owner of outstanding notes which are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and you wish to tender such outstanding notes in the exchange offer, you should contact such registered holder promptly and instruct such registered holder to tender on your behalf. If you wish to tender on
                                                     your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your outstanding
                                                     notes, either make appropriate arrangements to register
                                                     ownership of the outstanding notes in your name or obtain a properly completed bond power from the registered holder.
                                                     The transfer of registered ownership may take considerable time and may not be able to be completed prior to the
                                                     expiration date.

Guaranteed Delivery Procedures.....................  If you wish to tender your outstanding notes and your outstanding notes are not immediately available or you
                                                     cannot deliver your outstanding notes, the letter of
                                                     transmittal or any other documents required by the letter of transmittal or comply with the applicable procedures under
                                                     DTC's Automated Tender Offer Program prior to the expiration date, you must tender your outstanding notes according to
                                                     the guaranteed delivery procedures set forth in this
                                                     prospectus under "The Exchange Offer--Guaranteed Delivery
                                                     Procedures."

Effect on Holders of Outstanding
   Notes...........................................  As a result of the making of, and upon acceptance for exchange of all validly tendered outstanding notes pursuant to the terms of the exchange offer, we will have fulfilled a covenant contained in the registration rights agreement and, accordingly, we will not be obligated to pay liquidated
                                                     damages as described in the registration rights agreement.
                                                     If you are a holder of outstanding notes and you do not
                                                     tender your outstanding notes in the exchange offer, you
                                                     will continue to hold such outstanding notes and you will be entitled to all the rights and limitations applicable to the outstanding notes in the indenture, except for any rights
                                                     under the registration rights agreement that by their terms terminate upon the consummation of the exchange offer.

                                                     To the extent that outstanding notes are tendered and
                                                     accepted in the exchange offer, the trading market for
                                                     outstanding securities could be adversely affected.

Consequences of Failure to
    Exchange.......................................  All untendered outstanding notes will continue to be subject to the restrictions on transfer provided for in the
                                                     outstanding notes and in the indenture.  In general, the
                                                     outstanding notes may not be offered or sold, unless
                                                     registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the
                                                     Securities Act and applicable state securities laws. Other than in connection with the exchange offer, we do not
                                                     currently anticipate that we will register the outstanding notes under the Securities Act.

Use of Proceeds....................................  We will not receive any cash proceeds from the issuance of exchange notes pursuant to the exchange offer.

Exchange Agent.....................................  First Union National Bank is the exchange agent for the exchange offer. The address and telephone number of the
                                                     exchange agent are set forth in the section captioned "The
                                                     Exchange Offer--Exchange Agent" of this prospectus.

                  Summary of the Terms of the Exchange Notes

          The terms of the exchange notes are identical in all material respects to the terms of the outstanding notes, except that the registration rights and related liquidated damages provisions, and the transfer restrictions, applicable to the outstanding notes are not applicable to the exchange notes. The exchange notes will evidence the same debt as the outstanding notes. The exchange notes and the outstanding notes will be governed by the same indenture. Except where the context requires otherwise, references in this prospectus to "notes" or "securities" are references to both outstanding notes and exchange notes.

Issuer.............................................  K. Hovnanian Enterprises, Inc.

Securities Offered.................................  We are offering $150.0 million aggregate principal amount of
                                                     10 1/2% Senior Notes due 2007.

Maturity Date......................................  October 1, 2007.

Interest Payment Dates.............................  Every April 1 and October 1, beginning April 1, 2001.

Optional Redemption................................  We may redeem any or all of the notes at any time upon payment of a "make-whole price."  In addition, we may redeem notes at any time prior to October 1, 2003 with the net cash proceeds of one or more public equity offerings so long as at least $97.5 million principal amount of notes remains
                                                     outstanding.

Change of Control..................................  Upon a change of control as described in the section
                                                     "Description of Exchange Notes," you will have the right to require us to purchase some or all of your notes at 101% of the principal amount, plus accrued and unpaid interest to
                                                     the date of purchase.  We can give no assurance that, upon such an event, we will have sufficient funds to purchase any of your notes.

Guarantees.........................................  The guarantors are Hovnanian Enterprises, Inc., the parent corporation of the Issuer, and most of the parent's existing and future restricted subsidiaries.  If the Issuer cannot
                                                     make payments on the notes when they are due, the guarantors must make them instead.

Ranking............................................  These notes are our general obligations and will not be secured by any collateral.  Your right to payment under
                                                     these notes will be:

                                                     .   junior to the rights of our secured creditors to the extent of their security in our assets;

                                                     .   equal with the rights of creditors under our other
                                                         unsecured unsubordinated debt, including our revolving
                                                         credit agreement; and

                                                     .   senior to the rights of creditors under debt expressly
                                                         subordinated to these notes.

                                                     The guarantee of each of the guarantors will also not be
                                                     secured by any collateral.  Your right to payment under any guarantee will be:

                                                     .   junior to the rights of secured creditors to the extent of their security in the guarantor's assets;

                                                     .   equal with the rights of creditors under the guarantor's
                                                         other unsecured unsubordinated debt; and

                                                     .   senior to the rights of creditors under the guarantor's
                                                         debt that is expressly subordinated to the guarantee.

Certain Covenants..................................  The indenture governing the notes will, among other things, restrict our ability and the ability of the guarantors to:

                                                     .   borrow money;

                                                     .   pay dividends on our common stock;

                                                     .   repurchase our common stock;

                                                     .   make investments in subsidiaries that are not restricted;

                                                     .   sell certain assets;

                                                     .   incur certain liens;

                                                     .   merge with or into other companies; and

                                                     .   enter into certain transactions with our affiliates.

                                                     For more details, see the section "Description of Notes"
                                                     under the heading "Certain Covenants."

Use of Proceeds....................................  K. Hovnanian will not receive any proceeds from the exchange offer for a description of the use of proceeds of the
                                                     offering of outstanding securities, see "Use of Proceeds."

                                 K. HOVNANIAN

     We design, construct and market high-quality, single-family detached homes and attached condominium apartments and townhouses in planned residential developments in the Northeast (primarily in New Jersey, southern New York state and eastern Pennsylvania), Metro D.C. (northern Virginia and Maryland), Texas, North Carolina, southern California and Poland. We market our homes to first-time buyers, first- and second-time move-up buyers, luxury buyers, active adult buyers and empty nesters. We offer a variety of homestyles at prices ranging in the United States from $94,000 to $921,000 with an average sales price in fiscal 1999 of $241,000. We are currently offering homes for sale in 118 communities. Since the incorporation of our predecessor company in 1959, we have delivered in excess of 66,000 homes, including 4,230 homes in the twelve months ended July 31, 2000. In addition, we provide financial services (mortgage loans and title insurance) to our homebuilding customers.

     We have successfully strengthened our market positions through recent and pending acquisitions, including our positions in the New Jersey market through the acquisition of Matzel and Mumford, in the Dallas-Fort Worth market through the acquisition of Goodman Family of Builders L.P. and in the North Carolina and Metro D.C. markets through our pending merger with Washington Homes.

     We employed approximately 1,500 full-time associates as of July 31, 2000. Hovnanian was originally incorporated in New Jersey in 1967 as successor to a business founded in 1959 by Kevork S. Hovnanian and became a Delaware corporation in August 1983. K. Hovnanian was incorporated under the laws of the State of New Jersey on November 1, 1982, as an indirect wholly-owned consolidated subsidiary of Hovnanian. K. Hovnanian functions as a management company for the operating subsidiaries of Hovnanian and borrows funds which it lends to such subsidiaries. K. Hovnanian has essentially no independent operations and generates no operating revenues. Both Hovnanian's executive offices and K. Hovnanian's principal executive offices are located at 10 Highway 35, P.O. Box 500, Red Bank, New Jersey 07701, and their telephone number is
(732) 747-7800.

                                USE OF PROCEEDS

     The exchange offer is intended to satisfy our obligations under the registration rights agreement that we entered into in connection with the private offering of the outstanding notes. We will not receive any cash proceeds from the issuance of the exchange notes. In consideration for issuing the exchange notes as contemplated in this prospectus, we will receive in exchange a like principal amount of outstanding notes, the terms of which are identical in all material respects to the exchange notes. The outstanding notes that are surrendered in exchange for the exchange notes will be retired and canceled and cannot be reissued. As a result, the issuance of the exchange notes will not result in any increase or decrease in our capitalization.

     We used the net proceeds from the private offering of the outstanding notes to repay outstanding debt under our revolving credit agreement.

     Our revolving credit agreement expires on July 31, 2003, and bears interest at either the prime rate plus 0.25% or LIBOR plus 1.70% at our election.

                             RECENT DEVELOPMENTS

     On August 28, 2000 Hovnanian and Washington Homes, Inc. entered into an Agreement and Plan of Merger providing for the merger of Washington Homes, Inc. into a wholly-owned subisidiary of Hovnanian. The Merger and related transactions are expected to close in late January, 2001, following shareholder approval. For more information on this transaction, see the information that has been incorporated by reference herein from the Current Report on Form 8-K filed on December 14, 2000 with the Securities and Exchange Commission.

                      RATIOS OF EARNINGS TO FIXED CHARGES

     For purposes of computing the ratios of earnings to fixed charges, earnings consist of earnings (loss) from continuing operations before income taxes, minority interest, extraordinary items and cumulative effect of accounting changes, plus fixed charges (interest charges and preferred share dividend requirements of subsidiaries, adjusted to a pretax basis), less interest capitalized, less preferred share dividend requirements of subsidiaries adjusted to a pretax basis and less undistributed earnings of affiliates whose debt is not guaranteed by the Hovnanian.

     The following table sets forth the ratios of earnings to fixed charges for Hovnanian for the periods indicated.



                                   Nine months ended   Years ended October 31,
                                     July 31, 2000     1999      1998      1997
                                     -------------     ----      ----      ----

Ratio of earnings to fixed charges ....... 1.6          3.0       2.6       (a)


(a) Earnings for the year ended October 31, 1997 were insufficient to cover fixed charges for such period by $9,197,000.

                                 RISK FACTORS

     In addition to the other matters described in this prospectus, you should carefully consider the following risk factors.

If you do not participate in the exchange offer, you will continue to be subject to transfer restrictions.

     If you do not exchange your outstanding notes in the exchange offer, you will continue to be subject to restrictions on transfer of your outstanding notes. We did not register the outstanding notes under the federal or any state securities laws, and we do not intend to register them following the exchange offer. As a result, the outstanding notes may only be transferred in limited circumstances under the securities laws. In addition, to the extent outstanding notes are tendered and accepted in the exchange offer, the trading market, if any, for the outstanding notes would be adversely affected. As a result, after the exchange offer, you may have difficulty selling your outstanding notes.

You must follow the exchange offer procedures carefully in order to receive the exchange notes.

     If you do not follow the procedures described herein, you will not receive exchange notes. The exchange notes will be issued to you in exchange for your outstanding notes only after timely receipt by the exchange agent of:

     .    your outstanding notes and either:

     . a properly completed and executed letter of transmittal and all other required documentation or

     .    a book-entry delivery by transmittal of an agent's message through DTC

     If you want to tender your outstanding notes in exchange for exchange notes, you should allow sufficient time to ensure timely delivery. No one is under any duty to give you notification of defects or irregularities with respect to tenders of outstanding notes for exchange. For additional information, please refer to the sections captions "The Exchange Offer" and "Plan of Distribution" in this prospectus.

Substantial Leverage--Our substantial debt could adversely affect our financial health and prevent us from fulfilling our obligations under these notes.

     We have a significant amount of debt. As of July 31, 2000, assuming we had completed the offering and the Washington Homes merger on that date, our consolidated debt would have been $510.0 million. This offering will not reduce our debt. The amount of our debt could have important consequences to you. For example, it could:

     . limit our ability to obtain future financing for working capital, capital expenditures, acquisitions, debt service requirements or other requirements;

     . require us to dedicate a substantial portion of our cash flow from operations to the payment on our debt and reduce our ability to use our cash flow for other purposes;

     . limit our flexibility in planning for, or reacting to, changes in our business;

     . place us at a competitive disadvantage because we have more debt than some of our competitors; and

     . make us more vulnerable in the event of a downturn in our business or in general economic conditions.

     Our ability to meet our debt service and other obligations will depend upon our future performance. We are engaged in businesses that are substantially affected by changes in economic cycles. Our revenues and earnings vary with the level of general economic activity in the markets we serve. Our businesses are also affected by financial, political, business and other factors, many of which are beyond our control. The factors that affect our ability to generate cash can also affect our ability to raise additional funds for these purposes through the sale of equity securities, the refinancing of debt, or the sale of assets. Changes in prevailing interest rates may affect our ability to meet our debt service obligations, because borrowings under our revolving credit facilities bear interest at floating rates.

     Based on our current level of operations, we believe our cash flow from operations, available cash and available borrowings under our revolving credit facilities will be adequate to meet our future liquidity needs for the long term. We can not assure you, however, that in the future our business will generate sufficient cash flow from operations or that borrowings will be available to us under our revolving credit facilities in an amount sufficient to enable us to pay our indebtedness, including these notes, or to fund our other liquidity needs. We may need to refinance all or a portion of our debt, including these notes, on or before maturity. We can not assure you that we will be able to refinance any of our debt, including our revolving credit facilities and these notes, on commercially reasonable terms or at all.

     The indentures governing these notes and our other outstanding debt and our revolving credit facilities impose restrictions on our operations and activities. The most significant restrictions relate to debt incurrence, sales of assets and cash distributions by us and require us to comply with certain financial covenants. If we fail to comply with any of these restrictions or covenants, the trustees or the banks, as appropriate, could cause our debt to become due and payable prior to maturity.

General Economic, Real Estate and Other Conditions--Future changes in business conditions could adversely affect our business, including our ability to build homes at prices our customers are willing or able to pay.

     The homebuilding industry is cyclical and is significantly affected by changes in general and local economic conditions, such as:

     .    employment levels;

     .    availability of financing for home buyers;

     .    interest rates;

     .    consumer confidence; and

     .    housing demand.

     An oversupply of alternatives to new homes, such as rental properties and used homes, could depress prices and reduce margins for the sale of new homes.

     Weather conditions and natural disasters such as hurricanes, tornadoes, earthquakes, floods and fires, can harm the homebuilding business.

     Our success in developing, building and selling homes depends in part upon the continued availability of suitable undeveloped land at acceptable prices. The availability of undeveloped land for purchase at favorable prices depends on a number of factors outside of our control, including the risk of competitive over-bidding of land prices and restrictive governmental regulation. Should suitable land opportunities become less available, our operating results could be adversely affected.

     Land inventory risk can be substantial for homebuilders. The market value of undeveloped land, buildable lots and housing inventories can fluctuate significantly as a result of changing economic and market conditions. In the event of significant changes in economic or market conditions, we may have to sell homes at a loss or hold land in inventory longer than planned. Inventory carrying costs can be significant and can result in losses in a poorly performing project or market.

     In our business, we must continuously seek and make acquisitions of land for expansion into new markets and for replacement and expansion of land inventory within our current markets. Although we employ various measures designed to manage inventory risks, we can give no assurance that such measures will be successful.

     The homebuilding industry has from time to time experienced significant difficulties, including:

     .    shortages of qualified trades people;

     .    reliance on local contractors, who may be inadequately capitalized;

     .    shortages of materials; and

     . increases in the cost of certain materials (particularly increases in the price of lumber, framing and cement, which are significant components of home construction costs).

     These difficulties could cause us to take longer and pay more costs to build our homes. We may not be able to recapture increased costs by raising prices in many cases because we fixed our prices up to twelve months in advance of delivery by signing home sales contracts. In addition, some home buyers may cancel or not honor their home sales contracts altogether.

We Depend on the Northeast Market.

     We presently conduct, and will continue after the Washington Homes merger to conduct, most of our business in the Northeast. Home prices in the Northeast, including in some of the markets in which we operate, have declined from time to time, particularly as a result of slow economic growth. We cannot be certain that the current economic growth trend in the Northeast will continue. If home prices decline in one or more of the markets in which we operate, our results of operations may be adversely affected.

Interest Rates; Mortgage Financing--Future increases in interest rates could prevent potential customers from buying our homes and adversely affect our business.

     Virtually all our customers finance their acquisitions through lenders providing mortgage financing. Increases in interest rates or decreases in availability of mortgage financing could depress the market for new homes because of the increased monthly mortgage costs to potential home buyers. Even if potential customers do not need financing, changes in interest rates and mortgage availability could make it harder for them to sell their homes to potential buyers who need financing. This could adversely affect our results of operations.

     In addition, we believe that the availability of FNMA, FHLMC, FHA and VA mortgage financing is an important factor in marketing many of our homes. Any limitations or restrictions on the availability of such financing could adversely affect our sales.

Governmental Regulation and Environmental Matters--Governmental regulations could increase the cost and availability of our development and homebuilding projects and adversely affect our business.

     We are subject to extensive and complex regulations that affect the development and homebuilding process, including zoning, density and building standards. These regulations often provide broad discretion to the administering governmental authorities. This can delay or increase the cost of development or homebuilding.

     We also are subject to a variety of local, state, federal and foreign laws and regulations concerning protection of health and the environment. The particular environmental laws which apply to any given community vary greatly according to the community site, the site's environmental conditions and the present and former uses of the site. These environmental laws may result in delays, may cause us to incur substantial compliance, remediation, and/or other costs, and can prohibit or severely restrict development and homebuilding activity in certain environmentally sensitive regions or areas.

     Despite our past ability to obtain necessary permits and approvals for our communities, it can be anticipated that increasingly stringent requirements will be imposed on developers and homebuilders in the future. Although we cannot predict the effect of these requirements, they could result in time-consuming and expensive compliance programs and in substantial expenditures, which could have a material adverse effect on our operations. In addition, the continued effectiveness of permits already granted or approvals already obtained is dependent upon many factors, some of which are beyond our control, such as changes in policies, rules and regulations and their interpretation and application.

Competition--Homebuilding is very competitive, and competitive conditions could adversely affect our results of operations.

     The homebuilding industry is highly competitive and fragmented. Homebuilders compete not only for home buyers, but also for desirable properties, financing, raw materials and skilled labor. We compete with other local, regional and national homebuilders, often within larger subdivisions designed, planned and developed by such homebuilders. Some of our competitors also have greater sales and financial resources. In addition, resales of homes and the availability of rental housing provide additional competition.

     The competitive conditions in the homebuilding industry could result in:

     .    difficulty in acquiring suitable land at acceptable prices;

     .    increased selling incentives;

     .    lower sales; or

     .    delays in construction.

     Any of these problems could adversely affect results of operations.

Future Capital Requirements--Our future growth requires additional capital whose availability is not assured.

     Our operations require significant amounts of cash, and we will be required to seek additional capital, whether from sales of equity or borrowing more money, for the future growth and development of our business. We can give no assurance as to the terms or availability of such additional capital. Moreover, the indentures for our outstanding debt contain provisions that may restrict the debt we may incur in the future. If we are not successful in obtaining sufficient capital, it could reduce our sales and may adversely affect our future growth and results of operations.

We may have difficulty consummating or integrating mergers and acquisitions, including the Washington Homes merger, and certain consequences of those acquisitions that we do complete could adversely affect our operating results.

     Although we expect to close the Washington Homes merger by late January, 2001, the merger is subject to significant conditions, including shareholder and regulatory approvals and the ability of either side to terminate the agreement if our share price goes above or below specified thresholds. As a result, we cannot be certain that it will be consummated. Although we have not recently announced any acquisitions or mergers other than the Washington Homes merger, in the future we may acquire other businesses. As a result of these acquisitions, we may need to integrate product lines, dispersed operations and distinct corporate cultures. These integration efforts may not succeed or may distract our management from operating our existing business. We can give no assurance that we will be able to realize the earnings enhancements that may be available. Our failure to successfully manage future acquisitions could harm our operating results.

Exercise of Change of Control Rights--We may not have the ability to raise funds necessary to finance any change of control offer required by the indenture.

     If a change of control occurs as described in the section "Description of Exchange Notes" under the heading "Certain Covenants," we would be required to offer to purchase your notes at 101% of their principal amount, together with all accrued and unpaid interest, if any. If a purchase offer obligation arises under the indenture governing your notes, a change of control will have also occurred under one or more of the other indentures governing our debt. If a purchase offer were required under the indentures for our debt, we can give no assurance that we would have sufficient funds to pay the purchase price for all debt that we are required to repurchase or repay. After giving effect to this offering, we would not have sufficient funds available to purchase all of such outstanding debt.

Lack of Public Market for the Notes--We can not assure you that an active trading market will develop for these notes.

     These notes are a new issue of securities. There is no active public trading market for these notes. We do not intend to apply for listing of these notes on a security exchange. The liquidity of the trading market in the notes, and the market prices quoted for the notes, may be adversely affected by changes in the overall market for these types of securities and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a consequence, we cannot assure you that an active trading market will develop for your notes, that you will be able to sell your notes, or that, even if you can sell your notes, that you will be able to sell them at an acceptable price.

Fraudulent Conveyance Issues--Federal and state laws allow courts, under specific circumstances, to void guarantees and to require you to return payments received from guarantors.

     Although you will be direct creditors of the guarantors by virtue of the guarantees, existing or future creditors of any guarantor could avoid or subordinate such guarantor's guarantee under the fraudulent conveyance laws if they were successful in establishing that:

     .    such guarantee was incurred with fraudulent intent; or

     . such guarantor did not receive fair consideration or reasonably equivalent value for issuing its guarantee and

          1)   insolvent at the time of the guarantee;

          2)   rendered insolvent by reason of the guarantee;

          3) engaged in a business or transaction for which its assets constituted unreasonably small capital to carry on its business; or

          4) ended to incur, or believed that it would incur, debt beyond its ability to pay such debt as it matured.

     The measures of insolvency for purposes of determining whether a fraudulent conveyance occurred would vary depending upon the laws of the relevant jurisdiction and upon the valuation assumptions and methodology applied by the court. Generally, however, a company would be considered insolvent for purposes of the foregoing if:

     . the sum of the company's debts, including contingent, unliquidated and unmatured liabilities, is greater than all of such company's property at a fair valuation, or

     . if the present fair saleable value of the company's assets is less than the amount that will be required to pay the probable liability on its existing debts as they become absolute and matured.

            SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

     The following selected historical consolidated financial information for the three years ended October 31, 1999 are derived from the audited consolidated financial statements of Hovnanian Enterprises, Inc. The financial data for the nine month periods ended July 31, 2000 and 1999 are derived from unaudited financial statements. The unaudited financial statements include all adjustments, consisting of normal recurring accruals, which Hovnanian Enterprises, Inc. considers necessary for a fair presentation of the financial position and the results of operations for these periods. Operating results for the nine months ended July 31, 2000 are not necessarily indicative of the results that may be expected for the entire year ending October 31, 2000. The data should be read in conjunction with the consolidated financial statements, related notes, and other financial information incorporated by reference herein.

                                                               Nine Months Ended                Year Ended
                                                                    July 31,                    October 31,
                                                             ---------------------   --------------------------------
                                                                2000       1999        1999        1998        1997
                                                             --------    ---------   --------    ---------   --------
                                                                  ($ in thousands, except average selling prices)
Income Statement Data
 Total revenues...........................................   $784,019    $648,291    $948,287    $941,947    $784,136
                                                             ========    ========    ========    ========    ========
 Home and land sale revenues (1)..........................   $766,321    $628,602    $920,630    $904,280    $754,662
 Cost of sales............................................    614,574     494,581     730,025     748,941     634,317
 Inventory impairment loss (2)............................      1,517       1,633       2,091       3,994      14,019
                                                             --------    --------    --------    --------    --------
 Homebuilding gross margin................................    150,230     132,388     188,514     151,345     106,326
 Selling, general and administrative expense..............     76,495      56,460      81,396      67,519      62,475
 Corporate general and administrative expenses............     24,361      20,869      28,652      21,048      15,088
 Home and land sales interest expense.....................     24,256      21,237      29,175      32,151      30,467
 (Loss) income from financial services....................     (1,140)      1,070       1,044       2,088         (45)
 (Loss) income from investment properties.................         --          --      (1,373)      4,406     (11,906)
 Income (loss) from collateral mortgage financing.........         49         (19)         15          11         (24)
 Other income (net of other operations)...................     (1,541)      1,844       1,640       4,160       1,555
                                                             --------    --------    --------    --------    --------
 Income (loss) before income taxes and extraordinary
  loss....................................................     22,486      36,717      50,617      41,292     (12,124)
 State and federal income taxes...........................      7,485      14,659      19,674      15,141      (5,154)
                                                             --------    --------    --------    --------    --------
 Income (loss) before extraordinary loss..................     15,001      22,058      30,943      26,151      (6,970)
                                                             ========    ========    ========    ========    ========
 Extraordinary loss from extinguishment of debt net of
  Taxes...................................................         --        (868)       (868)       (748)         --
 Net income (loss)........................................   $ 15,001    $ 21,190    $ 30,075    $ 25,403    $ (6,970)
                                                             ========    ========    ========    ========    ========
Selected Operating Data
 New homes delivered:
  Northeast Region........................................      1,323       1,499       2,063       2,530       2,128
  Metro D.C...............................................        185         127         198         152          70
  Texas...................................................        668          --          66          --          --
  North Carolina..........................................        465         508         756         687         695
  California..............................................        375         351         514         457         365
  Florida.................................................         50         119         159         241         418
  Other...................................................         11          11          12          71          41
                                                             --------    --------    --------    --------    --------
      Total...............................................      3,077       2,615       3,768       4,138       3,717
                                                             ========    ========    ========    ========    ========
Net sales contracts:
 Northeast Region.........................................      1,506       1,379       1,885       2,375       2,438
 Metro D.C................................................        241         182         232         170          73
 Texas....................................................        693          --          25          --          --
 North Carolina...........................................        501         600         728         690         694
 California...............................................        369         380         524         439         456
 Florida..................................................         69         112         123         164         351
 Other....................................................         47           6          18          39          61
                                                             --------    --------    --------    --------    --------
 Total....................................................      3,426       2,659       3,535       3,877       4,073
                                                             ========    ========    ========    ========    ========
Backlog at period end:
 Number of homes..........................................      2,270       1,725       1,921       1,681       1,872
 Dollar value using base prices...........................   $584,008    $394,990    $460,660    $381,816    $374,314
 Average selling price for delivered homes................   $248,026    $237,512    $241,123    $216,444    $196,881

Other Data
 Gross margin percentage (3)..............................       19.8%       21.5%       20.9%       17.3%       15.6%
 EBITDA (4)...............................................   $ 55,502    $ 66,383    $ 91,277    $ 90,594    $ 59,713
 Interest incurred (5)....................................   $ 28,093    $ 17,705    $ 24,594    $ 28,947    $ 34,777
 Ratio of EBITDA to interest incurred.....................        2.0x        3.7x        3.7x        3.1x        1.7x
 Ratio of total debt to EBITDA(6).........................        N/A         N/A         3.6x        2.5x        5.5x

Balance Sheet Data

Housing inventories.......................................   $616,426                $527,230    $375,733    $410,393

Total assets..............................................   $841,518                $712,861    $589,102    $637,082

Total debt (6)............................................   $432,461                $330,194    $ 29,065    $328,696

Stockholders' equity......................................   $246,397                $236,426    $201,392    $178,762

____________________

(1) Land sales for the periods presented were $3,144,000 for the nine months ended July 31, 2000, $7,508,000 for the nine months ended July 31, 1999, $12,017,000, $8,636,000 and $22,855,000 for the years ended October 31,
     1999, 1998 and 1997, respectively.

(2) In accordance with the provisions of Financial Accounting Standards No. 121 ("FAS 121"), the Company records impairment losses on inventories related to communities under development or inventories and long-lived assets held for sale. Under FAS 121, communities under development are impaired if the undiscounted cash flows estimated to be generated from sales is less than the community's carrying amounts. Inventories and long-lived assets held for sale are impaired if the carrying amount exceeds its fair value less selling costs. Along with writeoffs of options not exercised (including related approval engineering and capitalized interest costs), such impairment losses for housing operations are reported as "Inventory impairment loss."

(3)  Before inventory impairment loss and land sales.

(4)  EBITDA means earnings (loss) before (a) income taxes, (b) interest expense,
     (c) amortization of capitalized interest, (d) depreciation and amortization, (e) a nonrecurring noncash charge relating to real estate inventory of $1,517,000 for the nine months ended July 31, 2000, $1,633,000 for the nine months ended July 31, 1999 and $2,091,000, $5,032,000 and $28,465,000 for the years ended October 31, 1999, 1998 and 1997, respectively, and (f) extraordinary loss from early extinguishment of debt. EBITDA is a widely accepted financial indicator of a company's availability to service debt. However, EBITDA should not be considered as an alternative to operating income or to cash flows from operating activities (as determined in accordance with generally accepted accounting principles) and should not be construed as an indication of the Company's operating performance or as a measure of liquidity. In addition, our method of computation may not be comparable to other similarly titled measures of other companies.

(5) Interest incurred consists of all cash interest and accrued interest costs, whether expensed or capitalized, excluding interest under our mortgage warehouse line and bonds collateralized by mortgages receivable.

(6) Total debt excludes debt under our mortgage warehouse line and bonds collateralized by mortgages receivable.

                              THE EXCHANGE OFFER
Introduction

     K. Hovnanian hereby offers to exchange a like principal amount of exchange notes for any or all outstanding notes in each case on the terms and subject to the conditions set forth in this prospectus and accompanying letter of transmittal. The offer described in the immediately preceding sentence is referred to in this prospectus as the "exchange offer." Holders may tender some or all of their outstanding notes pursuant to the exchange offer.

     As of the date of this prospectus, $150,000,000 aggregate principal amount of the outstanding notes. This prospectus, together with the letter of transmittal, is first being sent to holders of outstanding notes on or about
   , 2001.

Purpose and Effect of the Exchange Offer

     We have entered into a registration rights agreement with the initial purchasers of the outstanding notes in which we agreed, under certain circumstances, to file a registration statement relating to an offer to exchange the outstanding notes for exchange notes. We also agreed to use our best efforts to cause such offer to be consummated on the earliest practicable date after the exchange offer registration statement has become effective but in no event no later than 30 days thereafter. The exchange notes will have terms substantially identical to the outstanding notes except that the exchange notes will not contain terms with respect to transfer restrictions, registration rights and liquidated damages for failure to observe certain obligations in the registration rights agreement. The outstanding notes were issued on October 2, 2000.

     Under the circumstances set forth below, we will use our reasonable best efforts to cause the SEC to declare effective a shelf registration statement with respect to the resale of the outstanding notes and keep the statement effective for up to two years after the effective date of the shelf registration statement. These circumstances include:

     . if applicable law does not permit the exchange offer after we have sought a no-action letter or other favorable decision from the SEC and we have taken all such other actions as may be requested by the SEC or otherwise required in connection with such decision

     . if any holder of the outstanding notes notifies us within 20 business days following the consummation deadline of the exchange offer that
          (i) such holder was prohibited by law or SEC policy from participating in the exchange offer, (ii) such holder may not resell the exchange notes acquired by it in the exchange offer to the public without delivering a prospectus and this prospectus is not appropriate or available for resale by that holder or (iii) such holder is a broker-dealer and holds outstanding notes acquired directly from us or our affiliates

     If we fail to comply with certain obligations under the registration rights agreement, we will be required to pay liquidated damages to holders of the outstanding notes. Please read "Description of Exchange Notes--Registration Rights; Liquidated Damages" for more details regarding the registration rights agreement.

     Each holder of outstanding notes that wishes to exchange such outstanding notes for transferable exchange notes in the exchange offer will be required to make the following written representations:

     . such holder is not an affiliate of K. Hovnanian within the meaning of Rule 405 of the Securities Act

     . such holder is not engaged in, and does not intend to engage in, and has no arrangement with any person to participate in the distribution of the exchange notes

     . such holder is acquiring the exchange notes in the ordinary course of its business

     Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See "Plan of Distribution."

Resale of Exchange Notes

     Based on interpretations by the staff of the Commission, as set forth in no-action letters issued to third parties, we believe that exchange notes issued pursuant to the exchange offer may be offered for resale, resold, or otherwise transferred by any exchange note holders without compliance with the registration and prospectus delivery provisions of the Securities Act, if:

     . such holder is not an affiliate of K. Hovnanian within the meaning of Rule 405 under the Securities Act

     . such holder is not engaged in, does not intend to engage in, and has no arrangement or understanding with any person to participate in a distribution of the exchange notes

     . such holder is acquiring exchange notes in the ordinary course of its business

     Any holder who tenders in the exchange offer with the intention of participating in any manner in a distribution of the exchange notes:

     . cannot rely on the position of the Commission set forth in Morgan Stanley and Co., Inc., Exxon Capital Holdings Corporation, as interpreted in the Commission's letter to Shearman & Sterling dated July 2, 1993, or similar no action letters

     . must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and that such secondary resale transaction must be covered by an effective registration statement

     This prospectus may be used for an offer to resell, resale or other retransfer of exchange notes only as specifically set forth in this prospectus. With regard to broker-dealers, only broker-dealers that acquired the outstanding notes as a result of market-making activities or other trading activities may participate in the exchange offer. Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. Please read "Plan of Distribution" for more details regarding the transfer of exchange notes.

Terms of the Exchange Offer

     On the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, we will accept for exchange pursuant to the exchange offer outstanding notes that are validly tendered and not withdrawn prior to the expiration date. We will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of outstanding notes surrendered under the exchange offer. Outstanding notes may only be tendered in multiples of $1,000.

     The form and terms of the exchange notes will be substantially identical to the form and terms of the outstanding notes except the exchange notes will be registered under the Securities Act, will not bear legends restricting their transfer and will not provide for any liquidated damages upon our failure to fulfill our obligations under the registration rights agreement to file, and cause to be effective, a registration statement. The exchange notes will evidence the same debt as the outstanding notes. The exchange notes will be issued under and entitled to the benefits of the same indenture that authorized the issuance of the outstanding notes. Consequently, both series will be treated as a single class of debt securities under that indenture. For a description of the indenture, see "Description of Exchange Notes."

     The exchange offer is not conditioned upon any minimum aggregate principal amount of outstanding notes being tendered for exchange.

     As of the date of this prospectus, $150 million aggregate principal amount of the outstanding notes are outstanding. This prospectus and the letter of transmittal are being sent to all registered holders of outstanding notes. There will be no fixed record date for determining registered holders of outstanding notes entitled to participate in the exchange offer.

     We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC. Outstanding notes that are not tendered for exchange in the exchange offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits such holders have under the indenture relating to the outstanding notes and the registration rights agreement.

     We will be deemed to have accepted for exchange properly tendered outstanding notes when we have given oral or written notice of the acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the exchange notes from us and delivering exchange notes to such holders. Subject to the terms of the registration rights agreement, we expressly reserve the right to amend or terminate the exchange offer, and not to accept the occurrence of any of the conditions specified below under "--Conditions to the Exchange Offer."

     Holders who tender outstanding notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of outstanding notes. We will pay all charges and expenses, other than certain applicable taxes described below in connection with the exchange offer. It is important that you read "--Fees and Expenses" below for more details regarding fees and expenses incurred in the exchange offer.

Expiration Date; Extensions, Amendments

     As used in this prospectus, the term "expiration date" means 5:00 p.m. New
York City time, on         , 2001. However, if we, in our sole discretion,
extend the period of time for which the exchange offer is open, the term "expiration date" will mean the latest time and date to which we shall have extended the expiration of the exchange offer.

     In order to extend the period of time during which the exchange offer is open, we will give oral or written notice of such extension to the exchange agent. We will notify the registered holders of the outstanding notes no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

     We reserve the right, in our sole discretion:

     .    to delay accepting for exchange any outstanding notes

     . to extend the exchange offer or to terminate the exchange offer and to refuse to accept outstanding notes not previously accepted if any of the conditions set forth below under "--Conditions of the Exchange Offer" have not been satisfied, by giving oral or written notice of such delay, extension or termination to the exchange agent

     . subject to the terms of the registration rights agreement, to amend the terms of the exchange offer in any manner.

     Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders of the outstanding notes. If we amend the exchange offer in a manner that we determine to constitute a material change, we will promptly disclose such amendment in a manner reasonably calculated to inform the holders of outstanding notes of such amendment.

Conditions to the Exchange Offer

     Despite any other term of the exchange offer, we will not be required to accept for exchange, or to issue exchange notes in exchange for, any outstanding notes, and we may terminate or amend the exchange offer as provided in this prospectus before accepting any outstanding notes for exchange if in our reasonable judgment:

     . the exchange notes to be received will not be tradeable by the holder, without restriction under the Securities Act or the Exchange Act and without material restrictions under the blue sky or securities laws of substantially all of the states of the United States

     . the exchange offer, or the making of any exchange by a holder of outstanding notes, would violate applicable law or any applicable interpretation of the staff of the SEC

     . any action or proceeding has been instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer that, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer

     In addition, we will not be obligated to accept for exchange the outstanding notes of any holder that has not made to us

     . the representations described under "--Procedures for Tendering" and "Plan of Distribution."

     . such other representations as may be reasonably necessary under applicable SEC rules, regulations, or interpretations to make available to us an appropriate form for registration of the exchange notes under the Securities Act

     We expressly reserve the right at any time or at various times to extend the period of time during which the exchange offer is open. Consequently, we may delay acceptance of any outstanding notes by giving oral or written notice of such extension to their holders. During any such extensions, all outstanding notes previously tendered will remain subject to the exchange offer, and we may accept them for exchange. We will return any outstanding notes that we do not accept for exchange for any reason without expense to their tendering holder as promptly as practicable after the expiration or termination of the exchange offer.

     We expressly reserve the right to amend or terminate the exchange offer, and to reject for exchange any outstanding notes not previously accepted for exchange, upon the occurrence of any of the conditions of the exchange offer specified above. We will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the outstanding notes as promptly as practicable. In the case of any extension, such notice will be issued no later than 9:00 a.m. New York City time, on the business day after the previously scheduled expiration date.

     These conditions are for our sole benefit and we may assert them regardless of the circumstances that may give rise to them or waive them in whole or in part at any or at various times in our sole discretion. If we fail at any time to exercise any of the foregoing rights, this failure will not constitute a waiver of such right. Each such right will be deemed an ongoing right that we may assert at any time or at various times.

     In addition, we will not accept for exchange any outstanding notes tendered, and will not issue exchange notes in exchange for any such outstanding notes, if at such time any stop order will be threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939.

Procedures for Tendering

     Only a holder of outstanding notes may tender such outstanding notes in the exchange offer. To tender in the exchange offer, a holder must:

     . complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal; have the signature on the letter of transmittal guaranteed if the letter of transmittal so requires; and mail or deliver such letter of transmittal or facsimile to the exchange agent prior to the expiration date or

     . comply with DTC's Automated Tender Offer Program procedures described below

     In addition, either:

     . the exchange agent must receive outstanding notes along with the letter of transmittal or

     . the exchange agent must receive, prior to the expiration date, a timely confirmation of book-entry transfer of such outstanding notes into the exchange agent's account at DTC according to the procedure for book-entry transfer described below or a properly transmitted agent's message or

     . the holder must comply with the guaranteed delivery procedures described below

     To be tendered effectively, the exchange agent must receive any physical delivery of the letter of transmittal and other required documents at the address set forth below under "--Exchange Agent" prior to the expiration date.

     The tender by a holder that is not withdrawn prior to the expiration date will constitute an agreement between such holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

     The method of delivery of outstanding notes, letters of transmittal, and all other required documents is at your election and risk. Rather than mail these items, we recommend that holders use an overnight or hand delivery service. In all cases, you should allow sufficient time to assure timely delivery to the exchange agent before the expiration date. You should not send letters of transmittal or certificates representing outstanding notes to us.

     Any beneficial owner of outstanding notes that are registered in the name of a broker, dealer, commercial bank, trust company, or other nominee who wishes to participate in the exchange offer should promptly contact the person through which it beneficially owns such outstanding notes and instruct that person to tender outstanding notes on behalf of such beneficial owner. If such beneficial owner wishes to tender on its own behalf, it must, prior to completing and executing the letter of transmittal and delivering its outstanding notes either:

     . make appropriate arrangements to register ownership of the outstanding notes in such owner's name or

     . obtain a properly completed bond power from the registered holder of outstanding notes

     The transfer of registered ownership may take considerable time and may not be completed prior to the expiration date.

     Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or another "eligible institution" within the meaning of Rule 17Ad-15 under the Exchange Act unless the outstanding notes surrendered for exchange are tendered:

     . by a registered holder of the outstanding notes who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" on the letter of transmittal; or

     .    for the account of an eligible institution

     If the letter of transmittal is signed by a person other than the registered holder of any outstanding notes listed on the outstanding notes, such outstanding notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder's name appears on the outstanding notes and an eligible institution must guarantee the signature on the bond power.

     If the letter of transmittal or any certificates representing outstanding notes, or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, the persons should so indicate when signing. Unless waived by us, they should also submit evidence satisfactory to us of their authority to deliver the letter of transmittal.

     The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC's system may use DTC's Automated Tender Offer Program to tender. Participants in the program may, instead of physically completing and signing the letter of transmittal and delivering it to the exchange, transmit their acceptance of the exchange electronically. They may do so by causing DTC to transfer the outstanding notes to the exchange agent in accordance with its procedures for transfer. DTC will then send an agent's message to the exchange agent. The term "agent's message" means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, to the effect that:

     . DTC has received an express acknowledgment from a participant in its Automated Tender Offer Program that is tendering outstanding notes that are the subject of the book-entry confirmation

     . such participant has received and agrees to be bound by the terms of the letter of transmittal (or in the case of an agent's message relating to guaranteed delivery, that such participant has received and agrees to be bound by the applicable notice of guaranteed delivery)

     .    the agreement may be enforced against such participant

     In all cases, we will issue exchange notes for outstanding notes that we have accepted for exchange under the exchange offer only after the exchange agent timely receives:

     . outstanding notes or a timely book-entry confirmation of such outstanding notes into the exchange agent's account at DTC

     . a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent's message.

     By tendering outstanding notes pursuant to the exchange offer, each holder will represent to us that, among other things:

     . the exchange notes acquired pursuant to the exchange offer are being acquired in the ordinary course of business of the person receiving the exchange notes (whether or not the person is the holder of the outstanding notes);

     . neither the holder nor any such other person is engaging in or intends to engage in a distribution of the exchange notes;

     . neither the holder nor any such other person has an arrangement or understanding with any person to participate in a distribution of the exchange notes;

     . neither the holder nor any such other person is an affiliate of Hovnanian, or if either is an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act.

     In addition, each broker-dealer that is to receive exchange notes for its own account in exchange for outstanding notes must represent that such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities and must acknowledge that it will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. See "Plan of Distribution."

     We will interpret the terms and conditions of the exchange offer, including the letter of transmittal and the instructions to the letter of transmittal, and will resolve all questions as to the validity, form, eligibility (including time of receipt), and acceptance of outstanding notes tendered for exchange. Our determinations in this regard will be final and binding on all parties. We reserve the absolute right to reject any and all tenders of any particular outstanding notes not properly tendered or to not accept any particular outstanding notes if the acceptance might, in our or our counsel's judgment, be unlawful. We also reserve the absolute right to waive any defects or irregularities or conditions of the exchange offer as to any particular outstanding notes either before or after the expiration date, including the right to waive the ineligibility of any holder who seeks to tender outstanding notes in the exchange offer.

     Unless waived, any defects or irregularities in connection with tenders of outstanding notes for exchange must be cured within such reasonable period of time as we determine. Neither we, the exchange agent, nor any other person will be under any duty to give notification of any defect or irregularity with respect to any tender of outstanding notes for exchange, nor will any of them incur any liability for any failure to give notification. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the irregularities have not been cured or waived will be returned by the exchange agent to the tendering holder, unless otherwise provided in the letter of transmittal, promptly after the expiration date.

Book-Entry Transfer

     The exchange agent will make a request to establish an account with respect to the outstanding notes at DTC, as book-entry transfer facility, for purposes of the exchange offer promptly after the date of this prospectus. Any financial institution that is a participant in DTC's system may make book-entry delivery of outstanding notes by causing DTC to transfer the outstanding notes into the exchange agent's account at DTC in accordance with DTC's procedures for transfer. Holders of outstanding notes who are unable to deliver confirmation of the book-entry tender of their outstanding notes into the exchange agent's account at DTC or all other documents required by the letter of transmittal to the exchange agent on or prior to the expiration date must tender their outstanding notes according to the guaranteed delivery procedures below.

Guaranteed Delivery Procedures

     Holders wishing to tender their outstanding notes but whose outstanding notes are not immediately available or who cannot deliver their outstanding notes, the letter of transmittal or any other required documents to the exchange agent or comply with the applicable procedures under DTC's Automatic Tender Offer Program prior to the expiration date may tender if:

     .    the tender is made through an eligible institution

     . prior to the expiration date, the exchange agent receives from such eligible institution either a properly completed and duly executed notice of guaranteed delivery, letter of transmittal (by facsimile transmission, mail, or hand delivery) or a properly transmitted agent's message and notice of guaranteed delivery:

               . setting forth the name and address of the holder, the registered number(s) of such outstanding notes and the principal amount of outstanding notes tendered

               .    stating that the tender is being made thereby

               . guaranteeing that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal (or facsimile thereof) together with the outstanding notes or a book-entry confirmation, and any other documents required by the letter of transmittal, will be deposited by the eligible institution with the exchange agent

     . the exchange agent receives such properly completed and executed letter of transmittal (or facsimile thereof), as well as all tendered outstanding notes in proper form for transfer or a book-entry confirmation, and all other documents required by the letter of transmittal within three New York Stock Exchange trading days after the expiration date.

Withdrawal Rights

     Except as otherwise provided in this prospectus, holders of outstanding notes may withdraw their tenders at any time prior to the expiration date.

     For a withdrawal to be effective:

     . the exchange agent must receive a written notice (which may be by telegram, telex, facsimile or letter) of withdrawal at one of the addresses set forth below under "Exchange Agent" or

     . holders must comply with the appropriate procedures of DTC's Automated Tender Offer Program system.

     Any such notice of withdrawal must:

     . specify the name of the person who tendered the outstanding notes to be withdrawn

     . identify the outstanding notes to be withdrawn (including the principal amount of the outstanding notes)

     . where certificates for outstanding notes have been transmitted, specify the name in which such outstanding notes were registered, if different from that of the withdrawing holder

     If certificates for outstanding notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, the withdrawing holder must also submit:

     .    the serial numbers of the particular certificates to be withdrawn

     . a signed notice of withdrawal with signatures guaranteed by an eligible institution unless such holder is an eligible institution.

     If outstanding notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn outstanding securities and otherwise comply with the procedures of the facility. We will determine all questions as to the validity, form, and eligibility, including time of receipt, of notices of withdrawal and our determination will be final and binding on all parties. Any outstanding notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any outstanding notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder without cost to the holder (or, in account at DTC according to the procedures described above, such outstanding notes will be credited to an account maintained with DTC for outstanding notes) as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn outstanding notes may be retendered by following the procedures described under "--Procedures for Tendering" above at any time on or prior to the expiration date.

Exchange Agent

     First Union National Bank has been appointed as the exchange agent for the exchange offer. First Union also acts as trustee under the indenture. You should direct all executed letters of transmittal and all questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal, and requests for notices of guaranteed delivery to the exchange agent addressed as follows:

            Delivery to:  First Union National Bank, Exchange Agent

      By Mail:                        By Overnight Courier Delivery:               By Hand:

First Union National Bank               First Union National Bank           First Union National Bank
Attn: Marcia Rice                       Attn: Marcia Rice                   Attn: Marcia Rice
Corporate Trust Operations Reorg        Corporate Trust Operations Reorg    Corporate Trust Operations Reorg
1525 West W.T. Harris Blvd.             1525 West W.T. Harris Blvd.         1525 West W.T. Harris Blvd.
Charlotte NC 28288-1153                 Charlotte NC 28288-1153             Charlotte NC 28288-1153

                                       By Facsimile Transmissions:
                                              (704) 590-7628

                                         Facsimile Confirmation:
                                              (704) 590-7413

                                            For Information:
                                              (704) 590-7413

     If you deliver the letter of transmittal to an address other than as set forth above or transmit instructions via facsimile other that as set forth above, such delivery or instructions will not be effective.

Fees and Expenses

     We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, we make additional solicitation by telegraph, telephone or in person by our officers and regular employees and those of our affiliates.

     We have not retained any dealer-manager in connection with the exchange offer and will not make any payment to broker-dealers or others for soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related, reasonable out-of-pocket expenses.

     We will pay the estimated cash expenses to be incurred in connection with the exchange offer. The expenses are estimated in the aggregate to be approximately $_____. They include:

     .    SEC registration fees

     .    fees and expenses of the exchange agent and trustee

     .    accounting and legal fees and printing costs

     .    related fees and expenses.

Accounting Treatment

     We will record the exchange notes in our accounting records at the same carrying value as the outstanding notes, which is the aggregate principal amount as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes upon the consummation of the exchange offer. We will record the expenses of the exchange offer as incurred.

Transfer Taxes

     We will pay all transfer taxes, if any, applicable to the exchange of outstanding notes under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes (whether imposed on the registered holder or any other person) if:

     . certificates representing outstanding notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of outstanding notes tendered or

     . tendered outstanding notes are registered in the name of any person other than the person signing the letter of transmittal or

     . a transfer tax is imposed for any reason other than the exchange of outstanding notes under the exchange offer

     If satisfactory evidence of payment of such taxes is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed to that tendering holder.

Consequences of Failure to Exchange

     Holders of outstanding notes who do not exchange their outstanding notes for exchange notes under the exchange offer will remain subject to the restrictions on transfer of such outstanding notes:

     . as set forth in the legend printed on the notes as a consequence of the issuance of the outstanding notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws

     . otherwise set forth in the offering circular distributed in connection with the private offering of the outstanding notes

     In general, you may not offer or sell the outstanding notes unless they are registered under the Securities Act, or if the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the outstanding notes under the Securities Act. Based on interpretations of the SEC staff, exchange notes issued pursuant to the exchange offer may be offered for resale, resold or otherwise transferred by their holders (other than any such holder that is our "affiliate" within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the holders acquired the exchange notes in the ordinary course of the holders' business and the holders have no arrangement or understanding with respect to the distribution of the exchange notes to be acquired in the exchange offer. Any holder who tenders in the exchange offer for the purpose of participating in a distribution of the exchange notes:

     .    could not rely on the applicable interpretations of the SEC

     . must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction

Other

     Participating in the exchange offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

     We may in the future seek to acquire untendered outstanding notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any outstanding notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered outstanding notes.

                         DESCRIPTION OF EXCHANGE NOTES

General

     The form and terms of the exchange notes and the outstanding notes are identical in all material respects except that the registration rights and related liquidated damages provisions, and the transfer restrictions applicable to the outstanding notes do not apply to the exchange notes. All references to "Notes" in this section are references to both outstanding notes and exchange notes, unless otherwise specified.

     We issued the outstanding 10 1/2% Senior Notes due 2007 under an indenture, dated as of October 2, 2000, among us, the Guarantors and First Union National Bank, as trustee. The terms of the Notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939. The exchange notes will be issued under the same indenture.

     This description of the exchange notes contains definitions of terms, including those defined under the caption "Definitions of Certain Terms Used in the Indenture". The following discussion includes a summary description of certain material terms of the indenture, the registration rights agreement, and the exchange notes. Because this is a summary, it does not include all of the information that is included in the indenture, the registration rights agreement, or the exchange notes.

     You should read the indenture and the registration rights agreement carefully and in their entirety because they, and not this description, define your rights as holders of the notes. You may request copies of these documents at our address set forth under "Where You Can Find More Information."

     The outstanding notes and the exchange notes constitute a single series of debt securities under the indenture. If the Exchange Offer is consummated, holders of notes who do not exchange their notes in the Exchange Offer will vote together with the holders of the registered notes for all relevant purposes under the indenture. Accordingly, when determining whether the required holders have given notice, consent or waiver or taken any other action permitted under the indenture, any outstanding notes that remain outstanding after the Exchange Offer will be aggregated with the registered notes. All references herein to specified percentages in aggregate principal amount of notes outstanding shall be deemed to mean, at any time after the Exchange Offer is consummated, percentages in aggregate principal amount of notes and registered notes outstanding.

     The exchange notes will bear interest from the date the exchange notes are first issued under the Indenture at the rate per annum shown on the cover page of this offering memorandum, payable semi-annually on April 1 and October 1 of each year, commencing April 1, 2001, to Holders of record at the close of business on March 15 or September 15, as the case may be, immediately preceding each such interest payment date. The exchange notes will mature on October 1, 2007, and will be issued in denominations of $1,000 and integral multiples thereof.

     The exchange notes are limited to an aggregate principal amount of $200.0 million. The exchange notes are guaranteed by the Company and each of the Guarantors pursuant to the guarantees (the "Guarantees") described below.

     The exchange notes are general unsecured obligations of the Issuer and rank senior in right of payment to all our future Indebtedness of the Issuer that is, by its terms, expressly subordinated in right of payment to the exchange notes and pari passu in right of payment with all our existing and future unsecured Indebtedness of the Issuer that is not so subordinated. The Guarantees are general unsecured obligations of the Company and the Guarantors and will rank senior in right of payment to all future Indebtedness of the Company and the Guarantors that is, by its terms, expressly subordinated in right of payment to the Guarantees and rank pari passu in right of payment with all existing and future unsecured Indebtedness of the Company and the Guarantors that is not so subordinated.

     Secured creditors of the Company, the Issuer and the other Guarantors have a claim on the assets which secure the obligations of the Company and the Guarantors to such creditors prior to claims of Holders of the exchange notes against those assets. At July 31, 2000, as adjusted to give effect to the transactions described under "Use of Proceeds" and the merger of Washington Homes, the Company, the Issuer and the Guarantors would have had approximately $510.0 million (including the Notes) of Indebtedness outstanding, of which $19.5 million would have been secured by assets of the Company and its Restricted Subsidiaries and $100.0 million of which would have been subordinated to the Notes. In addition, the Indebtedness under the revolving credit agreement is secured by a pledge of the stock of KHL, Inc., a wholly owned subsidiary of the Company, which is not a guarantor of the notes.

Redemption

     The notes are subject to redemption upon not less than 30 nor more than 60 days' notice by mail, at any time, as a whole or in part, at the election of the Issuer, at a price equal to the sum of (i) 100% of the principal amount thereof plus accrued and unpaid interest and liquidated damages, if any, thereon to the redemption date plus (ii) the Make-Whole Amount, if any.

     The term "Make-Whole Amount" shall mean, in connection with any optional redemption of any note, the excess, if any, of (i) the aggregate present value as of the date of such redemption of each dollar of principal being redeemed and the amount of interest (exclusive of interest accrued to the redemption date) that would have been payable in respect of such dollar if such prepayment had not been made, determined by discounting, on a semiannual basis, such principal and interest at the Reinvestment Rate (determined on the business day preceding the date of such redemption) from the respective dates on which such principal and interest would have been payable if such payment had not been made, over
(ii) the aggregate principal amount of the notes being redeemed.

     The term "Reinvestment Rate" shall mean 0.50% (one-half of one percent) plus the arithmetic mean of the yields under the respective headings "This Week" and "Last Week" published in the Statistical Release under the caption "Treasury Constant Maturities" for the maturity (rounded to the nearest month) corresponding to the maturity of the principal being prepaid. If no maturity exactly corresponds to such maturity, yields for the two published maturities most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For the purpose of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used.

     The term "Statistical Release" shall mean the statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded U.S. government securities adjusted to constant maturities or, if such statistical release is not published at the time of any determination under the indenture, then such other reasonably comparable index which shall be designated by the Issuer.

     The Issuer may redeem notes, at any time prior to October 1, 2003, with the net cash proceeds of one or more Public Equity Offerings by the Company, at a redemption price equal to 110.5% of the principal amount of such notes, plus accrued and unpaid interest and liquidated damages, if any, to the date of redemption, provided, however, that after each such redemption not less than $97.5 million principal amount of notes (excluding any notes held by the Company or any of its Affiliates) remains outstanding. Notice of any such redemption must be given within 60 days after the date of the closing of the relevant Public Equity Offering.

     Selection of the notes or portions thereof for redemption pursuant to the foregoing shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of The Depository Trust Company), unless such method is otherwise prohibited. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose notes are to be redeemed at the registered address of such Holder. On and after the redemption date, interest ceases to accrue on the notes or portions thereof called for redemption.

     There is no sinking fund for the notes.

The Guarantees

     The Company and each of the Guarantors will (so long, in the case of a Restricted Subsidiary, as it remains a Restricted Subsidiary) unconditionally guarantee on a joint and several basis all of our obligations under the Notes, including our obligations to pay principal, premium, if any, and interest with respect to the notes. The Guarantees will be general unsecured obligations of the Company and the Guarantors and will rank pari passu with all existing and future unsecured Indebtedness of the Guarantors that is not, by its terms, expressly subordinated in right of payment to the Guarantees. The obligations of each Guarantor other than the Company are limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under the Indenture, will result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Guarantor other than the Company that makes a payment or distribution under a Guarantee shall be entitled to a contribution from each other Guarantor in an amount pro rata, based on the net assets of each Guarantor, determined in accordance with GAAP. Except as provided in "Certain Covenants" below, the Company is not restricted from selling or otherwise disposing of any of the Guarantors.

     The Indenture requires that each existing and future Restricted Subsidiary (other than KHL, Inc. and K. Hovnanian Poland, Inc.) be a Guarantor. The Company is permitted to cause any Unrestricted Subsidiary to be a Guarantor.

     The Indenture provides that if all or substantially all of the assets of any Guarantor other than the Company or all of the Capital Stock of any Guarantor other than the Company is sold (including by consolidation, merger, issuance or otherwise) or disposed of (including by liquidation, dissolution or otherwise) by the Company or any of its Subsidiaries, or, unless the Company elects otherwise, if any Guarantor other than the Company is designated an Unrestricted Subsidiary in accordance with the terms of the Indenture, then such Guarantor (in the event of a sale or other disposition of all of the Capital Stock of such Guarantor or a designation as an Unrestricted Subsidiary) or the Person acquiring such assets (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) shall be deemed automatically and unconditionally released and discharged from any of its obligations under the Indenture without any further action on the part of the Trustee or any Holder of the Notes.

     An Unrestricted Subsidiary that is a Guarantor shall be deemed automatically and unconditionally released and discharged from all obligations under its Guarantee upon notice from the Company to the Trustee to such effect, without any further action required on the part of the Trustee or any Holder.

     A sale of assets or Capital Stock of a Guarantor may constitute an Asset Disposition subject to the "Limitations on Dispositions of Assets" covenant.

Certain Covenants

     The following is a summary of certain covenants that are contained in the Indenture. Such covenants are applicable (unless waived or amended as permitted by the Indenture) so long as any of the notes are outstanding or until the notes are defeased pursuant to provisions described under "Defeasance of Indenture."

     Repurchase of Notes upon Change of Control. In the event that there shall occur a Change of Control, each Holder of notes shall have the right, at such Holder's option, to require the Issuer to purchase all or any part of such Holder's notes on a date (the "Repurchase Date") that is no later than 90 days after notice of the Change of Control, at 101% of the principal amount thereof plus accrued and unpaid interest and liquidated damages, if any, to the Repurchase Date.

     On or before the thirtieth day after any Change of Control, the Issuer is obligated to mail or cause to be mailed, to all Holders of record of notes a notice regarding the Change of Control and the repurchase right. The notice shall state the Repurchase Date, the date by which the repurchase right must be exercised, the price for the notes and the procedure which the Holder must follow to exercise such right. Substantially simultaneously with mailing of the notice, the Issuer shall cause a copy of such notice to be published in a newspaper of general circulation in the Borough of Manhattan, The City of New York. To exercise such right, the Holder of such note must deliver at least ten days prior to the Repurchase Date written notice to the Issuer (or an agent designated by the Issuer for such purpose) of the Holder's exercise of such right, together with the note with respect to which the right is being exercised, duly endorsed for transfer; provided, however, that if mandated by applicable law, a Holder may be permitted to deliver such written notice nearer to the Repurchase Date than may be specified by the Issuer.

     The Issuer will comply with applicable law, including Section 14(e) of the Securities Exchange Act of 1934 (the "Exchange Act") and Rule l4e-1 thereunder, if applicable, if the Issuer is required to give a notice of a right of repurchase as a result of a Change of Control.

     With respect to any disposition of assets, the phrase "all or substantially all" as used in the Indenture (including as set forth under "Limitations on Mergers, Consolidations and Sales of Assets" below) varies according to the facts and circumstances of the subject transaction, has no clearly established meaning under New York law (which governs the indenture) and is subject to judicial interpretation. Accordingly, in certain circumstances there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of "all or substantially all" of the assets of the Company, and therefore it may be unclear as to whether a Change of Control has occurred and whether the Holders have the right to require the Issuer to repurchase notes.

     None of the provisions relating to a repurchase upon a Change of Control is waivable by the Board of Directors of the Issuer or the Company. The Company could, in the future, enter into certain transactions, including certain recapitalizations of the Company, that would not result in a Change of Control, but would increase the amount of Indebtedness outstanding at such time.

     The Indenture will require the payment of money for notes or portions thereof validly tendered to and accepted for payment by the Issuer pursuant to a Change of Control offer. In the event that a Change of Control has occurred under the indenture, a change of control will also have occurred under the indenture governing the Issuer's 9 3/4% Subordinated Notes due 2005, 9 1/8% Senior Notes due 2009 and under the revolving credit agreement. If a Change of Control were to occur, there can be no assurance that the Issuer would have sufficient funds to pay the purchase price for all notes and amounts due under other Indebtedness that the Company may be required to repurchase or repay or that the Company or the other Guarantors would be able to make such payments.
In the event that the Issuer were required to purchase outstanding notes pursuant to a Change of Control offer, the Company expects that it would need to seek third-party financing to the extent it does not have available funds to enable the Issuer to meet its purchase obligations. However, there can be no assurance that the Company would be able to obtain such financing.

     Failure by the Issuer to purchase the notes when required upon a Change of Control will result in an Event of Default with respect to the notes.

     These provisions could have the effect of deterring hostile or friendly acquisitions of the Company where the Person attempting the acquisition views itself as unable to finance the purchase of the principal amount of Notes which may be tendered to the Company upon the occurrence of a Change of Control.

     Limitations on Indebtedness. The Indenture provides that the Company and the Issuer will not, and will not cause or permit any Restricted Subsidiary, directly or indirectly, to create, incur, assume, become liable for or guarantee the payment of (collectively, an "incurrence") any Indebtedness (including Acquired Indebtedness) unless, after giving effect thereto and the application of the proceeds therefrom, the Consolidated Fixed Charge Coverage Ratio on the date thereof would be at least 2.0 to 1.0.

     Notwithstanding the foregoing, the provisions of the Indenture will not prevent the incurrence of:

     (1)  Permitted Indebtedness,

     (2)  Refinancing Indebtedness,

     (3)  Non-Recourse Indebtedness,

     (4)  any Guarantee of Indebtedness represented by the Notes, and

     (5) any guarantee of Indebtedness incurred under Credit Facilities in compliance with the Indenture.

     For purposes of determining compliance with this covenant, in the event that an item of Indebtedness may be incurred through the first paragraph of this covenant or by meeting the criteria of one or more of the types of Indebtedness described in the second paragraph of this covenant (or the definitions of the terms used therein), the Company, in its sole discretion,

     (1) may classify such item of Indebtedness under and comply with either of such paragraphs (or any of such definitions), as applicable,

     (2) may classify and divide such item of Indebtedness into more than one of such paragraphs (or definitions), as applicable, and

     (3) may elect to comply with such paragraphs (or definitions), as applicable, in any order.

     The Company and the Issuer will not, and will not cause or permit any Guarantor to, directly or indirectly, in any event incur any Indebtedness that purports to be by its terms (or by the terms of any agreement governing such Indebtedness) subordinated to any other Indebtedness of the Company or of such Guarantor, as the case may be, unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinated to the notes or the Guarantee of such Guarantor, as the case may be, to the same extent and in the same manner as such Indebtedness is subordinated to such other Indebtedness of the Company or such Guarantor, as the case may be.

     Limitations on Restricted Payments. The Indenture provides that the Company and the Issuer will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment unless:

     (1) no Default or Event of Default shall have occurred and be continuing at the time of or immediately after giving effect to such Restricted Payment;

     (2) immediately after giving effect to such Restricted Payment, the Company could incur at least $1.00 of Indebtedness pursuant to the first paragraph of the "Limitations on Indebtedness" covenant; and

     (3) immediately after giving effect to such Restricted Payment, the aggregate amount of all Restricted Payments (including the Fair Market Value of any non-cash Restricted Payment) declared or made after May 4, 1999 does not exceed the sum of:

               (a) 50% of the Consolidated Net Income of the Company on a cumulative basis during the period (taken as one accounting period) from and including February 1, 1999 and ending on the last day of the Company's fiscal quarter immediately preceding the date of such Restricted Payment (or in the event such Consolidated Net Income shall be a deficit, minus 100% of such deficit), plus

               (b) 100% of the aggregate net cash proceeds of and the Fair Market Value of Property received by the Company from (1) any capital contribution to the Company after February 1, 1999 or any issue or sale after February 1, 1999 of Qualified Stock (other than to any Subsidiary of the Company) and (2) the issue or sale after February 1, 1999 of any Indebtedness or other securities of the Company convertible into or exercisable for Qualified Stock of the Company that have been so converted or exercised, as the case may be, plus

               (c) in the case of the disposition or repayment of any Investment constituting a Restricted Payment made after May 4, 1999, an amount (to the extent not included in the calculation of Consolidated Net Income referred to in (a)) equal to the lesser of (x) the return of capital with respect to such Investment (including by dividend, distribution or sale of Capital Stock) and (y) the amount of such Investment that was treated as a Restricted Payment, in either case, less the cost of the disposition or repayment of such Investment (to the extent not included in the calculation of Consolidated Net Income referred to in
                    (a)), plus

               (d) with respect to any Unrestricted Subsidiary that is redesignated as a Restricted Subsidiary after May 4, 1999, in accordance with the definition of Unrestricted Subsidiary (so long as the designation of such Subsidiary as an Unrestricted Subsidiary was treated as a Restricted Payment made after the Issue Date, and only to the extent not included in the calculation of Consolidated Net Income referred to in (a)), an amount equal to the lesser of (x) the proportionate interest of the Company or a Restricted Subsidiary in an amount equal to the excess of (I) the total assets of such Subsidiary, valued on an aggregate basis at the lesser of book value and Fair Market Value thereof, over
                    (II) the total liabilities of such Subsidiary, determined in accordance with GAAP, and (y) the Designation Amount at the time of such Subsidiary's designation as an Unrestricted Subsidiary, plus

               (e)  $17 million, minus

               (f) the aggregate amount of all Restricted Payments (other than Restricted Payments referred to in clause (C) of the immediately succeeding paragraph) made after February 1, 1999 through May 4, 1999.

     The foregoing clauses (2) and (3) will not prohibit:

               (A) the payment of any dividend within 60 days of its declaration if such dividend could have been made on the date of its declaration without violation of the provisions of the Indenture;

               (B) the repurchase, redemption or retirement of any shares of Capital Stock of the Company in exchange for, or out of the net proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, other shares of Qualified Stock; and

               (C) the purchase, redemption or other acquisition, cancellation or retirement for value of Capital Stock, or options, warrants, equity appreciation rights or other rights to purchase or acquire Capital Stock, of the Company or any Subsidiary held by officers or employees or former officers or employees of the Company or any Subsidiary (or their estates or beneficiaries under their estates) not to exceed $10 million in the aggregate since May 4, 1999;

     provided, however that each Restricted Payment described in clauses (A) and
(B) of this sentence shall be taken into account for purposes of computing the aggregate amount of all Restricted Payments pursuant to clause (3) of the immediately preceding paragraph.

     For purposes of determining the aggregate and permitted amounts of Restricted Payments made, the amount of any guarantee of any Investment in any Person that was initially treated as a Restricted Payment and which was subsequently terminated or expired, net of any amounts paid by the Company or any Restricted Subsidiary in respect of such guarantee, shall be deducted.

     In determining the "Fair Market Value of Property" for purposes of clause
(3) of the first paragraph of this covenant, Property other than cash, Cash Equivalents and Marketable Securities shall be deemed to be equal in value to the "equity value" of the Capital Stock or other securities issued in exchange therefor. The equity value of such Capital Stock or other securities shall be equal to (i) the number of shares of Common Equity issued in the transaction (or issuable upon conversion or exercise of the Capital Stock or other securities issued in the transaction) multiplied by the closing sale price of the Common Equity on its principal market on the date of the transaction

(less, in the case of Capital Stock or other securities which require the payment of consideration at the time of conversion or exercise, the aggregate consideration payable thereupon) or (ii) if the Common Equity is not then traded on the New York Stock Exchange, American Stock Exchange or Nasdaq National Market, or if the Capital Stock or other securities issued in the transaction do not consist of Common Equity (or Capital Stock or other securities convertible into or exercisable for Common Equity), the value (if more than $10 million) of such Capital Stock or other securities as determined by a nationally recognized investment banking firm retained by the Board of Directors of the Company.

     Limitations on Transactions with Affiliates. The Indenture provides that the Company and the Issuer will not, and will not cause or permit any Restricted Subsidiary to, make any loan, advance, guarantee or capital contribution to, or for the benefit of, or sell, lease, transfer or otherwise dispose of any property or assets to or for the benefit of, or purchase or lease any property or assets from, or enter into or amend any contract, agreement or understanding with, or for the benefit of, any Affiliate of the Company or any Affiliate of any of the Company's Subsidiaries or any holder of 10% or more of the Common Equity of the Company (including any Affiliates of such holders), in a single transaction or series of related transactions (each, an "Affiliate Transaction"), except for any Affiliate Transaction the terms of which are at least as favorable as the terms which could be obtained by the Company, the Issuer or such Restricted Subsidiary, as the case may be, in a comparable transaction made on an arm's length basis with Persons who are not such a holder, an Affiliate of such a holder or an Affiliate of the Company or any of the Company's Subsidiaries.

     In addition, the Company and the Issuer will not, and will not cause or permit any Restricted Subsidiary to, enter into an Affiliate Transaction unless:

     (1) with respect to any such Affiliate Transaction involving or having a value of more than $1 million, the Company shall have (x) obtained the approval of a majority of the Board of Directors of the Company and (y) either obtained the approval of a majority of the Company's disinterested directors or obtained an opinion of a qualified independent financial advisor to the effect that such Affiliate Transaction is fair to the Company, the Issuer or such Restricted Subsidiary, as the case may be, from a financial point of view, and

     (2) with respect to any such Affiliate Transaction involving or having a value of more than $10 million, the Company shall have (x) obtained the approval of a majority of the Board of Directors of the Company and (y) delivered to the Trustee an opinion of a qualified independent financial advisor to the effect that such Affiliate Transaction is fair to the Company, the Issuer or such Restricted Subsidiary, as the case may be, from a financial point of view.

     The Indenture will also provide that notwithstanding the foregoing, an Affiliate Transaction will not include:

     (1) any contract, agreement or understanding with, or for the benefit of, or plan for the benefit of, employees of the Company or its Subsidiaries generally (in their capacities as such) that has been approved by the Board of Directors of the Company,

     (2) Capital Stock issuances to directors, officers and employees of the Company or its Subsidiaries pursuant to plans approved by the stockholders of the Company,

     (3) any Restricted Payment otherwise permitted under the "Limitations on Restricted Payments" covenant,

     (4) any transaction between or among the Company and one or more Restricted Subsidiaries or between or among Restricted Subsidiaries (provided, however, no such transaction shall involve any other Affiliate of the Company (other than an Unrestricted Subsidiary to the extent the applicable amount constitutes a Restricted Payment permitted by the Indenture)),

     (5) any transaction between one or more Restricted Subsidiaries and one or more Unrestricted Subsidiaries where all of the payments to, or other benefits conferred upon, such Unrestricted Subsidiaries are substantially contemporaneously dividended, or otherwise distributed or transferred without charge, to the Company or a

Restricted Subsidiary,

     (6) issuances, sales or other transfers or dispositions of mortgages and collateralized mortgage obligations in the ordinary course of business between Restricted Subsidiaries and Unrestricted Subsidiaries of the Company, and

     (7) the payment of reasonable and customary fees to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company, the Issuer or any Restricted Subsidiary.

     Limitations on Dispositions of Assets. The Indenture provides that the Company and the Issuer will not, and will not cause or permit any Restricted Subsidiary to, make any Asset Disposition unless:

     (x) the Company (or such Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Disposition at least equal to the Fair Market Value thereof, and

     (y) not less than 70% of the consideration received by the Company (or such Restricted Subsidiary, as the case may be) is in the form of cash, Cash Equivalents and Marketable Securities.

     The amount of (i) any Indebtedness (other than any Indebtedness subordinated to the notes) of the Company or any Restricted Subsidiary that is actually assumed by the transferee in such Asset Disposition and (ii) the fair market value (as determined in good faith by the Board of Directors of the Company) of any property or assets received that are used or useful in a Real Estate Business, shall be deemed to be consideration required by clause (y) above for purposes of determining the percentage of such consideration received by the Company or the Restricted Subsidiaries.

     The Net Cash Proceeds of an Asset Disposition shall, within one year, at the Company's election, (a) be used by the Company or a Restricted Subsidiary in the business of the construction and sale of homes conducted by the Company and the Restricted Subsidiaries or any other business of the Company or a Restricted Subsidiary existing at the time of such Asset Disposition or (b) to the extent not so used, be applied to make a Net Cash Proceeds offer for the notes and, if the Company or a Restricted Subsidiary elects or is required to do so repay, purchase or redeem any other unsubordinated Indebtedness (on a pro rata basis if the amount available for such repayment, purchase or redemption is less than the aggregate amount of (i) the principal amount of the Notes tendered in such Net Cash Proceeds Offer and (ii) the lesser of the principal amount, or accreted value, of such other unsubordinated Indebtedness, plus, in each case accrued interest to the date of repayment, purchase or redemption) at 100% of the principal amount or accreted value thereof, as the case may be, plus accrued and unpaid interest and liquidated damages, if any, to the date of repurchase or repayment.

     Notwithstanding the foregoing, (A) the Company will not be required to apply such Net Cash Proceeds to the repurchase of notes in accordance with clause (b) of the preceding sentence except to the extent that such Net Cash Proceeds, together with the aggregate Net Cash Proceeds of prior Asset Dispositions (other than those so used) which have not been applied in accordance with this provision and as to which no prior Net Cash Proceeds offer shall have been made, exceed 5% of Consolidated Tangible Assets and (B) in connection with an Asset Disposition, the Company and the Restricted Subsidiaries will not be required to comply with the requirements of clause (y) of the first sentence of the first paragraph of this covenant to the extent that the non-cash consideration received in connection with such Asset Disposition, together with the sum of all non-cash consideration received in connection with all prior Asset Dispositions that has not yet been converted into cash, does not exceed 5% of Consolidated Tangible Assets; provided, however, that when any non-cash consideration is converted into cash, such cash shall constitute Net Cash Proceeds and be subject to the preceding sentence.

     Limitations on Liens. The Indenture provides that the Company and the Issuer will not, and will not cause or permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Liens, other than Permitted Liens, on any of its Property, or on any shares of Capital Stock or Indebtedness of any Restricted Subsidiary, unless contemporaneously therewith or prior thereto all payments due under the Indenture and the Notes are secured on an equal and ratable basis with the obligation or liability so secured until such time as such obligation or liability is no longer secured by a Lien.

     Limitations on Restrictions Affecting Restricted Subsidiaries. The Indenture provides that the Company and the Issuer will not, and will not cause or permit any Restricted Subsidiary to, create, assume or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction (other than encumbrances or restrictions imposed by law or by judicial or regulatory action or by provisions of agreements that restrict the assignability thereof) on the ability of any Restricted Subsidiary to:

     (1) pay dividends or make any other distributions on its Capital Stock or any other interest or participation in, or measured by, its profits, owned by the Company or any other Restricted Subsidiary, or pay interest on or principal of any Indebtedness owed to the Company or any other Restricted Subsidiary,

     (2) make loans or advances to the Company or any other Restricted Subsidiary, or

     (3) transfer any of its property or assets to the Company or any other Restricted Subsidiary, except for

               (a) encumbrances or restrictions existing under or by reason of applicable law,

               (b) contractual encumbrances or restrictions in effect on the Issue Date and any amendments, modifications, restatements, renewals, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in such contractual encumbrances or restrictions, as in effect on May 4, 1999,

               (c) any restrictions or encumbrances arising under Acquired Indebtedness; provided, that such encumbrance or restriction applies only to either the assets that were subject to the restriction or encumbrance at the time of the acquisition or the obligor on such Indebtedness and its Subsidiaries prior to such acquisition,

               (d) any restrictions or encumbrances arising in connection with Refinancing Indebtedness; provided, however, that any restrictions and encumbrances of the type described in this clause (d) that arise under such Refinancing Indebtedness shall not be materially more restrictive or apply to additional assets than those under the agreement creating or evidencing the Indebtedness being refunded, refinanced, replaced or extended,

               (e) any Permitted Lien, or any other agreement restricting the sale or other disposition of property, securing Indebtedness permitted by the Indenture if such Permitted Lien or agreement does not expressly restrict the ability of a Subsidiary of the Company to pay dividends or make or repay loans or advances prior to default thereunder,

               (f) reasonable and customary borrowing base covenants set forth in agreements evidencing Indebtedness otherwise permitted by the indenture,

               (g) customary non-assignment provisions in leases, licenses, encumbrances, contracts or similar assets entered into or acquired in the ordinary course of business,

               (h) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition,

               (i) encumbrances or restrictions existing under or by reason of the indenture or the notes,

               (j) purchase money obligations that impose restrictions on the property so acquired of the nature described in clause (3) of the preceding paragraph,

               (k) Liens permitted under the indenture securing Indebtedness that limit the right of the debtor to dispose of the assets subject to such Lien,

               (l) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, assets sale agreements, stock sale agreements and other similar agreements,

               (m) customary provisions of any franchise, distribution or similar agreements,

               (n) restrictions on cash or other deposits or net worth imposed by contracts entered into in the ordinary course of business, and

               (o) any encumbrance or restrictions of the type referred to in clauses (1), (2) or (3) of the first paragraph of this section imposed by any amendments, modifications, restatements, renewals, supplements, refinancings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (n) of this paragraph, provided that such amendments, modifications, restatements, renewals, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Company's Board of Directors, no more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, supplement, refunding, replacement or refinancing.

     Limitations on Mergers, Consolidations and Sales of Assets. The indenture provides that neither the Company nor the Issuer nor any Guarantor will consolidate or merge with or into, or sell, lease, convey or otherwise dispose of all or substantially all of its assets (including, without limitation, by way of liquidation or dissolution), or assign any of its obligations under the notes, the Guarantees or the indenture (as an entirety or substantially as an entirety in one transaction or in a series of related transactions), to any Person (in each case other than in a transaction in which the Company, the Issuer or a Restricted Subsidiary is the survivor of a consolidation or merger, or the transferee in a sale, lease, conveyance or other disposition) unless:

     (1) the Person formed by or surviving such consolidation or merger (if other than the Company, the Issuer or the Guarantor, as the case may be), or to which such sale, lease, conveyance or other disposition or assignment will be made (collectively, the "Successor"), is a corporation or other legal entity organized and existing under the laws of the United States or any state thereof or the District of Columbia, and the Successor assumes by supplemental indenture in a form reasonably satisfactory to the Trustee all of the obligations of the Company, the Issuer or the Guarantor, as the case may be, under the notes or a Guarantee, as the case may be, and the indenture,

     (2) immediately after giving effect to such transaction, no Default or Event of Default has occurred and is continuing,

     (3) in the case of a transaction involving the Company, immediately after giving effect to such transaction and the use of any net proceeds therefrom, on a pro forma basis, the Consolidated Net Worth of the Company or the Successor as the case may be, would be at least equal to the Consolidated Net Worth of the Company immediately prior to such transaction (exclusive of any adjustments to Consolidated Net Worth attributable to transaction costs) less any amount treated as a Restricted Payment in connection with such transaction in accordance with the Indenture, and

     (4) immediately after giving effect to such transaction, the Company (or its Successor) could incur at least $1.00 of Indebtedness pursuant to the first paragraph of the "Limitation on Indebtedness" covenant.

     The foregoing provisions shall not apply to:

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

               (a) a transaction involving the sale or disposition of Capital Stock of a Guarantor, or the consolidation or merger of a Guarantor, or the sale, lease, conveyance or other disposition of all or substantially all of the assets of a Guarantor, that in any such case results in such Guarantor being released from its Guarantee as provided under "The Guarantees" above, or

               (b) a transaction the purpose of which is to change the state of incorporation of the Company, the Issuer or any Guarantor.

     Reports to Holders of Notes. The Company shall file with the Commission the annual reports and the information, documents and other reports required to be filed pursuant to Section 13 or 15(d) of the Exchange Act. The Company shall file with the Trustee and mail to each Holder of record of Notes such reports, information and documents within 15 days after it files them with the Commission. In the event that the Company is no longer subject to these periodic requirements of the Exchange Act, it will nonetheless continue to file reports with the Commission and the Trustee and mail such reports to each Holder of notes as if it were subject to such reporting requirements. Regardless of whether the Company is required to furnish such reports to its stockholders pursuant to the Exchange Act, the Company will cause its consolidated financial statements and a "Management's Discussion and Analysis of Results of Operations and Financial Condition" written report, similar to those that would have been required to appear in annual or quarterly reports, to be delivered to Holders of notes.

Events of Default

     The following are Events of Default under the Indenture:

     (1) the failure by the Company, the Issuer and the Guarantors to pay interest on, or liquidated damages with respect to, any Note when the same becomes due and payable and the continuance of any such failure for a period of 30 days;

     (2) the failure by the Company, the Issuer and the Guarantors to pay the principal or premium of any note when the same becomes due and payable at maturity, upon acceleration or otherwise;

     (3) the failure by the Company, the Issuer or any Restricted Subsidiary to comply with any of its agreements or covenants in, or provisions of, the notes, the Guarantees or the Indenture and such failure continues for the period and after the notice specified below (except in the case of a default under covenants described under "Certain Covenants--Repurchase of Notes upon Change of Control" and "Limitations on Mergers, Consolidations and Sales of Assets," which will constitute Events of Default with notice but without passage of time);

     (4) the acceleration of any Indebtedness (other than Non-Recourse Indebtedness) of the Company, the Issuer or any Restricted Subsidiary that has an outstanding principal amount of $10 million or more, individually or in the aggregate, and such acceleration does not cease to exist, or such Indebtedness is not satisfied, in either case within 30 days after such acceleration;

     (5) the failure by the Company, the Issuer or any Restricted Subsidiary to make any principal or interest payment in an amount of $10 million or more, individually or in the aggregate, in respect of Indebtedness (other than Non-Recourse Indebtedness) of the Company or any Restricted Subsidiary within 30 days of such principal or interest becoming due and payable (after giving effect to any applicable grace period set forth in the documents governing such Indebtedness);

     (6) a final judgment or judgments that exceed $10 million or more, individually or in the aggregate, for the payment of money having been entered by a court or courts of competent jurisdiction against the Company, the Issuer or any of its Restricted Subsidiaries and such judgment or judgments is not satisfied, stayed, annulled or rescinded within 60 days of being entered;

     (7) the Company or any Restricted Subsidiary that is a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

               (a)  commences a voluntary case,

               (b) consents to the entry of an order for relief against it in an involuntary case,

               (c) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

               (d)  makes a general assignment for the benefit of its creditors;

     (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (a) is for relief against the Company or any Restricted Subsidiary that is a Significant Subsidiary as debtor in an involuntary case,

               (b) appoints a Custodian of the Company or any Restricted Subsidiary that is a Significant Subsidiary or a Custodian for all or substantially all of the property of the Company or any Restricted Subsidiary that is a Significant Subsidiary, or

               (c) orders the liquidation of the Company or any Restricted Subsidiary that is a Significant Subsidiary,

and the order or decree remains unstayed and in effect for 60 days, or

     (9) any Guarantee of a Guarantor which is a Significant Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such Guarantee and the Indenture) or is declared null and void and unenforceable or found to be invalid or any Guarantor denies its liability under its Guarantee (other than by reason of release of a Guarantor from its Guarantee in accordance with the terms of the Indenture and the Guarantee).

     A Default as described in subclause (3) above will not be deemed an Event of Default until the Trustee notifies the Company, or the Holders of at least 25 percent in principal amount of the then outstanding Notes notify the Company and the Trustee, of the Default and (except in the case of a default with respect to covenants described under "Certain Covenants--Repurchase of Notes upon Change of Control" and "Limitations on Mergers, Consolidations and Sales of Assets") the Company does not cure the Default within 60 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default." If such a Default is cured within such time period, it ceases.

     If an Event of Default (other than an Event of Default with respect to the Company resulting from subclauses (7) or (8) above), shall have occurred and be continuing under the Indenture, the Trustee by notice to the Company, or the Holders of at least 25 percent in principal amount of the notes then outstanding by notice to the Company and the Trustee, may declare all notes to be due and payable immediately. Upon such declaration of acceleration, the amounts due and payable on the notes will be due and payable immediately. If an Event of Default with respect to the Company specified in subclauses (7) or (8) above occurs, such an amount will ipso facto become and be immediately due and payable without any declaration, notice or other act on the part of the Trustee and the Company or any Holder.

     The Holders of a majority in principal amount of the notes then outstanding by written notice to the Trustee and the Company may waive any Default or Event of Default (other than any Default or Event of Default in payment of principal or interest) on the notes under the indenture. Holders of a majority in principal amount of the then outstanding notes may rescind an acceleration and its consequence (except an acceleration due to nonpayment of principal or interest on the notes) if the rescission would not conflict with any judgment or decree and if all existing Events of Default (other than the non-payment of accelerated principal) have been cured or waived.

     The Holders may not enforce the provisions of the indenture, the notes or the Guarantees except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the notes then outstanding may direct the Trustee in its exercise of any trust or power, provided, however, that such direction does not conflict with the terms of the indenture. The Trustee may withhold from the Holders notice of any continuing Default or Event of Default (except any Default or Event of Default in payment of principal or interest on the notes or that resulted from the failure to comply with the covenant entitled "Repurchase of Notes upon Change of Control") if the Trustee determines that withholding such notice is in the Holders' interest.

     The Company is required to deliver to the Trustee an annual statement regarding compliance with the Indenture, and include in such statement, if any officer of the Company is aware of any Default or Event of Default, a statement specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto. In addition, the Company is required to deliver to the Trustee prompt written notice of the occurrence of any Default or Event of Default.

Defeasance of Indenture

     The indenture permits the Company, the Issuer and the Guarantors to terminate all of their respective obligations under the indenture with respect to the notes and the Guarantees, other than the obligation to pay interest on and the principal of the notes and certain other obligations, at any time by

     (1) depositing in trust with the Trustee, under an irrevocable trust agreement, money or U.S. government obligations in an amount sufficient to pay principal of and interest and liquidated damages, if any, on the Notes to their maturity, and

     (2) complying with certain other conditions, including delivery to the Trustee of an opinion of counsel or a ruling received from the Internal Revenue Service to the effect that Holders will not recognize income, gain or loss for federal income tax purposes as a result of the Company's exercise of such right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise.

     In addition, the indenture permits the Company, the Issuer and the Guarantors to terminate all of their obligations under the indenture with respect to the notes and the Guarantees (including the obligations to pay interest on and the principal of the notes and certain other obligations), at any time by

     (1) depositing in trust with the Trustee, under an irrevocable trust agreement, money or U.S. government obligations in an amount sufficient to pay principal of and interest and liquidated damages, if any, on the notes to their maturity, and

     (2) complying with certain other conditions, including delivery to the Trustee of an opinion of counsel or a ruling, received from the Internal Revenue Service, to the effect that Holders will not recognize income, gain or loss for federal income tax purposes as a result of the Company's exercise of such right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise, which opinion of counsel is based upon a change in the applicable federal tax law since the date of the Indenture.

Transfer and Exchange

     A Holder may transfer or exchange notes only in accordance with the provisions of the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the indenture.

Amendment, Supplement and Waiver

     Subject to certain exceptions, the indenture, the notes or the Guarantees may be amended or supplemented with the consent (which may include consents obtained in connection with a tender offer or exchange offer for notes) of the Holders of at least a majority in principal amount of the notes then outstanding, and any existing Default under, or compliance with any provision of the Indenture may be waived (other than any continuing Default or Event of Default in the payment of interest on or the principal of the notes) with the consent (which may include consents obtained in connection with a tender offer or exchange offer for notes) of the Holders of a majority in principal amount of the notes then outstanding. Without the consent of any Holder, the Company, the Issuer, the Guarantors and the Trustee may amend or supplement the indenture, the notes or the Guarantees to cure any ambiguity, defect or inconsistency; to comply with the "Limitations on Mergers, Consolidations and Sales of Assets" covenant set forth in the indenture; to provide for uncertificated notes in addition to or in place of certificated notes; to make any change that does not adversely affect the legal rights of any Holder; to add a Guarantor; or to delete a Guarantor which, in accordance with the terms of the indenture, ceases to be liable on its Guarantee.

     Without the consent of each Holder affected, the Company, the Issuer, the Guarantors and the Trustee may not:

     (1) reduce the amount of notes whose Holders must consent to an amendment, supplement or waiver,

     (2) reduce the rate of or change the time for payment of interest, including default interest, on any note,

     (3) reduce the principal of or change the fixed maturity of any note or alter the provisions (including related definitions) with respect to redemptions described under "Optional Redemption" or with respect to mandatory offers to repurchase Notes described under "Limitations on Dispositions of Assets" or "Repurchase of Notes upon Change of Control,"

     (4)  make any note payable in money other than that stated in the note,

     (5) make any change in the "Waiver of Past Defaults and Compliance with Indenture Provisions," "Rights of Holders to Receive Payment" or the "With Consent of Holders" sections set forth in the Indenture,

     (6)  modify the ranking or priority of the notes or any Guarantee,

     (7) release any Guarantor from any of its obligations under its Guarantee or the indenture otherwise than in accordance with the indenture, or

     (8) waive a continuing Default or Event of Default in the payment of principal of or interest on the notes.

     The right of any Holder to participate in any consent required or sought pursuant to any provision of the Indenture (and our obligation to obtain any such consent otherwise required from such Holder) may be subject to the requirement that such Holder shall have been the Holder of record of any Notes with respect to which such consent is required or sought as of a date identified by the Trustee in a notice furnished to Holders in accordance with the terms of the indenture.

Concerning the Trustee

     The indenture contains certain limitations on the rights of the Trustee, as a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest (as defined in the Indenture), it must eliminate such conflict or resign. The Trustee is also trustee with respect to our 9 3/4% Subordinated Notes due 2005 and 9 1/8% Senior Notes due 2009.

Governing Law

     The indenture, the notes and the Guarantees will be governed by the laws of the State of New York without giving effect to principles of conflict of laws.

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

Definitions of Certain Terms Used in the Indenture

     Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all terms used in the Indenture.

     "Acquired Indebtedness" means (1) with respect to any Person that becomes a Restricted Subsidiary (or is merged into the Company, the Issuer or any Restricted Subsidiary) after the Issue Date, Indebtedness of such Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary (or is merged into the Company, the Issuer or any Restricted Subsidiary) that was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary (or being merged into the Company, the Issuer or any Restricted Subsidiary) and (2) with respect to the Company, the Issuer or any Restricted Subsidiary, any Indebtedness expressly assumed by the Company, the Issuer or any Restricted Subsidiary in connection with the acquisition of any assets from another Person (other than the Company, the Issuer or any Restricted Subsidiary), which Indebtedness was not incurred by such other Person in connection with or in contemplation of such acquisition. Indebtedness incurred in connection with or in contemplation of any transaction described in clause (1) or (2) of the preceding sentence shall be deemed to have been incurred by the Company or a Restricted Subsidiary, as the case may be, at the time such Person becomes a Restricted Subsidiary (or is merged into the Company, the Issuer or any Restricted Subsidiary) in the case of clause (1) or at the time of the acquisition of such assets in the case of clause (2), but shall not be deemed Acquired Indebtedness.

     "Affiliate" means, when used with reference to a specified Person any Person direct or indirectly controlling, or controlled by or under direct or indirect common control with the Person specified.

     "Asset Acquisition" means (1) an Investment by the Company, the Issuer or any Restricted Subsidiary in any other Person if, as a result of such Investment, such Person shall become a Restricted Subsidiary or shall be consolidated or merged with or into the Company, the Issuer or any Restricted Subsidiary or (2) the acquisition by the Company, the Issuer or any Restricted Subsidiary of the assets of any Person, which constitute all or substantially all of the assets or of an operating unit or line of business of such Person or which is otherwise outside the ordinary course of business.

     "Asset Disposition" means any sale, transfer, conveyance, lease or other disposition (including, without limitation, by way of merger, consolidation or sale and leaseback or sale of shares of Capital Stock in any Subsidiary) (each, a "transaction") by the Company, the Issuer or any Restricted Subsidiary to any Person of any Property having a Fair Market Value in any transaction or series of related transactions of at least $5 million. The term "Asset Disposition" shall not include:

     (1) a transaction between the Company, the Issuer and any Restricted Subsidiary or a transaction between Restricted Subsidiaries,

     (2) a transaction in the ordinary course of business, including, without limitation, sales (directly or indirectly), dedications and other donations to governmental authorities, leases and sales and leasebacks of (A) homes, improved land and unimproved land and (B) real estate (including related amenities and improvements),

     (3) a transaction involving the sale of Capital Stock of, or the disposition of assets in, an Unrestricted Subsidiary,

     (4) any exchange or swap of assets of the Company, the Issuer or any Restricted Subsidiary for assets that (x) are to be used by the Company, the Issuer or any Restricted Subsidiary in the ordinary course of its Real Estate Business and (y) have a Fair Market Value not less than the Fair Market Value of the assets exchanged or swapped,

     (5) any sale, transfer, conveyance, lease or other disposition of assets and properties that is governed by the provisions relating to "Limitations on Mergers, Consolidation and Sales of Assets," or

     (6) dispositions of mortgage loans and related assets and mortgage-backed securities in the ordinary course of a mortgage lending business.

     "Attributable Debt" means, with respect to any Capitalized Lease Obligations, the capitalized amount thereof determined in accordance with GAAP.

     "Bankruptcy Law" means title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.

     "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of or in such Person's capital stock or other equity interests, and options, rights or warrants to purchase such capital stock or other equity interests, whether now outstanding or issued after the Issue Date, including, without limitation, all Disqualified Stock and Preferred Stock.

     "Capitalized Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such obligations will be the capitalized amount thereof determined in accordance with GAAP.

     "Cash Equivalents" means

     (1)  U.S. dollars;

     (2) securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof having maturities of one year or less from the date of acquisition;

     (3) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500 million;

     (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) entered into with any financial institution meeting the qualifications specified in clause
(3) above;

     (5) commercial paper rated P-1, A-1 or the equivalent thereof by Moody's or S&P, respectively, and in each case maturing within six months after the date of acquisition; and

     (6) investments in money market funds substantially all of the assets of which consist of securities described in the foregoing clauses (1) through (5).

     "Change of Control" means

     (1) any sale, lease or other transfer (in one transaction or a series of transactions) of all or substantially all of the consolidated assets of the Company and its Restricted Subsidiaries to any Person (other than a Restricted Subsidiary); provided, however, that a transaction where the holders of all classes of Common Equity of the Company immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of Common Equity of such Person immediately after such transaction shall not be a Change of Control;

     (2) a "person" or "group" (within the meaning of Section 13(d) of the Exchange Act (other than (x) the Company or (y) the Permitted Hovnanian Holders) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of Common Equity of the Company representing more than 50% of the voting power of the Common Equity of the Company;

     (3) Continuing Directors cease to constitute at least a majority of the Board of Directors of the Company;

     (4) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; provided, however, that a liquidation or dissolution of the Company which is part of a transaction that does not constitute a Change of Control under the proviso contained in clause (1) above shall not constitute a Change of Control; or

     (5) a change of control shall occur as defined in the instrument governing any publicly traded debt securities of the Company or the Issuer which requires the Company or the Issuer to repay or repurchase such debt securities.

     "Common Equity" of any Person means Capital Stock of such Person that is generally entitled to (1) vote in the election of directors of such Person or
(2) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

     "Consolidated Adjusted Tangible Assets" of the Company as of any date means the Consolidated Tangible Assets of the Company, the Issuer and the Restricted Subsidiaries at the end of the fiscal quarter immediately preceding the date less any assets securing any Non-Recourse Indebtedness, as determined in accordance with GAAP.

     "Consolidated Cash Flow Available for Fixed Charges" means, for any period Consolidated Net Income for such period plus (each to the extent deducted in calculating such Consolidated Net Income and determined in accordance with GAAP) the sum for such period, without duplication, of:

     (1)  income taxes,

     (2)  Consolidated Interest Expense,

     (3) depreciation and amortization expenses and other non-cash charges to earnings and

     (4) interest and financing fees and expenses which were previously capitalized and which are amortized to cost of sales, minus all other non-cash items (other than the receipt of notes receivable) increasing such Consolidated Net Income.

     "Consolidated Fixed Charge Coverage Ratio" means, with respect to any determination date, the ratio of (x) Consolidated Cash Flow Available for Fixed Charges for the prior four full fiscal quarters (the "Four Quarter Period") for which financial results have been reported immediately preceding the determination date (the "Transaction Date"), to (y) the aggregate Consolidated Interest Incurred for the Four Quarter Period. For purposes of this definition, "Consolidated Cash Flow Available for Fixed Charges" and "Consolidated Interest Incurred" shall be calculated after giving effect on a pro forma basis for the period of such calculation to

     (1) the incurrence or the repayment, repurchase, defeasance or other discharge or the assumption by another Person that is not an Affiliate (collectively, "repayment") of any Indebtedness of the Company, the Issuer or any Restricted Subsidiary (and the application of the proceeds thereof) giving rise to the need to make such calculation, and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), at any time on or after the first day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period, except that Indebtedness under revolving credit facilities shall be deemed to be the average daily balance of such Indebtedness during the Four Quarter Period (as reduced on such pro forma basis by the application of any proceeds of the incurrence of Indebtedness giving rise to the need to make such calculation);

     (2) any Asset Disposition or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Company, the Issuer or any Restricted Subsidiary (including any Person that becomes a Restricted Subsidiary as a result of any such Asset Acquisition) incurring Acquired Indebtedness at any time on or after the first day of the Four Quarter Period and on or prior to the Transaction Date), as if such Asset Disposition or Asset Acquisition (including the incurrence or repayment of any such Indebtedness) and the inclusion, notwithstanding clause (2) of the definition of "Consolidated Net Income," of any Consolidated Cash Flow Available for Fixed Charges associated with such Asset Acquisition as if it occurred on the first day of the Four Quarter Period; provided, however, that the Consolidated Cash Flow Available for Fixed Charges associated with any Asset Acquisition shall not be included to the extent the net income so associated would be excluded pursuant to the definition of "Consolidated Net Income," other than clause (2) thereof, as if it applied to the Person or assets involved before they were acquired, and

     (3) the Consolidated Cash Flow Available for Fixed Charges and the Consolidated Interest Incurred attributable to discontinued operations, as determined in accordance with GAAP, shall be excluded.

     Furthermore, in calculating "Consolidated Cash Flow Available for Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio,"

          (a) interest on Indebtedness in respect of which a pro forma calculation is required that is determined on a fluctuating basis as of the Transaction Date (including Indebtedness actually incurred on the Transaction Date) and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date, and

          (b) notwithstanding clause (a) above, interest on such Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Protection Agreements, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

     "Consolidated Interest Expense" of the Company for any period means the Interest Expense of the Company, the Issuer and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

     "Consolidated Interest Incurred" for any period means the Interest Incurred of the Company, the Issuer and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

     "Consolidated Net Income" for any period means the aggregate net income (or loss) of the Company and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided that there will be excluded from such net income (loss) (to the extent otherwise included therein), without duplication:

     (1) the net income (or loss) of (x) any Unrestricted Subsidiary (other than a Mortgage Subsidiary) or (y) any Person (other than a Restricted Subsidiary or a Mortgage Subsidiary) in which any Person other than the Company, the Issuer or any Restricted Subsidiary has an ownership interest, except, in each case, to the extent that any such income has actually been received by the Company, the Issuer or any Restricted Subsidiary in the form of cash dividends or similar cash distributions during such period, which dividends or distributions are not in excess of the Company's, the Issuer's or such Restricted Subsidiary's (as applicable) pro rata share of such Unrestricted Subsidiary's or such other Person's net income earned during such period,

     (2) except to the extent includable in Consolidated Net Income pursuant to the foregoing clause (1), the net income (or loss) of any Person that accrued prior to the date that (a) such Person becomes a Restricted Subsidiary or is merged with or into or consolidated with the Company, the Issuer or any of its Restricted Subsidiaries (except, in the case of an Unrestricted Subsidiary that is redesignated a Restricted Subsidiary during such period, to the extent of its retained earnings from the beginning of such period to the date of such redesignation) or (b) the assets of such Person are acquired by the Company or any Restricted Subsidiary,

     (3) the net income of any Restricted Subsidiary to the extent that (but only so long as) the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of that income is not permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary during such period,

     (4) the gains or losses, together with any related provision for taxes, realized during such period by the Company, the Issuer or any Restricted Subsidiary resulting from (a) the acquisition of securities, or extinguishment of Indebtedness, of the Company or any Restricted Subsidiary or (b) any Asset Disposition by the Company or any Restricted Subsidiary,

     (5) any extraordinary gain or loss together with any related provision for taxes, realized by the Company, the Issuer or any Restricted Subsidiary, and

     (6) any non-recurring expense recorded by the Company, the Issuer or any Restricted Subsidiary in connection with a merger accounted for as a "pooling-of-interests" transaction;

provided, further, that for purposes of calculating Consolidated Net Income solely as it relates to clause (3) of the first paragraph of the "Limitations on Restricted Payments" covenant, clause (4)(b) above shall not be applicable.

     "Consolidated Net Worth" of any Person as of any date means the stockholders' equity (including any Preferred Stock that is classified as equity under GAAP, other than Disqualified Stock) of such Person and its Restricted Subsidiaries on a consolidated basis at the end of the fiscal quarter immediately preceding such date, as determined in accordance with GAAP, less any amount attributable to Unrestricted Subsidiaries.

     "Consolidated Tangible Assets" of the Company as of any date means the total amount of assets of the Company, the Issuer and the Restricted Subsidiaries (less applicable reserves) on a consolidated basis at the end of the fiscal quarter immediately preceding such date, as determined in accordance with GAAP, less (1) Intangible Assets and (2) appropriate adjustments on account of minority interests of other Persons holding equity investments in Restricted Subsidiaries.

     "Continuing Director" means a director who either was a member of the Board of Directors of the Company on the date of the Indenture or who became a director of the Company subsequent to such date and whose election or nomination for election by the Company's stockholders, was duly approved by a majority of the Continuing Directors on the Board of Directors of the Company at the time of such approval, either by a specific vote or by approval of the proxy statement issued by the Company on behalf of the entire Board of Directors of the Company in which such individual is named as nominee for director.

     "control" when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Credit Facilities" means, collectively, each of the credit facilities and lines of credit of the Company or one or more Restricted Subsidiaries in existence on the Issue Date and one or more other facilities and lines of credit among or between the Company or one or more Restricted Subsidiaries and one or more lenders pursuant to which the Company or one or more Restricted Subsidiaries may incur indebtedness for working capital and general corporate purposes (including acquisitions), as any such facility or line of credit may be amended, restated, supplemented or otherwise modified from time to time, and includes any agreement extending the maturity of, increasing the amount of, or restructuring, all or any portion of the Indebtedness under such facility or line of credit or any successor facilities or lines of credit and includes any facility or line of credit with one or more lenders refinancing or replacing all or any portion of the Indebtedness under such facility or line of credit or any successor facility or line of credit.

     "Currency Agreement" of any Person means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect such Person or any of its Subsidiaries against fluctuations in currency values.

     "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

     "Default" means any event, act or condition that is, or after notice or the passage of time or both would be, an Event of Default.

     "Designation Amount" has the meaning provided in the definition of Unrestricted Subsidiary.

     "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (1) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the final maturity date of the Notes or (2) is convertible into or exchangeable or exercisable for (whether at the option of the issuer or the holder thereof) (a) debt securities or (b) any Capital Stock referred to in (1) above, in each case, at any time prior to the final maturity date of the Notes; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof (or the holders of any security into or for which such Capital Stock is convertible, exchangeable or exercisable) the right to require the Company to repurchase or redeem such Capital Stock upon the occurrence of a change in control occurring prior to the final maturity date of the Notes shall not constitute Disqualified Stock if the change in control provision applicable to such Capital Stock are no more favorable to such holders than the provisions described under the caption "Certain Covenants--Repurchase of Notes upon Change of Control" and such Capital Stock specifically provides that the Company will not repurchase or redeem any such Capital Stock pursuant to such provisions prior to the Company's repurchase of the Notes as are required pursuant to the provisions described under the caption "Certain Covenants--Repurchase of Notes upon Change of Control."

     "Event of Default" has the meaning set forth in "Events of Default."

     "Fair Market Value" means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) that would be negotiated in an arm's-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction, as such price is determined in good faith by the Board of Directors of the Company or a duly authorized committee thereof, as evidenced by a resolution of such Board or committee.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect on May 4, 1999.

     "Guarantee" means the guarantee of the Notes by the Company and each Guarantor under the Indenture.

     "Guarantors" means (i) initially, each of the Company's Subsidiaries, except the Issuer, four subsidiaries formerly engaged in the issuance of collateralized mortgage obligations, a mortgage lending subsidiary, a subsidiary holding and licensing Hovnanian trade name and a subsidiary engaged in homebuilding activities in Poland and (ii) each of the Company's Subsidiaries which becomes a Guarantor of the Notes pursuant to the provisions of the Indenture.

     "Holder" means the Person in whose name a Note is registered in the books of the Registrar for the Notes.

     "Indebtedness" of any Person means, without duplication,

     (1) any liability of such Person (a) for borrowed money or under any reimbursement obligation relating to a letter of credit or other similar instruments (other than standby letters of credit or similar instrument issued for the benefit of or surety, performance, completion or payment bonds, earnest money notes or similar purpose undertakings or indemnifications issued by, such Person in the ordinary course of business), (b) evidenced by a bond, note, debenture or similar instrument (including a purchase money obligation) given in connection with the acquisition of any businesses, properties or assets of any kind or with services incurred in connection with capital expenditures (other than any obligation to pay a contingent purchase price which, as of the date of incurrence thereof is not required to be recorded as a liability in accordance with GAAP), or (c) in respect of Capitalized Lease Obligations (to the extent of the Attributable Debt in respect thereof),

     (2) any Indebtedness of others that such Person has guaranteed to the extent of the guarantee; provided however, that Indebtedness of the Company and its Restricted Subsidiaries will not include the obligations of the Company or a Restricted Subsidiary under warehouse lines of credit of Mortgage Subsidiaries to repurchase mortgages at prices no greater than 98% of the principal amount thereof, and upon any such purchase the excess, if any, of the purchase price thereof over the Fair Market Value of the mortgages acquired, will constitute Restricted Payments subject to the "Limitations on Restricted Payments" covenant,

     (3) to the extent not otherwise included, the obligations of such Person under Currency Agreements or Interest Protection Agreements to the extent recorded as liabilities not constituting Interest Incurred, net of amounts recorded as assets in respect of such agreements, in accordance with GAAP, and

     (4) all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person;

provided, that Indebtedness shall not include accounts payable, liabilities to trade creditors of such Person or other accrued expenses arising in the ordinary course of business. The amount of Indebtedness of any Person at any date shall be (a) the outstanding balance at such date of all unconditional obligations as described above, net of any unamortized discount to be accounted for as Interest Expense, in accordance with GAAP, (b) the maximum liability of such Person for any contingent obligations under clause (1) above at such date, net of an unamortized discount to be accounted for as Interest Expense in accordance with GAAP, and (c) in the case of clause (4) above, the lesser of (x) the fair market value of any asset subject to a Lien securing the Indebtedness of others on the date that the Lien attaches and (y) the amount of the Indebtedness secured.

     "Intangible Assets" of the Company means all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, write-ups of assets over their prior carrying value (other than write-ups which occurred prior to the Issue Date and other than, in connection with the acquisition of an asset, the write-up of the value of such asset (within one year of its acquisition) to its fair market value in accordance with GAAP) and all other items which would be treated as intangible on the consolidated balance sheet of the Company, the Issuer and the Restricted Subsidiaries prepared in accordance with GAAP.

     "Interest Expense" of any Person for any period means, without duplication, the aggregate amount of (i) interest which, in conformity with GAAP, would be set opposite the caption "interest expense" or any like caption on an income statement for such Person (including, without limitation, imputed interest included in Capitalized Lease Obligations, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, the net costs (but reduced by net gains) associated with Currency Agreements and Interest Protection Agreements, amortization of other financing fees and expenses, the interest portion of any deferred payment obligation, amortization of discount or premium, if any, and all other noncash interest expense (other than interest and other charges amortized to cost of sales), and
(ii) all interest actually paid by the Company or a Restricted Subsidiary under any guarantee of Indebtedness (including, without limitation, a guarantee of principal, interest or any combination thereof) of any Person other than the Company, the Issuer or any Restricted Subsidiary during such period; provided, that Interest Expense shall exclude any expense associated with the complete write-off of financing fees and expenses in connection with the repayment of any Indebtedness.

     "Interest Incurred" of any Person for any period means, without duplication, the aggregate amount of (1) Interest Expense and (2) all capitalized interest and amortized debt issuance costs.

     "Interest Protection Agreement" of any Person means any interest rate swap agreement, interest rate collar agreement, option or futures contract or other similar agreement or arrangement designed to protect such Person or any of its Subsidiaries against fluctuations in interest rates with respect to Debt permitted to be incurred under the Indenture.

     "Investments" of any Person means (i) all investments by such Person in any other Person in the form of loans, advances or capital contributions, (ii) all guarantees of Indebtedness or other obligations of any other Person by such Person, (iii) all purchases (or other acquisitions for consideration) by such Person of Indebtedness, Capital Stock or other securities of any other Person and (iv) all other items that would be classified as investments in any other Person (including, without limitation, purchases of assets outside the ordinary course of business) on a balance sheet of such Person prepared in accordance with GAAP.

     "Issue Date" means the date on which the Notes are originally issued under the Indenture.

     "Lien" means, with respect to any Property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such Property. For purposes of this definition, a Person shall be deemed to own, subject to a Lien, any Property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such Property.

     "Marketable Securities" means (a) equity securities that are listed on the New York Stock Exchange, the American Stock Exchange or The Nasdaq National Market and (b) debt securities that are rated by a nationally recognized rating agency, listed on the New York Stock Exchange or the American Stock Exchange or covered by at least two reputable market makers.

     "Moody's" means Moody's Investors Service, Inc. or any successor to its debt rating business.

     "Mortgage Subsidiary" means any Subsidiary of the Company substantially all of whose operations consist of the mortgage lending business.

     "Net Cash Proceeds" means with respect to an Asset Disposition, cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise (including any cash received upon sale or disposition of such note or receivable), but only as and when received), excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the Property disposed of in such Asset Disposition or received in any other non-cash form unless and until such non-cash consideration is converted into cash therefrom, in each case, net of all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all federal, state and local taxes required to be accrued as a liability under GAAP as a consequence of such Asset Disposition, and in each case net of a reasonable reserve for the after-tax cost of any indemnification or other payments (fixed and contingent) attributable to the seller's indemnities or other obligations to the purchaser undertaken by the Company, the Issuer or any of its Restricted Subsidiaries in connection with such Asset Disposition, and net of all payments made on any Indebtedness which is secured by or relates to such Property, in accordance with the terms of any Lien or agreement upon or with respect to such Property or which must by its terms or by applicable law be repaid out of the proceeds from such Asset Disposition, and net of all contractually required distributions and payments made to minority interest holders in Restricted Subsidiaries or joint ventures as a result of such Asset Disposition.

     "Non-Recourse Indebtedness" with respect to any Person means Indebtedness of such Person for which (1) the sole legal recourse for collection of principal and interest on such Indebtedness is against the specific property identified in the instruments evidencing or securing such Indebtedness and such property was acquired with the proceeds of such Indebtedness or such Indebtedness was incurred within 90 days after the acquisition of such property and (2) no other assets of such Person may be realized upon in collection of principal or interest on such Indebtedness. Indebtedness which is otherwise Non-Recourse Indebtedness will not lose its character as Non-Recourse Indebtedness because there is recourse to the borrower, any guarantor or any other Person for

(a) environmental warranties and indemnities, or (b) indemnities for and liabilities arising from fraud, misrepresentation, misapplication or non-payment of rents, profits, insurance and condemnation proceeds and other sums actually received by the borrower from secured assets to be paid to the lender, waste and mechanics' liens.

     "Notes" means the notes offered pursuant to this prospectus supplement.

     "Permitted Hovnanian Holders" means, collectively, Kevork S. Hovnanian, Ara
K. Hovnanian, the members of their immediate families, the respective estates, spouses, heirs, ancestors, lineal descendants, legatees and legal representatives of any of the foregoing and the trustee of any bona fide trust of which one or more of the foregoing are the sole beneficiaries or the grantors thereof, or any entity of which any of the foregoing, individually or collectively, beneficially own more than 50% of the Common Equity.

     "Permitted Indebtedness" means

     (1) Indebtedness under Credit Facilities which does not exceed $250 million principal amount outstanding at any one time;

     (2) Indebtedness in respect of obligations of the Company and its Subsidiaries to the trustees under indentures for debt securities;

     (3) intercompany debt obligations of (i) the Company to the Issuer, (ii) the Issuer to the Company, (iii) the Company or the Issuer to any Restricted Subsidiary and (iv) any Restricted Subsidiary to the Company or the Issuer or any other Restricted Subsidiary; provided, however, that any Indebtedness of any Restricted Subsidiary or the Issuer or the Company owed to any Restricted Subsidiary or the Issuer that ceases to be a Restricted Subsidiary shall be deemed to be incurred and shall be treated as an incurrence for purposes of the first paragraph of the covenant described under "Limitations on Indebtedness" at the time the Restricted Subsidiary in question ceases to be a Restricted Subsidiary;

     (4) Indebtedness of the Company or the Issuer or any Restricted Subsidiary under any Currency Agreements or Interest Protection Agreements in a notional amount no greater than the payments due (at the time the related Currency Agreement or Interest Protection Agreement is entered into) with respect to the Indebtedness or currency being hedged;

     (5)  Purchase Money Indebtedness;

     (6)  Capitalized Lease Obligations;

     (7) obligations for, pledge of assets in respect of, and guaranties of, bond financings of political subdivisions or enterprises thereof in the ordinary course of business;

     (8) Indebtedness secured only by office buildings owned or occupied by the Company or any Restricted Subsidiary, which Indebtedness does not exceed $10 million aggregate principal amount outstanding at any one time;

     (9) Indebtedness under warehouse lines of credit, repurchase agreements and Indebtedness secured by mortgage loans and related assets of mortgage lending Subsidiaries in the ordinary course of a mortgage lending business; and

     (10) Indebtedness of the Company or any Restricted Subsidiary which, together with all other Indebtedness under this clause (10), does not exceed $30 million aggregate principal amount outstanding at any one time.

     "Permitted Investment" means

     (1)  Cash Equivalents;

     (2) any Investment in the Company, the Issuer or any Restricted Subsidiary or any Person that becomes a Restricted Subsidiary as a result of such Investment or that is consolidated or merged with or into, or transfers all or substantially all of the assets of it or an operating unit or line of business to, the Company or a Restricted Subsidiary;

     (3) any receivables, loans or other consideration taken by the Company, the Issuer or any Restricted Subsidiary in connection with any asset sale otherwise permitted by the Indenture;

     (4) Investments received in connection with any bankruptcy or reorganization proceeding, or as a result of foreclosure, perfection or enforcement of any Lien or any judgment or settlement of any Person in exchange for or satisfaction of Indebtedness or other obligations or other property received from such Person, or for other liabilities or obligations of such Person created, in accordance with the terms of the Indenture;

     (5) Investments in Currency Agreements or Interest Protection Agreements described in the definition of Permitted Indebtedness;

     (6) any loan or advance to an executive officer, director or employee of the Company or any Restricted Subsidiary made in the ordinary course of business or in accordance with past practice; provided, however, that any such loan or advance exceeding $1 million shall have been approved by the Board of Directors of the Company or a committee thereof consisting of disinterested members;

     (7) Investments in joint ventures in a Real Estate Business with unaffiliated third parties in an aggregate amount at any time outstanding not to exceed 10% of Consolidated Tangible Assets at such time;

     (8) Investments in interests in issuances of collateralized mortgage obligations, mortgages, mortgage loan servicing, or other mortgage related assets;

     (9) obligations of the Company or a Restricted Subsidiary under warehouse lines of credit of Mortgage Subsidiaries to repurchase mortgages; and

     (10) Investments in an aggregate amount outstanding not to exceed $10 million.

     "Permitted Liens" means

     (1) Liens for taxes, assessments or governmental or quasi-government charges or claims that (a) are not yet delinquent, (b) are being contested in good faith by appropriate proceedings and as to which appropriate reserves have been established or other provisions have been made in accordance with GAAP, if required, or (c) encumber solely property abandoned or in the process of being abandoned,

     (2) statutory Liens of landlords and carriers', warehousemen's, mechanics', suppliers', materialmen's, repairmen's or other Liens imposed by law and arising in the ordinary course of business and with respect to amounts that, to the extent applicable, either (a) are not yet delinquent or (b) are being contested in good faith by appropriate proceedings and as to which appropriate reserves have been established or other provisions have been made in accordance with GAAP, if required,

     (3) Liens (other than any Lien imposed by the Employer Retirement Income Security Act of 1974, as amended) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security,

     (4) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, development obligations, progress payments, government contacts, utility services, developer's or other obligations to make on-site or off-site improvements and other obligations of like nature (exclusive of obligations for the payment of borrowed money but including the items referred to in the parenthetical in clause (1)(a) of the definition of "Indebtedness"), in each case incurred in the ordinary course of business of the Company, the Issuer and the Restricted Subsidiaries,

     (5) attachment or judgment Liens not giving rise to a Default or an Event of Default,

     (6) easements, dedications, assessment district or similar Liens in connection with municipal or special district financing, rights-of-way, restrictions, reservations and other similar charges, burdens, and other similar charges or encumbrances not materially interfering with the ordinary course of business of the Company, the Issuer and the Restricted Subsidiaries,

     (7) zoning restrictions, licenses, restrictions on the use of real property or minor irregularities in title thereto, which do not materially impair the use of such real property in the ordinary course of business of the Company, the Issuer and the Restricted Subsidiaries,

     (8) Liens securing Indebtedness incurred pursuant to clause (8) or (9) of the definition of Permitted Indebtedness,

     (9) Liens securing Indebtedness of the Company, the Issuer or any Restricted Subsidiary permitted to be incurred under the Indenture; provided, that the aggregate amount of all consolidated Indebtedness of the Company, the Issuer and the Restricted Subsidiaries (including, with respect to Capitalized Lease Obligations, the Attributable Debt in respect thereof) secured by Liens (other than Non-Recourse Indebtedness and Indebtedness incurred pursuant to clause (9) of the definition of Permitted Indebtedness) shall not exceed 40% of Consolidated Adjusted Tangible Assets at any one time outstanding (after giving effect to the incurrence of such Indebtedness and the use of the proceeds thereof),

     (10) Liens securing Non-Recourse Indebtedness of the Company, the Issuer or any Restricted Subsidiary; provided, that such Liens apply only to the property financed out of the net proceeds of such Non-Recourse Indebtedness within 90 days after the incurrence of such Non-Recourse Indebtedness,

     (11) Liens securing Purchase Money Indebtedness; provided that such Liens apply only to the property acquired, constructed or improved with the proceeds of such Purchase Money Indebtedness within 90 days after the incurrence of such Purchase Money Indebtedness,

     (12) Liens on property or assets of the Company, the Issuer or any Restricted Subsidiary securing Indebtedness of the Company, the Issuer or any Restricted Subsidiary owing to the Company, the Issuer or one or more Restricted Subsidiaries,

     (13) leases or subleases granted to others not materially interfering with the ordinary course of business of the Company and the Restricted Subsidiaries,

     (14) purchase money security interests (including, without limitation, Capitalized Lease Obligations); provided, that such Liens apply only to the Property acquired and the related Indebtedness is incurred within 90 days after the acquisition of such Property,

     (15) any right of first refusal, right of first offer, option, contract or other agreement to sell an asset; provided that such sale is not otherwise prohibited under the Indenture,

     (16) any right of a lender or lenders to which the Company, the Issuer or a Restricted Subsidiary may be indebted to offset against, or appropriate and apply to the payment of such, Indebtedness any and all balances, credits, deposits, accounts or money of the Company, the Issuer or a Restricted Subsidiary with or held by such lender or lenders or its Affiliates,

     (17) any pledge or deposit of cash or property in conjunction with obtaining surety, performance, completion or payment bonds and letters of credit or other similar instruments or providing earnest money obligations, escrows or similar purpose undertakings or indemnifications in the ordinary course of business of the Company, the Issuer and the Restricted Subsidiaries,

     (18) Liens for homeowner and property owner association developments and assessments ,

     (19) Liens securing Refinancing Indebtedness; provided, that such Liens extend only to the assets securing the Indebtedness being refinanced,

     (20) Liens incurred in the ordinary course of business as security for the obligations of the Company, the Issuer and the Restricted Subsidiaries with respect to indemnification in respect of title insurance providers,

     (21) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Subsidiary of the Company or becomes a Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation or acquisition and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Subsidiary or acquired by the Company or its Subsidiaries,

     (22) Liens on property existing at the time of acquisition thereof by the Company or any Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition,

     (23) Liens existing on the Issue Date and any extensions, renewals or replacements thereof, and

     (24) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods.

     "Person" means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Preferred Stock" of any Person means all Capital Stock of such Person which has a preference in liquidation or with respect to the payment of dividends.

     "Property" of any Person means all types of real, personal, tangible, intangible or mixed property owned by such Person, whether or not included in the most recent consolidated balance sheet of such Person and its Subsidiaries under GAAP.

     "Public Equity Offering" means an underwritten public offering of Common Equity of the Company pursuant to an effective registration statement filed under the Securities Act (excluding registration statements filed on Form S-8 or any successor form).

     "Purchase Money Indebtedness" means Indebtedness of the Company, the Issuer or any Restricted Subsidiary incurred for the purpose of financing all or any part of the purchase price, or the cost of construction or improvement, of any property to be used in the ordinary course of business by the Company, the Issuer and the Restricted Subsidiaries; provided, however, that (1) the aggregate principal amount of such Indebtedness shall not exceed such purchase price or cost and (2) such Indebtedness shall be incurred no later than 90 days after the acquisition of such property or completion of such construction or improvement.

     "Qualified Stock" means Capital Stock of the Company other than Disqualified Stock.

     "Real Estate Business" means homebuilding, housing construction, real estate development or construction and related real estate activities, including the provision of mortgage financing or title insurance.

     "Refinancing Indebtedness" means Indebtedness (to the extent not Permitted Indebtedness) that refunds, refinances or extends any Indebtedness of the Company, the Issuer or any Restricted Subsidiary (to the extent not Permitted Indebtedness) outstanding on the Issue Date or other Indebtedness (to the extent not Permitted Indebtedness) permitted to be incurred by the Company, the Issuer or any Restricted Subsidiary pursuant to the terms of the Indenture, but only to the extent that

     (1) the Refinancing Indebtedness is subordinated, if at all, to the Notes or the Guarantees, as the case may be, to the same extent as the Indebtedness being refunded, refinanced or extended,

     (2) the Refinancing Indebtedness is scheduled to mature either (a) no earlier than the Indebtedness being refunded, refinanced or extended or (b) after the maturity date of the Notes,

     (3) the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Notes has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Indebtedness being refunded, refinanced or extended that is scheduled to mature on or prior to the maturity date of the Notes, and

     (4) such Refinancing Indebtedness is in an aggregate principal amount that is equal to or less than the aggregate principal amount then outstanding under the Indebtedness being refunded, refinanced or extended.

     "Restricted Payment" means any of the following:

     (1) the declaration or payment of any dividend or any other distribution on Capital Stock of the Company, the Issuer or any Restricted Subsidiary or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company, the Issuer or any Restricted Subsidiary (other than (a) dividends or distributions payable solely in Qualified Stock and (b) in the case of the Issuer or Restricted Subsidiaries, dividends or distributions payable to the Company, the Issuer or a Restricted Subsidiary);

     (2) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company, the Issuer or any Restricted Subsidiary (other than a payment made to the Company, the Issuer or any Restricted Subsidiary); and

     (3) any Investment (other than any Permitted Investment), including any Investment in an Unrestricted Subsidiary (including by the designation of a Subsidiary of the Company as an Unrestricted Subsidiary) and any amounts paid in accordance with clause (2) of the definition of Indebtedness.

     "Restricted Subsidiary" means any Subsidiary of the Company which is not an Unrestricted Subsidiary.

     "S&P" means Standard and Poor's Ratings Group or any successor to its debt rating business.

     "Significant Subsidiary" means any Subsidiary of the Company which would constitute a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X under the Securities Act and the Exchange Act as in effect on the Issue Date.

     "Subsidiary" of any Person means any corporation or other entity of which a majority of the Capital Stock having ordinary voting power to elect a majority of the Board of Directors or other persons performing similar functions is at the time directly or indirectly owned or controlled by such Person.

     "Trustee" means the party named as such above until a successor replaces such party in accordance with the applicable provisions of the Indenture and thereafter means the successor serving hereunder.

     "Unrestricted Subsidiary" means any Subsidiary of the Company so designated by a resolution adopted by the Board of Directors of the Company or a duly authorized committee thereof as provided below; provided that (a) the holders of Indebtedness thereof do not have direct or indirect recourse against the Company, the Issuer or any Restricted Subsidiary, and neither the Company, the Issuer nor any Restricted Subsidiary otherwise has liability for, any payment obligations in respect of such Indebtedness (including any undertaking, agreement or instrument evidencing such Indebtedness), except, in each case, to the extent that the amount thereof constitutes a Restricted Payment permitted by the Indenture, in the case of Non-Recourse Indebtedness, to the extent such recourse or liability is for the matters discussed in the last sentence of the definition of "Non-Recourse Indebtedness," or to the extent such Indebtedness is a guarantee by such Subsidiary of Indebtedness of the Company, the Issuer or a Restricted Subsidiary and (b) no holder of any Indebtedness of such Subsidiary shall have a right to declare a default on such Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity as a result of a default on any Indebtedness of the Company, the Issuer or any Restricted Subsidiary. The Unrestricted Subsidiaries will be the following: K. Hovnanian Mortgage, Inc., Hovnanian Financial Services I, Inc., Hovnanian Financial Services II, Inc., Hovnanian Financial Services III, Inc. and Hovnanian Financial Services IV, Inc.

     Subject to the foregoing, the Board of Directors of the Company or a duly authorized committee thereof may designate any Subsidiary in addition to those named above to be an Unrestricted Subsidiary; provided, however, that (1) the net amount (the "Designation Amount") then outstanding of all previous Investments by the Company and the Restricted Subsidiaries in such Subsidiary will be deemed to be a Restricted Payment at the time of such designation and will reduce the amount available for Restricted Payments under the "Limitations on Restricted Payments" covenant set forth in the Indenture, to the extent provided therein, (2) the Company must be permitted under the "Limitations on Restricted Payments" covenant set forth in the Indenture to make the Restricted Payment deemed to have been made pursuant to clause (1), and (3) after giving effect to such designation, no Default or Event of Default shall have occurred or be continuing. In accordance with the foregoing, and not in limitation thereof, Investments made by any Person in any Subsidiary of such Person prior to such Person's merger with the Company or any Restricted Subsidiary (but not in contemplation or anticipation of such merger) shall not be counted as an Investment by the Company or such Restricted Subsidiary if such Subsidiary of such Person is designated as an Unrestricted Subsidiary.

     The Board of Directors of the Company or a duly authorized committee thereof may also redesignate an Unrestricted Subsidiary to be a Restricted Subsidiary provided, however, that (1) the Indebtedness of such Unrestricted Subsidiary as of the date of such redesignation could then be incurred under the "Limitations on Indebtedness" covenant and (2) immediately after giving effect to such redesignation and the incurrence of any such additional Indebtedness, the Company and the Restricted Subsidiaries could incur $1.00 of additional Indebtedness under the first paragraph of the "Limitations on Indebtedness" covenant. Any such designation or redesignation by the Board of Directors of the Company or a committee thereof will be evidenced to the Trustee by the filing with the Trustee of a certified copy of the resolution of the Board of Directors of the Company or a committee thereof giving effect to such designation or redesignation and an Officers' Certificate certifying that such designation or redesignation complied with the foregoing conditions and setting forth the underlying calculations of such Officers' Certificate. The designation of any Person as an Unrestricted Subsidiary shall be deemed to include a designation of all Subsidiaries of such Person as Unrestricted Subsidiaries; provided, however, that the ownership of the general partnership interest (or a similar member's interest in a limited liability company) by an Unrestricted Subsidiary shall not cause a Subsidiary of the Company of which more than 95% of the equity interest is held by the Company or one or more Restricted Subsidiaries to be deemed an Unrestricted Subsidiary.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness or portion thereof at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including, without limitation, payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by
(ii) the sum of all such payments described in clause (i)(a) above.

Concerning the Trustee

     The indenture contains certain limitations on the rights of the trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate that conflict within 90 days, apply to the SEC for permission to continue or resign.

     The holders of a majority in principal amount of the outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an Event of Default shall occur (which shall not be cured), the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless that holder shall have offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Additional Information

     Anyone who receives this prospectus may obtain a copy of the indenture and registration rights agreement without charge by writing to Hovnanian at 10 Highway 35, Red Bank, NJ 07701, Attention: Corporate Controller.

Book-Entry, Delivery and Form

     We initially offered and sold the outstanding notes to QIBs in reliance on Rule 144A ("Rule 144A Notes"). We also offered and sold in offshore transactions in reliance on Regulation S ("Regulation S Notes").

     Rule 144A Notes were initially represented by one or more notes in registered, global form without interest coupons (collectively, the "Rule 144A Global Notes"). The Rule 144A Global Notes were deposited upon issuance with the trustee as custodian for The Depository Trust Company ("DTC"), in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant as described below. Regulation S Notes were initially were represented by one or more temporary Global Notes in registered, global form without interest coupons (collectively, the "Regulation S Temporary Global Notes"). The Regulation S Temporary Global Notes are registered in the name of a nominee of DTC for credit to the subscribers' respective accounts at Euroclear and Clearstream. Beneficial interests in the Regulation S Temporary Global Notes may be held only through Euroclear or Clearstream.

     Within a reasonable time period after the expiration of the period of 40 days commencing on the day after the latest of the commencement of the private offering and the original Issue Date (as defined) of the notes (such period through and including such 40th day, the "Restricted Period"), the Regulation S Temporary Global Notes will be exchanged for one or more permanent Global Notes (collectively, the "Regulation S Permanent Global Notes" and, together with the Regulation S Temporary Global Notes, the "Regulation S Global Notes" (the Regulation S Global Notes and Rule 144A Global Notes, collectively being the "Global Notes")) upon delivery to DTC of certification of compliance with the transfer restrictions applicable to the notes and pursuant to Regulation S as provided in the indenture. During the Restricted Period, beneficial interests in the Regulation S Temporary Global Notes were held only through Euroclear or Clearstream (as indirect participants in DTC), unless transferred to a person that takes delivery in the form of an interest in the corresponding Rule 144A Global Notes in accordance with the certification requirements described below. See "--Book-Entry, Delivery and Form--Exchanges between Regulation S Notes and Rule 144A Notes." Beneficial interests in the Rule 144A Global Notes may not be exchanged for beneficial interests in the Regulation S Global Notes at any time except in the limited circumstances described below. See "--Book-Entry, Delivery and Form--Exchanges between Regulation S Notes and Rule 144A Notes."

     Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for notes in certificated form ("Certificated Notes") except in the limited circumstances described below. See "--Book-Entry, Delivery and Form--Exchange of Book-Entry Notes for Certificated Notes."

     Rule 144A Notes (including beneficial interests in the Rule 144A Global Notes) were subject to certain restrictions on transfer and will bear a restrictive legend as described under "Notice to Investors." In addition, transfer of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

     The notes may be presented for registration of transfer and exchange at the offices of the Registrar.

Depository Procedures

     DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of Participants. The Participants include securities brokers and dealers (including the initial purchaser), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

     DTC has also advised us that pursuant to procedures established by it,

     (1) upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the initial purchaser with portions of the principal amount of Global Notes; and

     (2) ownership of such interests in the Global Notes will be shown on, and the transfer ownership thereof will be effected only through, records maintained by DTC (with respect to Participants) or by Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Notes).

     Investors in the Rule 144A Global Notes may hold interests therein directly through DTC or indirectly through organizations such as Euroclear and Clearstream. Investors in the Regulation S Global Notes must initially hold their interests therein through Euroclear or Clearstream, if they are Participants in such systems, or indirectly through organizations which are Participants in such systems. After the expiration of the Restricted Period (but not earlier), investors may also hold interests in the Regulation S Global Notes through organizations other than Euroclear and Clearstream that are Participants in the DTC system. Euroclear and Clearstream will hold interests in the Regulation S Global Notes on behalf of their Participants through customers' securities accounts in their respective names on the books of their respective depositaries. The depositaries, in turn, will hold such interests in the Regulation S Global Notes in customers' securities accounts in the depositaries' names on the books of DTC. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held by Euroclear or Clearstream may also be subject to the procedures and requirements of such system.

     The laws of some states require that certain persons take physical delivery in definitive form of securities they own. Consequently, the ability to transfer beneficial interest in a Global Note to such persons may be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having a beneficial interest in a Global Note to pledge such interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of physical certificate evidencing such interests. For certain other restrictions on the transferability of the notes, see "--Book-Entry, Delivery and Form--Exchange of Book-Entry Notes for Certificated Notes" and "--Book-Entry, Delivery and Form-- Exchanges between Regulation S Notes and Rule 144A Notes."

     Except as described below, owners of interests in the Global Notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or holders thereof under the indenture for any purpose.

     Payments in respect of the principal and premium and liquidated damages, if any, and interest on a Global Note registered in the name of DTC or its nominee will be payable by the trustee to DTC or its nominee in its capacity as the registered holder under the indenture. Under the terms of the indenture, we and the trustee will treat the persons in whose names the notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever.

     Consequently, none of us, the trustee nor any agent of the Company or the trustee has or will have any responsibility or liability for:

     (1) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Notes, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Notes; or

     (2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

     DTC has advised the Company that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in principal amount of beneficial interests in the relevant security such as the Global Notes as shown on the records of DTC. Payments by Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will not be the responsibility of DTC, the trustee or the Company. Neither the Company nor the trustee will be liable for any delay by DTC or its Participants in identifying the beneficial owners of the notes, and the Company and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee as the registered owner of the notes for all purposes.

     Except for trades involving only Euroclear and Clearstream participants, interests in the Global Notes will trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants.

     Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds. Transfers between Participants in Euroclear and Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.

     Subject to compliance with the transfer restrictions applicable to the notes described herein, cross-market transfers between Participants in DTC, on the one hand, and Euroclear or Clearstream Participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement applicable to DTC. Euroclear Participants and Clearstream Participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream.

     Because of time zone differences, the securities accounts of a Euroclear or Clearstream Participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream Participant, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream Participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC's settlement date. DTC has advised the Company that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Participants to whose account DTC interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants have given direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange Global Notes for legended notes in certificated form, and to distribute such notes to its Participants.

     The information in this section concerning DTC, Euroclear and Clearstream and their book-entry systems has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

     Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Regulation S Global Notes and in the Rule 144A Global Notes among Participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. None of the Company, the initial purchaser or the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective Participants or indirect Participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Book-Entry Notes for Certificated Notes

     A Global Note is exchangeable for Certificated Notes if:

     (1) DTC (a) notifies the Company that it is unwilling or unable to continue as depositary for the Global Note and the Company thereupon fails to appoint a successor depositary or (b) has ceased to be a clearing agency registered under the Exchange Act;

     (2) The Company, at its option, notifies the trustee in writing that it elects to cause the issuance of the notes in certificated form; or

     (3) there shall have occurred and be continuing to occur a Default or an Event of Default with respect to the notes.

     In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon request but only upon at least 20 days' prior written notice given to the trustee by or on behalf of DTC in accordance with customary procedures. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interest therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures) and will bear, in the case of the Rule 144A Global Notes or the Regulation S Temporary Global Notes, the restrictive legend referred to in "Notice to Investors" unless the Company determines otherwise, in compliance with applicable law.

Exchanges between Regulation S Notes and Rule 144A Notes

     Prior to the expiration of the Restricted Period, a beneficial interest in the Regulation S Global Notes were to be transferred to a person who takes delivery in the form of an interest in the corresponding Rule 144A Global Notes only upon receipt by the trustee of a written certification from the transferor to the effect that such transfer is being made

     (1) to a person whom the transferor reasonably believes is a Qualified Institutional Buyer in a transaction meeting the requirements of Rule 144A; or

     (2) pursuant to another exemption from the registration requirements under the Securities Act which is accompanied by an opinion of counsel regarding availability of such exemption; and

     (3) in accordance with all applicable securities laws of any state of the United States or any other jurisdiction.

     Beneficial interests in the Rule 144A Global Notes may be transferred to a person who takes delivery in the form of an interest in the Regulation S Global Notes, whether before or after the expiration of the Restricted Period, only if the transferor first delivers to the trustee a written certificate to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 (if available) and that, if such transfer occurs prior to the expiration of the Restricted Period, the interest transferred will be held immediately thereafter through Euroclear or Clearstream.

     Any beneficial interest in one of the Global Notes that is transferred to a person who takes delivery in the form of an interest in another Global Note will, upon transfer, cease to be an interest in such Global Note and become an interest in such other Global Note, and accordingly, will thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

     Transfers involving an exchange of a beneficial interest in the Regulation S Global Notes for a beneficial interest in the Rule 144A Global Notes or vice versa will be effected by DTC by means of an instruction originated by the trustee through the DTC/Deposit Withdraw at Custodian system. Accordingly, in connection with such transfer, appropriate adjustments will be made to reflect a decrease in the principal amount of the Regulation S Global Notes and a corresponding increase in the principal amount of the Rule 144A Global Notes or vice versa, as applicable.

Payments; Certifications by Holders of the Regulation S Temporary Global Notes

     A holder of a beneficial interest in the Regulation S Temporary Global Notes must provide Euroclear or Clearstream, as the case may be, with a certificate in the form required by the indenture certifying that the beneficial owner of the interest in the Regulation S Temporary Global Notes is either not a U.S. Person (as defined below) or has purchased such interest in a transaction that is exempt from the registration requirements under the Securities Act (the "Regulation S Certificate"), and Euroclear or Clearstream, as the case may be, must provide to the trustee (or the Paying Agent if other than the trustee) a certificate in the form required by the indenture, prior to any exchange of such beneficial interest for a beneficial interest in the Regulation S Permanent Global Notes.

     "U.S. Person" means

     (1)  any individual resident in the United States;

     (2) any partnership or corporation organized or incorporated under the laws of the United States;

     (3) any estate of which an executor or administrator is a U.S. Person (other than an estate governed by foreign law and of which at least one executor or administrator is a non-U.S. Person who has sole or shared investment discretion with respect to its assets);

     (4) any trust of which any trustee is a U.S. Person (other than a trust of which at least one trustee is a non-U.S. Person who has sole or shared investment discretion with respect to its assets and no beneficiary of the trust (and no settlor if the trust is revocable) is a U.S. Person):

     (5)  any agency or branch of a foreign entity located in the United States;

     (6) any non-discretionary or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. Person;

     (7) any discretionary or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States (other than such an account held for the benefit or account of a non-U.S. Person):

     (8) any partnership or corporation organized or incorporated under the laws of a foreign jurisdiction and formed by a U.S. Person principally for the purpose of investing in securities not registered under the Securities Act (unless it is organized or incorporated, and owned, by accredited investors within the meaning of Rule 501(a) under the Securities Act who are not natural persons, estates or trusts); provided, however, that the term "U.S. Person" shall not include:

          (a) a branch or agency of a U.S. Person that is located and operating outside the United States for valid business purposes as a locally regulated branch or agency engaged in the banking or insurance business;

          (b) any employee benefit plan established and administered in accordance with the law, customary practices and documentation of a foreign country; and

          (c) the international organizations set forth in Section 902(o)(7) of Regulation S under the Securities Act and any other similar international organizations, and their agencies, affiliates and pension plans.

Certificated Notes

     Subject to certain conditions, any person having a beneficial interest in the Global Note may, upon request to the trustee, exchange such beneficial interest for notes in the form of Certificated Notes. Upon any such issuance, the trustee is required to register such Certificated Notes in the name of, and cause the same to be delivered to, such person or persons (or the nominee of any thereof). All such Certificated Notes issued in exchange for the Rule 144A Global Note or the Regulation S Temporary Global Note would be subject to the legend requirements described herein under "Notice to Investors." In addition, if:

     (1) We notify the trustee in writing that the Depositary is no longer willing or able to act as a depositary and we are unable to locate a qualified successor within 90 days; or

     (2) We, at our option, notify the trustee in writing that we elect to cause the issuance of notes in the form of Certificated Notes under the indenture;

then, upon surrender by the Global Note holder of its Global Note, Certificated Notes will be issued to each person that the Global Note holder and the Depositary identify as being the beneficial owner of the related notes.

     Neither we nor the trustee will be liable for any delay by the Global Note holder or the Depositary in identifying the beneficial owners of notes and we and the trustee may conclusively rely on, and will be protected in relying on, instructions from the Global Note holder or the Depositary for all purposes.

Same Day Settlement And Payment

     The indenture requires that payments in respect of the notes represented by the Global Note (including principal, premium, if any, interest and liquidated damages, if any) be made by wire transfer of immediately available next day funds to the accounts specified by the Global Note holder. With respect to Certificated Notes, we will make all payments of principal, premium, if any, interest and liquidated damages, if any, by wire transfer of immediately available funds to the accounts specified by the holders thereof or, if no such account is specified, by mailing a check to each such holder's registered address. We expect that secondary trading in the Certificated Notes will also be settled in immediately available funds.

Registration Rights; Liquidated Damages

     The Company, the Issuer, the Guarantors and the initial purchasers entered into the registration rights agreement on October 2, 2000. Pursuant to the registration rights agreement, the Company, the Issuer and the Guarantors agreed to file with the SEC the Exchange Offer Registration Statement on the appropriate form under the Securities Act with respect to the exchange notes. Upon the effectiveness of the Exchange Offer Registration Statement, the Issuer will offer to the holders of Transfer Restricted Securities pursuant to the Exchange Offer who are able to make certain representations the opportunity to exchange their Transfer Restricted Securities for New Notes. If:

     (1) the Issuer is not required to file the Exchange Offer Registration Statement or permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or SEC policy; or

     (2) any holder of Transfer Restricted Securities notifies the Issuer in writing prior to the 20th business day following consummation of the exchange offer that:

          (a) based on an opinion of counsel, it is prohibited by law or SEC policy from participating in the exchange offer; or

          (b) it is a broker-dealer and owns notes acquired directly from the Issuer,

the Company, the Issuer and the Guarantors will file with the SEC a Shelf Registration Statement to cover resales of the notes by the holders thereof who satisfy certain conditions relating to the provisions of information in connection with the Shelf Registration Statement.

     The Company, the Issuer and the Guarantors will use their reasonable best efforts to cause the applicable registration statement to be declared effective as promptly as possible by the SEC.

     For purposes of the preceding, "Transfer Restricted Securities" means each:

     (1)  note, until the earliest to occur of:

          (a) the date on which that note is exchanged in the Exchange Offer for a New Note which is entitled to be resold to the public by the holder thereof without complying with the prospectus delivery requirements of the Securities Act;

          (b) the date on which that note has been disposed of in accordance with a Shelf Registration Statement (and purchasers thereof have been issued New Notes); or

          (c) the date on which that note is distributed to the public pursuant to Rule 144 under the Securities Act; and

     (2)  New Note issued to a broker-dealer until the date on which that New
          Note is disposed of by that broker-dealer pursuant to the "Plan of Distribution" contemplated by the Exchange Offer Registration Statement (including the delivery of the prospectus contained therein).

     The registration rights agreement provides that:

     (1) The Company, the Issuer and the Guarantors will file an Exchange Offer Registration Statement with the SEC on or prior to 90 days after the Closing Date;

     (2) the Company, the Issuer and the Guarantors will use their reasonable best efforts to have the Exchange Offer Registration Statement declared effective by the SEC on or prior to 150 days after the Closing Date;

     (3) unless the Exchange Offer would not be permitted by applicable law or SEC policy, the Company, the Issuer and the Guarantors will commence the Exchange Offer, keep the Exchange Offer open for a period of not less than 20 business days and use their reasonable best efforts to issue, on or prior to 30 business days after the date on which the Exchange Offer Registration Statement was declared effective by the SEC, New Notes in exchange for all notes tendered prior thereto in the Exchange Offer; and

     (4) if obligated to file the Shelf Registration Statement, the Company, the Issuer and the Guarantors will file the Shelf Registration Statement with the SEC on or prior to 30 days after that filing obligation arises and use their reasonable best efforts to cause the Shelf Registration to be declared effective by the SEC on or prior to 90 days after that obligation arises.

     The Company, the Issuer and the Guarantors will pay liquidated damages to each holder of notes upon the occurrence of any of the following:

     (1) the Company, the Issuer and the Guarantors fail to file any of the Registration Statements required by the registration rights agreement on or before the date specified for that filing;

     (2) any of such Registration Statements is not declared effective by the SEC on or prior to the date specified for that effectiveness (the "Effectiveness Target Date");

     (3) the Issuer fails to consummate the Exchange Offer within 40 business days of the Effectiveness Target Date with respect to the Exchange Offer Registration Statement; or

     (4) the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the periods specified in the registration rights agreement

(each such event referred to in clauses (1) through (4) above a "Registration Default").

     Such liquidated damages shall be:

     (1) with respect to the first 90-day period immediately following the occurrence of the first Registration Default, an amount equal to $.05 per week per $1,000 principal amount of notes held by that holder; and

     (2) an additional $.05 per week per $1,000 principal amount of notes with respect to each subsequent 90- day period until all Registration Defaults have been cured, up to a maximum amount of liquidated damages for all Registration Defaults of $.25 per week per $1,000 principal amount of notes.

     All accrued liquidated damages will be paid on each Damages Payment Date to the Global Note holder by wire transfer of immediately available funds or by federal funds check and to holders of Certificated Securities by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified. Following the cure of all Registration Defaults, the accrual of liquidated damages will cease.

     Holders of notes will be required to make certain representations to the Company, the Issuer and the Guarantors (as described in the registration rights agreement) in order to participate in the Exchange Offer and will be required to deliver certain information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the registration rights agreement in order to have their notes included in the Shelf Registration Statement and benefit from the provisions regarding liquidated damages set forth above with respect to the Shelf Registration Statement.

           MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

Exchange of Notes

     The exchange of outstanding notes for exchange notes in the exchange offer will not constitute a taxable event to holders for U.S. Federal Income Tax purposes. Consequently, no gain or loss will be recognized by a holder upon receipt of an exchange note, the holding period of the exchange note will include the holding period of the outstanding note and the basis of the exchange note will be the same as the basis of the outstanding note immediately before the exchange.

     In any event, persons considering the exchange of outstanding notes for exchange notes should consult their own tax advisors concerning the United States federal income tax consequences in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction.

                             PLAN OF DISTRIBUTION

     Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of one-year after the consummation date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

     We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes, or through a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices, or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale or exchange notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is in an "underwriter" within the meaning of the Securities Act.

     We have agreed, for a period of one year after the consummation date to promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have also agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the initial purchasers of the outstanding notes directly from us) and will indemnify the holders of the notes (including any broker-dealers) against certain liabilities, including liabilities under the statement of a material fact contained in the registration statement or prospectus or (2) an omission or alleged omission to state in the registration statement or the prospectus a material fact that is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. This indemnification obligation does not extend to statements or omissions in the registration statement or prospectus made in reliance upon and in conformity with written information pertaining to the holder that is furnished in writing to us by or on behalf of the holder.

                          FORWARD-LOOKING STATEMENTS

     This offering memorandum includes "forward-looking statements" including, in particular, the statements about our plans, strategies and prospects under the headings "Prospectus Summary." Although we believe that our plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, we can give no assurance that such plans, intentions or expectations will be achieved. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this offering memorandum, including under the heading "Risk Factors." All forward-looking statements attributable to the Company or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements and risk factors contained throughout this prospectus.

                                 LEGAL MATTERS

     Certain legal matters relating to the exchange notes offered hereby will be passed upon for us by Simpson Thacher & Bartlett, New York, New York.

                                    EXPERTS

     The consolidated financial statements of Hovnanian Enterprises, Inc. appearing in Hovnanian Enterprises, Inc.'s Annual Report (Form 10-K) for the year ended October 31, 1999 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

     The consolidated financial statements incorporated in this prospectus by reference from Washington Homes, Inc.'s Current Report on Form 8-K dated September 20, 2000, for the year ended July 31, 2000 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION

     We are subject to the informational requirements of the Securities Exchange Act of 1934, and file reports, proxy statements and other information with the Commission. You may read and copy any reports, proxy statements and other information at the Commission's public reference room at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its regional offices located at 500 West Madison Street, 14th Floor, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material also can be obtained by mail from the Public Reference Section of the Commission, at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at the prescribed rates. The Commission also maintains a website that contains reports, proxy and information statements and other information. The website address is: http://www.sec.gov. Hovnanian's Class A Common Stock is listed on the American Stock Exchange, and reports, proxy statements and other information also can be inspected at the offices of the American Stock Exchange, 86 Trinity Place, New York, New York 10006.

     This prospectus is part of a registration statement filed with the SEC. The SEC allows us to "incorporate by reference" selected documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below filed under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act.

     Hovnanian has filed the following documents with the Commission and these documents are incorporated herein by reference:

     . Annual Report on Form 10-K for the fiscal year ended October 31, 1999, Registration File No. 1-8551, and

     . Quarterly Reports on Form 10-Q for the quarters ended January 31, 2000, April 30, 2000 and July 31, 2000, Registration File No. 1-8551

     . Current Report on Form 8-K of Washington Homes, Inc. filed on September 20, 2000.

     .    Current Report on Form 8-K filed on December 14, 2000.

     All documents filed by Hovnanian pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering made by this prospectus are to be incorporated herein by reference. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

     Hovnanian will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the information incorporated by reference in this prospectus, other than exhibits to such information (unless such exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests for such copies should be directed to Paul W. Buchanan, Senior Vice President--Corporate Controller, Hovnanian Enterprises, Inc., 10 Highway 35, P.O. Box 500, Red Bank, New Jersey 07701, (telephone: (732) 747-7800).

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers

         Hovnanian is a Delaware corporation. Section 145 of the General Corporation Law of the State of Delaware grants each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of being or having been in any such capacity, if he acted in good faith in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.
Section 1029(b)(7) of the General Corporation Law of the State of Delaware enables a corporation in its certificate of incorporation or an amendment thereto validly approved by stockholders to limit or eliminate the personal liability of the members of its board of directors for violations of the directors' fiduciary duty of care.

         Article EIGHTH of Hovnanian's Restated Certificate of Incorporation contains the following provisions with respect to indemnification:

         No director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that this Article shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. This Article shall not eliminate or limit the liability of a director for any act or omission occurring prior to the date on which this Article becomes effective. Any repeal or modification of this Article Eighth shall not adversely affect any right or protection of a director of the Company existing hereunder with respect to any act or omission occurring prior to the time of such repeal or modification.

         Hovnanian maintains a liability insurance policy providing coverage for its directors and officers in an amount up to an aggregate limit of $10,000,000 for any single occurrence.

         K. Hovnanian is a New Jersey corporation. Subsection 2 of Title 14A,
Section 3-5 of the New Jersey Statutes grants any corporation organized for any purpose under any general or special law of New Jersey the power to indemnify a corporate agent against his expenses and liabilities in connection with any proceeding involving the corporate agent by reason of his being or having been such a corporate agent, other than a proceeding by or in the right of the corporation, if (a) such corporate agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; and (b) with respect to any criminal proceeding, such corporate agent had no reasonable cause to believe his conduct was unlawful. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent does not by itself create a presumption that the corporate agent did not meet such applicable standards of conduct. Section 3 of Title 14A, Section 3-5 of the New Jersey Statutes grants any corporation organized under any general or special law of New Jersey the power to indemnify a director, officer, employee or agent of a corporation against his expenses in connection with any proceeding by or in the right of the corporation, which involves him by reason of his having been a corporate agent, if he acted in good faith and in a manner he reasonably believed be in or not opposed to the best interests of the corporation. However, no indemnification shall be provided in respect of any claim, issue or matter in which the corporate agent shall is adjudged to be liable to the corporation, unless and only to the extent that the Superior Court or the court in which the proceeding was brought determines, upon application, that despite the adjudication of liability, but in view of all circumstances of the case, the corporate agent is fairly and reasonably entitled to indemnity for expenses deemed proper by the Superior Court or such other court. Corporations organized for any purpose under any general or special law of New Jersey shall indemnify a corporate agent against expenses to the extent that such corporate agent has been successful on the merits or otherwise in any proceeding referred to in subsections 2 and 3 of Title 14A, Section 3-5.

         Subsection 4 provides that any indemnification under these subsections, unless ordered by a court under subsection 3, may be made by the corporation only as authorized in a specific case upon a determination that indemnification is proper in the circumstances because the corporate agent met the applicable standard of (a) good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and (b) with respect to any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Subsection 5 provides that unless provided for in the certificate of incorporation or bylaws, such determination shall be made (a) by the board of directors or a committee thereof, acting by a majority vote of a quorum consisting of directors who were not parties to or otherwise involved in the proceeding; or (b) if such quorum is not obtainable, or even if obtainable and such quorum directs, by written opinion of independent legal counsel designated by the board of directors; or (c) by the shareholders if the certificate of incorporation or bylaws or a resolution of the board of directors or of the shareholders so directs. Subsection 7 provides that if a corporation on application by a corporate agent fails or refuses to provide indemnification as required or permitted by this section, a corporate agent may apply to a court for an award of indemnification by the corporation. This section does not exclude any other rights to which a corporate agent may be entitled under a certificate of incorporation, bylaw, agreement, vote of shareholders, or otherwise; provided that no indemnification is made if a final adjudication adverse to the corporate agent establishes that his acts or omissions (a) were in breach of his duty of loyalty to the corporation or its shareholders, as defined under New Jersey law, (b) were not in good faith or involved a knowing violation of law or (c) resulted in receipt by the corporate agent of an improper personal benefit.

         Except as required by subsection 4, no indemnification shall be made or expenses advanced by a corporation or shall be ordered by a court if such action would be inconsistent with a provision of the certificate of incorporation, a bylaw, a resolution of the board of directors or of the shareholders, an agreement or other proper corporate action in effect at the time of the accrual of the alleged cause of action asserted in the proceeding, which prohibits, limits or otherwise conditions the exercise of indemnification powers by the corporation or the rights to which a corporate agent may be entitled.

         Neither K. Hovnanian's Certificate of Incorporation nor its bylaws contain any provisions relating to indemnity.

Item 21.  Exhibits and Financial Statement Schedules

(a) Exhibits

1.1 Purchase Agreement, dated September 27, 2000 among K. Hovnanian Enterprises, Inc., Hovnanian Enterprises, Inc. and certain of its Subsidiaries and Donaldson, Lufkin and Jenrette Securities Corporation, Salomon Smith Barney, Inc. and PNC Capital Markets, Inc.
4.1 Indenture, dated as of October 2, 2000 among K. Hovnanian Enterprises, Inc., the Guarantors party named therein, and First Union National Bank as trustee.
4.2 Registration Rights Agreement, dated as of October 2, 2000 among K. Hovnanian Enterprises, Inc., Hovnanian Enterprises, Inc. and certain of its Subsidiaries and Donaldson, Lufkin and Jenrette Securities Corporation, Salomon Smith Barney, Inc. and PNC Capital Markets, Inc.
5.1      Opinion of Simpson Thacher & Bartlett *
12.1     Statement re: Computation of Ratios of Earnings to Fixed Charges*
21.1     Subsidiaries of the Registrant
23.1     Consent of Simpson Thacher & Bartlett (contained in 5.1)*
23.2     Consent of Ernst & Young LLP
23.3     Consent of Deloitte & Touche LLP
24.1     Powers of Attorney
25.1 Statement of eligibility and qualification under the Trust Indenture Act of 1939
99.1     Form of Letter of Transmittal
99.2 Form of Letter to Securities Dealers, Commercial Banks, Trust Companies and Other Nominees
99.3     Form of Letter to Clients
99.4     Form of Notice of Guaranteed Delivery
* To be filed.

Item 22.  Undertakings

The undersigned registrant hereby undertakes:

1. To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

2. To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore unenforceable.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, Hovnanian Enterprises, Inc. certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Red Bank, State of New Jersey, on December 27, 2000.

                                                  HOVNANIAN ENTERPRISES, INC.


                                                  By: /s/ J. Larry Sorsby
                                                      --------------------------
                                                      J. Larry Sorsby
                                                      Executive Vice President
                                                      Chief Financial Officer

                               POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints J. Larry Sorsby and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

------------------------------------------------------------------------------------------------------------------------
                 Signature                                    Title                                    Date
                 ---------                                    -----                                    ----
------------------------------------------------------------------------------------------------------------------------
         /s/ Kevork S. Hovnanian
         ----------------------------        Chairman of the Board                         December 27, 2000
             Kevork S. Hovnanian
------------------------------------------------------------------------------------------------------------------------
         /s/ Ara K. Hovnanian
         -----------------------------       Chief Executive Officer, President and        December 27, 2000
             Ara K. Hovnanian                Director
------------------------------------------------------------------------------------------------------------------------
         /s/ Paul W. Buchanan
         -----------------------------       Senior Vice President - Corporate             December 27, 2000
             Paul W. Buchanan                Controller and Director
------------------------------------------------------------------------------------------------------------------------
         /s/ Peter S. Reinhart
         -----------------------------       Senior Vice President, General                December 27, 2000
             Peter S. Reinhart               Counsel/Secretary and Director
------------------------------------------------------------------------------------------------------------------------
         /s/ J. Larry Sorsby
         -----------------------------       Executive Vice President, Chief               December 27, 2000
             J. Larry Sorsby                 Financial Officer and Director
------------------------------------------------------------------------------------------------------------------------

         _____________________________       Director                                      December __, 2000
         Arthur M. Greenbaum
------------------------------------------------------------------------------------------------------------------------

         _____________________________       Director                                      December __, 2000
         Desmond P. McDonald
------------------------------------------------------------------------------------------------------------------------

         _____________________________       Director                                      December __, 2000
         Stephen D. Weinroth
------------------------------------------------------------------------------------------------------------------------

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

-------------------------------------------------------------------------------------------------------------------
                 Signature                                    Title                               Date
                 ---------                                    -----                               ----
-------------------------------------------------------------------------------------------------------------------
      /s/ Kevork S. Hovnanian                 Chairman of the Board                    December 27, 2000
      ----------------------------------
          Kevork S. Hovnanian
-------------------------------------------------------------------------------------------------------------------
      /s/ Ara K. Hovnanian                    Chief Executive Officer,                 December 27, 2000
      ----------------------------------      President and Director
          Ara K. Hovnanian
-------------------------------------------------------------------------------------------------------------------
      /s/ Paul W. Buchanan                    Senior Vice President -                  December 27, 2000
      ----------------------------------      Corporate Controller and Director
          Paul W. Buchanan
-------------------------------------------------------------------------------------------------------------------
      /s/ Peter S. Reinhart                   Senior Vice President, General           December 27, 2000
      ----------------------------------      Counsel/Secretary and Director
          Peter S. Reinhart
-------------------------------------------------------------------------------------------------------------------
      /s/ J. Larry Sorsby                      Executive Vice President, Chief         December 27, 2000
      ----------------------------------       Financial Officer and Director
          J. Larry Sorsby
-------------------------------------------------------------------------------------------------------------------
                                               Director                                December __, 2000
      __________________________________
          Arthur M. Greenbaum
-------------------------------------------------------------------------------------------------------------------
                                               Director                                December __, 2000
      __________________________________
          Desmond P. McDonald
-------------------------------------------------------------------------------------------------------------------
                                               Director                                December __, 2000
      __________________________________
          Stephen D. Weinroth
-------------------------------------------------------------------------------------------------------------------

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended,
K. Hovnanian Enterprises, Inc. certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Red Bank, State of New Jersey, December 27, 2000.

                                          K. HOVNANIAN ENTERPRISES, INC.


                                          By: /s/ J. Larry Sorsby
                                              ----------------------------
                                              J. Larry Sorsby
                                              Executive Vice President
                                              Chief Financial Officer

                               POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints J. Larry Sorsby and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

------------------------------------------------------------------------------------------------------------------------
                 Signature                              Title                                    Date
                 ---------                              -----                                    ----
------------------------------------------------------------------------------------------------------------------------
        /s/ Kevork S. Hovnanian
        ---------------------------          Chairman of the Board                         December 27, 2000
            Kevork S. Hovnanian
------------------------------------------------------------------------------------------------------------------------
        /s/ Ara K. Hovnanian
        ---------------------------          Chief Executive Officer, President and        December 27, 2000
             Ara K. Hovnanian                Director
------------------------------------------------------------------------------------------------------------------------
        /s/ Paul W. Buchanan
        ---------------------------          Senior Vice President - Corporate             December 27, 2000
             Paul W. Buchanan                Controller and Director
------------------------------------------------------------------------------------------------------------------------
        /s/ Peter S. Reinhart
        ---------------------------          Senior Vice President, General                December 27, 2000
             Peter S. Reinhart               Counsel/Secretary and Director
------------------------------------------------------------------------------------------------------------------------
        /s/ J. Larry Sorsby
        ---------------------------          Executive Vice President, Chief               December 27, 2000
              J. Larry Sorsby                Financial Officer and Director
------------------------------------------------------------------------------------------------------------------------

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

-------------------------------------------------------------------------------------------------------------------
                 Signature                                    Title                            Date
                 ---------                                    -----                            ----
-------------------------------------------------------------------------------------------------------------------
        /s/ Kevork S. Hovnanian              Chairman of the Board                    December 27, 2000
        -------------------------------
            Kevork S. Hovnanian
-------------------------------------------------------------------------------------------------------------------
        /s/ Ara K. Hovnanian                 Chief Executive Officer,                 December 27, 2000
        -------------------------------
             Ara K. Hovnanian                President and Director
-------------------------------------------------------------------------------------------------------------------
        /s/ Paul W. Buchanan                 Senior Vice President - Corporate        December 27, 2000
        -------------------------------
             Paul W. Buchanan                Controller and Director
-------------------------------------------------------------------------------------------------------------------
        /s/ Peter S. Reinhart                Senior Vice President, General           December 27, 2000
        -------------------------------
             Peter S. Reinhart               Counsel/Secretary and Director
-------------------------------------------------------------------------------------------------------------------
        /s/ J. Larry Sorsby                  Executive Vice President, Chief          December 27, 2000
        -------------------------------
              J. Larry Sorsby                Financial Officer and Director
-------------------------------------------------------------------------------------------------------------------

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, each of the Registrants, as listed on the attached Schedule of Subsidiary Registrants has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Red Bank, State of New Jersey, on December 27, 2000.

                              Registrants (as listed on the attached Schedule of Subsidiary Registrants)


                              By: /s/ J. Larry Sorsby
                                  ------------------------------------------
                                  J. Larry Sorsby
                                  Executive Vice President
                                  Chief Financial Officer


                               POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints J. Larry Sorsby and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

-------------------------------------------------------------------------------------------------------------------
                 Signature                                    Title                               Date
                 ---------                                    -----                               ----
-------------------------------------------------------------------------------------------------------------------
        /s/ Kevork S. Hovnanian              Chairman of the Board                    December 27, 2000
        ---------------------------
            Kevork S. Hovnanian
-------------------------------------------------------------------------------------------------------------------
        /s/ Ara K. Hovnanian                 Chief Executive Officer,                 December 27, 2000
        ---------------------------
            Ara K. Hovnanian                 President and Director
-------------------------------------------------------------------------------------------------------------------
        /s/ Paul W. Buchanan                 Senior Vice President - Corporate        December 27, 2000
        ---------------------------
            Paul W. Buchanan                 Controller and Director
-------------------------------------------------------------------------------------------------------------------
        /s/ Peter S. Reinhart                Senior Vice President, General           December 27, 2000
        ---------------------------
            Peter S. Reinhart                Counsel/Secretary and Director
-------------------------------------------------------------------------------------------------------------------
        /s/ J. Larry Sorsby                  Executive Vice President, Chief          December 27, 2000
        ---------------------------
            J. Larry Sorsby                  Financial Officer and Director
-------------------------------------------------------------------------------------------------------------------

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

-------------------------------------------------------------------------------------------------------------------
                 Signature                                    Title                               Date
                 ---------                                    -----                               ----
-------------------------------------------------------------------------------------------------------------------
        /s/ Kevork S. Hovnanian              Chairman of the Board                    December 27, 2000
        ---------------------------
            Kevork S. Hovnanian
-------------------------------------------------------------------------------------------------------------------
        /s/ Ara K. Hovnanian                 Chief Executive Officer,                 December 27, 2000
        ---------------------------
            Ara K. Hovnanian                 President and Director
-------------------------------------------------------------------------------------------------------------------
        /s/ Paul W. Buchanan                 Senior Vice President - Corporate        December 27, 2000
        ---------------------------
            Paul W. Buchanan                 Controller and Director
-------------------------------------------------------------------------------------------------------------------
        /s/ Peter S. Reinhart                Senior Vice President, General           December 27, 2000
        ---------------------------
            Peter S. Reinhart                Counsel/Secretary and Director
-------------------------------------------------------------------------------------------------------------------
        /s/ J. Larry Sorsby                  Executive Vice President, Chief          December 27, 2000
        ---------------------------
            J. Larry Sorsby                  Financial Officer and Director
-------------------------------------------------------------------------------------------------------------------